  As filed with the Securities and Exchange Commission on April 9, 1999
                                                      Registration No. 333-70507
================================================================================

               UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                              AMENDMENT NO. 2 TO
                        FORM S-1 REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933

                      ----------------------------------

                HELLER EQUIPMENT ASSET RECEIVABLES TRUST 1999-1
                    (Issuer with respect to the Securities)

                         HELLER FUNDING CORPORATION II
                   (Depositor of the Trust described herein)
            (Exact name of Registrant as specified in its charter)

           Delaware                                     6189                                           36-4165546
(State or other jurisdiction of             (Primary Standard Industrial                  (I.R.S. Employer Identification No.)
incorporation or organization)               Classification Code Number)

                         Heller Funding Corporation II
                            500 West Monroe Street
                           Chicago, Illinois  60661
                                (312) 441-7246
     (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)
                             Debra H. Snider, Esq.
           Heller Funding Corporation II c/o Heller Financial, Inc.
                            500 West Monroe Street
                            Chicago, Illinois 60661
                                (312) 441-7000
                    (Name, address, including zip code, and
         telephone number, including area code, of agent for service)
                                  Copies to:
     M. David Galainena, Esq.                James J. Croke, Jr., Esq.
     Winston & Strawn                        Cadwalader, Wickersham & Taft
     35 West Wacker Drive                    100 Maiden Lane
     Chicago, Illinois 60601                 New York, New York  10038
     (312) 558-5600                          (212) 504-6139

                           ----------------

     Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [_]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] ________________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] ________________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                        CALCULATION OF REGISTRATION FEE


Title of Each Class of Securities           Amount to Be                          Proposed Maximum Offering
to Be Registered                            Registered(1)                         Price Per Unit(2)

Class A-1 Receivable-Backed Notes          $130,443,946                           100%

Class A-2 Receivable-Backed Notes          $ 66,165,118                           100%

Class A-3 Receivable-Backed Notes          $137,624,218                           100%

Class A-4 Receivable-Backed Notes          $ 30,656,196                           100%

Class B Receivable-Backed Notes            $  9,756,635                           100%

Class C Receivable-Backed Notes            $  7,825,308                           100%




Title of Each Class of Securities          Proposed Maximum Aggregate            Amount of
to Be Registered                           Offering Price(2)                    Registration Fee(3)

Class A-1 Receivable-Backed Notes          $130,443,946                           $36,263.42

Class A-2 Receivable-Backed Notes          $ 66,165,118                           $18,393.90

Class A-3 Receivable-Backed Notes          $137,624,218                           $38,259.53

Class A-4 Receivable-Backed Notes          $ 30,656,196                           $ 8,522.42

Class B Receivable-Backed Notes            $  9,756,635                           $ 2,712.34

Class C Receivable-Backed Notes            $  7,825,308                           $ 2,175.44




(1) The amount of Securities being registered represents the maximum aggregate principal amount of Securities currently expected to be offered for sale.
(2) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(a).
(3) $1,668 was paid by the Registrant in connection with the initial filing of this Registration Statement.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

================================================================================

                   Subject to Completion, dated      , 1999

Preliminary Prospectus
----------------------

                Heller Equipment Asset Receivables Trust 1999-1

                    Receivable-Backed Notes, Series 1999-1

Heller Funding Corporation II,                          Heller Financial, Inc.,
   as trust depositor                                          as servicer

                            -----------------------

We are offering the following six classes of Receivable-Backed Notes, Series 1999-1:


                Initial
Class           Aggregate           Interest          First            Stated           Price to            Underwriting
 of             Principal           Rate (per         Payment          Maturity         Public per          Discount
Notes           Amount              annum)            Date             Date             Note                per Note
----            ------              ------            ----             ----             ----                --------
A-1             $129,943,946        %                 5/13/99          5/13/00          %                   %

A-2             $ 65,665,118        %                 5/13/99          4/13/01          %                   %

A-3             $137,124,218        %                 5/13/99          7/13/03          %                   %

A-4             $ 30,356,196        %                 5/13/99          12/13/04         %                   %

B               $  9,656,635        %                 5/13/99          11/13/05         %                   %

C               $  7,725,308        %                 5/13/99          4/13/06          %                   %


The total price to the public is $[ ]. The total underwriting discount is $[ ]. The total proceeds to the trust is $[ ].

   You should carefully consider the factors set forth under "Risk Factors"
                        on page 12 of this prospectus.


     The notes are not obligations of and will not represent or interests in, and are not guaranteed or insured by, the trust depositor, the owner trustee, Heller Financial, Inc. or any of their respective affiliates, or any governmental agency.

                             _____________________

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                             _____________________

First Union Capital Markets Corp.

                      Credit Suisse First Boston

                                                  Morgan Stanley Dean Witter

          The date of this prospectus is                    , 1999.

                               TABLE OF CONTENTS
                               -----------------

                                                       Page
                                                       ----
Important Notice about Information
 Presented in this Prospectus....................       iii

Summary..........................................         2

Risk Factors.....................................        12

The Absence of an Existing Market for
 the Notes May Limit Your Ability to
 Resell the Notes................................        12

The Price at Which You Can Resell Your
 Notes May Decrease if the Ratings of
 Your Notes Change...............................        12

The Subordination of the Class A-2 Notes,
 Class A-3 Notes, Class A-4 Notes, Class B
 Notes, the Class C Notes and the Class D
 Notes is a Limited Form of Credit
 Enhancement.....................................        13

Limited Assets Secure the Notes;
 Noteholders Will Have No Recourse to
 the Originators, Servicer or their
 Affiliates in the Event Delinquencies
 and Losses Deplete the Trust's Assets...........        13

Because Disproportionate Amounts of Contracts
 Relate to Four States, Adverse Events in
 Those Regions May Cause Increased
 Defaults and Delinquencies......................        13

Because Disproportionate Amounts of Contracts
 Relate to Particular Industries, Adverse
 Economic Conditions in Those Industries May
 Cause Increased Defaults and Delinquencies......        14

The Rate at which Equipment or Software
 Becomes Obsolete Affects Prepayment
 Rate of the Contracts and the Notes.............        15

Even if We Repossess and Sell the Equipment
 Relating to a Contract After an Obligor
 Defaults, Shortfalls in Amounts Available
 To Pay the Notes May Occur if the Market
 Value of the Equipment Has Declined.............        15

Contracts Relating to Software
 or Related Support and Consulting
 Services are not Secured by the
 Software or Related Services....................        19

Use of Proceeds..................................        20

Calculation of Discounted Contract
 Balance.........................................        20

Composition of the Contracts.....................        21

Distribution of Contracts by Contract
 Type............................................        23

Distribution of Contracts by State in
 Which Obligors Are Located......................        24

Distribution of Contracts by Equipment
 Type............................................        26

Distribution of Contracts by Obligor
 Industry........................................        28

Distribution of Contracts by Gross Original
 Contract Balance................................        30

Distribution of Contracts by Remaining Discounted
 Contract Balance................................        31

Distribution of Contracts by Original
 Contract Term...................................        32

Distribution of Contracts by Remaining
 Months to Stated Maturity.......................        32

Delinquency and Loss Information.................        33

The Contracts ...................................        37

Prepayment and Yield Considerations..............        44

Heller Financial, Inc. and Heller
 Financial Leasing, Inc..........................        65

The Trust........................................        72

The Trust Depositor..............................        73

Description of the Notes and Indenture...........        74
 General..........................................       74
 Interest and Principal..........................        74
 Amounts Available for Payments on the
  Notes..........................................        75
 Allocations.....................................        76
 Reserve Fund....................................        84
 Collection Account and Collection
  Period.........................................        85
 Events of Default...............................        87
 Events of Default; Remedies.....................        89
 The Indenture Trustee...........................        89
 Governing Law...................................        90
 Amendments......................................        90
 Servicing Compensation and Payment of
  Expenses.......................................        91
 Optional Termination............................        91
 Reports.........................................        92
 List of Noteholders.............................        93
 Administration Agreement........................        94
 Book-Entry Registration.........................        94

 Issuance of Certificated Notes
  at a Later Date....................... 98

The Class D Notes and the Certificate... 98

The Sale and Servicing Agreement........ 99
 Termination of Trust................... 99
 Conveyance of the Contracts............ 99
 Representations and Warranties;
  Definition of Eligible Contract.......100
 Remedies for Breaches of
  Representations and Warranties;
  Definition of Ineligible Contract.....103
 Concentration Amounts; Definition of
  Excess Contract.......................104
 Material Modifications to Contracts....105
 Substitute Contracts...................106
 Definition of Defaulted Contracts......106
 Indemnification........................107
 Servicing Standard and Servicer
  Advances..............................107
 Servicer Resignation...................108
 Servicer Default.......................108
 Evidence as to Compliance..............110
 Amendments.............................110
 The Owner Trustee......................111

Federal Income Tax Consequences.........112

ERISA Considerations....................119

Plan of Distribution....................120

Rating of the Notes.....................123

Legal Matters...........................123

Experts.................................123

Index of Terms..........................126

Important Notice About Information Presented In this Prospectus


     Within the period during which there is an obligation to deliver a prospectus, the underwriters will, at your request, promptly deliver to you, or cause to be delivered to you, without charge, a paper copy of this prospectus.


     No dealer, salesman or other person is authorized to give any information or to make any representation not contained in this prospectus. If anyone makes such a representation to you, you should not rely on it.

     This prospectus does not constitute an offer to sell or a solicitation of any offer to buy any security other than the notes offered by this prospectus, nor does it constitute an offer to sell or a solicitation of any offer to buy any of the notes to any person in any jurisdiction in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such an offer or solicitation to such person.

Summary


     The following is only a summary of the terms of the notes. It does not contain all the information that may be important to you. You should therefore read this entire prospectus. In addition, you may wish to read the principal documents governing the sale of the contracts, the formation of the trust and the issuance of notes. Those documents have been filed as exhibits to the registration statement of which this prospectus is a part.

     There are material risks associated with an investment in the notes. See "Risk Factors" on page 12 for a discussion of factors you should consider before making an investment in the notes.


The Trust.................  Heller Equipment Asset Receivables Trust 1999-1. The
                            trust's principal offices will be in care of Wilmington Trust Company, as owner trustee, at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890, telephone number (302) 651-1000.

The Originators...........  Heller Financial, Inc. and Heller Financial Leasing,
                            Inc.

The Trust Depositor.......  Heller Funding Corporation II. The trust depositor is a wholly owned, limited purpose subsidiary of Heller Financial, Inc. The trust depositor's principal executive offices are located at 500 West Monroe Street, Chicago, Illinois 60661, telephone
                            (312) 441-7246.

The Servicer..............  Heller Financial, Inc. with Heller Financial
                            Leasing, Inc. acting as a sub-servicer.

The Indenture Trustee.....  Norwest Bank Minnesota, National Association

The Trust's Assets

  A. The Contracts........  The trust's assets will primarily consist of the contracts.

                            The contracts consist of:

                            .  conditional sale agreements
                            .  leases
                            .  secured promissory notes
                            .  installment payment agreements
                            .  financing agreements

                            Most of the contracts are end-user contracts. End-user contracts relate to the financing by end-users of equipment or software and related support and consulting services. The obligors on the end-user contracts are the actual end-users. The other contracts are limited recourse loan obligations of equipment manufacturers, dealers or distributors or computer software distributors which are secured by one or more end-user contracts. We refer to these other contracts as vendor loans.

                            The contracts have been originated by either Heller Financial, Inc. or Heller Financial Leasing, Inc. or vendors of equipment or software. Those vendors assigned contracts originated by them to Heller Financial, Inc. or Heller Financial Leasing, Inc. Heller Financial, Inc. and Heller Financial Leasing, Inc. have sold the contracts to the trust depositor. On or about April 15, 1999, the trust depositor will transfer the contracts and security interests in the related equipment to the trust. The contracts have been selected based on criteria specified in the sale and servicing agreement.

                            Frequently, information about the contracts is expressed in terms of the discounted contract balance. The discounted contract balance of a contract is the present value of scheduled payments to be paid on the contract calculated at a discount rate of [ ]%. For a more specific description of how the discounted contract balance is calculated see "Discounted Contract Balance". Where noted in this prospectus, we used a statistical discount rate of 5.977% to calculate the discounted contract balances of the contracts. The statistical discount rate is based on an average of the estimated interest rates of the notes weighted by the estimated initial average life and initial principal amounts of the notes.

                            None of the obligors on the contracts are located outside of the United States and its territories. No more than 21.80% (calculated using the statistical discount rate) of the aggregate discounted contract balance of the contracts relates to obligors located in the same state. All of the contracts are commercial contracts and, as of the date hereof, no contract has any scheduled payments which are:

                            .  more than 60 days delinquent; and
                            .  are in aggregate equal to or greater than:

                               (A)  $10 or
                               (B) 10% or more of any scheduled payment due on the contract

                            See "The Sale and Servicing Agreement-
                            Representations and Warranties; Definition of Eligible Contract" and "The Contracts Pool".


                            As of April 1, 1999, the contracts had the following characteristics calculated using the statistical discount rate:

                   Number of Contracts................................... 1,603
                   Aggregate Discounted Contract Balance ......... $386,265,403
                   Average Discounted Contract Balance of a Contract.. $240,964
                   Weighted Average Original Term to Maturity..... 56.53 months
                   Range ........................................ 18-114 months
                   Weighted Average Remaining Term to Maturity ... 40.58 months
                   Range .......................................... 2-81 months


                   Changes in the characteristics of the contracts between April 1, 1999 and the closing date will not affect more than 5.00% of the aggregate discounted principal balance of the contracts.



                   For further information regarding the contracts, see "The Contracts Pool" and "The Contracts", as well as "The Sale and Security Agreement--Representations and Warranties; Definition of Eligible Contract" and "--Concentration Amounts; Definition of Excess Contract".

                   We may replace a contract that is part of the trust's assets with a substitute contract:

                   . if we subsequently determine that a contract was not eligible to be sold to the trust at the time of its sale to the trust;
                   . in the event that if we did not remove and replace that contract, the obligor or equipment concentrations of contracts would exceed the limits described in "The Sale and Servicing Agreement--Concentration Amounts; Definition of Excess Contracts"; or
                   .  if such contract is prepaid.

                   See "The Sale and Service Agreement--Substitute
                   Contracts". The substitute contracts will have been originated under the same credit criteria and policies as the contracts they replace.

B. Reserve Fund..  On the closing date of the transfer of the contracts to the trust, the trust depositor will establish a reserve fund in the name of the indenture trustee. The reserve fund provides you with limited protection in the event collections from obligors on the contracts are insufficient to make payments on the notes. We cannot assure you, however, that this protection will be adequate to prevent shortfalls in amounts available to make payment on the notes. The initial balance of the reserve fund will be $386,265.40. If, on any payment date, the amounts available for distribution exceed the amounts needed to pay amounts owed to the servicer and to pay interest and principal on the notes, the excess will be deposited into the reserve fund. However, the amount deposited in the reserve fund shall not exceed the amount needed to increase the reserve fund balance to an amount equal to 0.70% of the aggregate discounted contract balance of the contracts. Investment earnings on amounts held in the reserve fund will be available for distribution to you.

                               If on any payment date, collections on the contracts are less than the amount needed to pay interest on the notes, the indenture trustee will withdraw funds from the reserve fund to pay the interest. Additionally, if collections on the contracts are sufficient to pay interest but not principal on the notes, we will withdraw amounts in excess of 0.70% of the aggregate discounted contract balance of the contracts. The conditions under which we will withdraw amounts from the reserve fund are more specifically described in "Description of the Notes and Indenture-- Allocations" and "--Reserve Fund".

Securities not Offered
by this Prospectus...........  We will also issue $3,862,654 aggregate principal amount of Class D [ ]% Receivable-Backed Notes, Series 1999-1 and a certificate with a $1,931,328 certificate balance, neither of which are offered by this prospectus.

Terms of the Notes...........  The basic terms of the notes will be as described below. See "Description of the Notes and Indenture". We will pay principal and interest due on the notes using:

                               .  collections of payments due under the
                                  contracts held by the trust;
                               . earnings on amounts held in the collection account;
                               . late charges relating to a contract if the late charges were included in the contract's terms as of the date the contract was purchased by the trust;
                               . amounts earned on funds held in the reserve fund;
                               .  amounts received upon the prepayment or
                                  purchase of contracts or liquidation of the contracts and disposition of the related equipment upon defaults under the contracts;
                               . amounts received from vendor recourse, if any; and

                               . amounts in the reserve fund more specifically described in "Description of Notes and Indenture--Reserve Fund".

                               See "Amounts Available for Payments on the
                               Notes".

                               You may purchase the offered notes in minimum denominations of $1,000, and in integral multiples of $1,000 in excess of the minimum denominations. We will offer the notes only in book-entry form.

A. Events of Default.........  Events of default with respect to the notes include:

                               . failure to pay accrued interest on any payment date,

                . failure to pay outstanding principal on the maturity date, . breach of representations and warranties with respect to the contracts which are materially incorrect and which have material adverse effect on the noteholders and
                . the occurrence of insolvency events with respect to the originators, the trust depositor, the trust or the servicer.

                See "Description of the Notes and Indenture--Events of Default".

B. Interest     On a payment date, we will first repay any outstanding
                servicer advances. Second, we will pay the servicer's monthly servicing fee, but only if the servicer is not Heller Financial, Inc. or one of its affiliates. Third, we will pay interest on the notes at the rates specified on the cover of this prospectus in the following order:

                Class of    Securities Receiving Interest Payment
                 Notes            Prior to Specified Class
                 -----            ------------------------
                A-1, A-2,
                A-3, A-4..  None

                B.........  Class A-1 Notes, Class A-2 Notes,
                            Class A-3 Notes, Class A-4 Notes

                C.........  Class A-1 Notes, Class A-2 Notes,
                            Class A-3 Notes, Class A-4 Notes,
                            Class B Notes

                D.........  Class A-1 Notes, Class A-2 Notes,
                            Class A-3 Notes, Class A-4 Notes,
                            Class B Notes, Class C Notes

                See "Description of the Notes and Indenture--Allocations".

                We will calculate interest with respect to the Class A-1 Notes on the basis of actual days elapsed over a year of 360 days. We will calculate interest with respect to all other notes on the basis of a year of 360 days consisting of twelve 30 day months.

C. Principal... On a payment date, after we pay interest on the notes, we will pay principal on the notes in the following order:


                Class of    Securities Receiving Interest Payment
                 Notes            Prior to Specified Class
                 -----            ------------------------

                  A-1       None

                  A-2       Class A-1 Notes

                  A-3 Class A-1 Notes, Class A-2 Notes, Class B Notes, Class C Notes and Class D Notes will receive principal payments prior to Class A-3 Notes on any payment date on which the outstanding principal amount of the Class A-2 Notes is greater than $0

                  A-4 Class A-1 Notes, Class A-2 Notes, Class A-3 Notes, Class B Notes, Class C Notes and Class D Notes will receive principal payments prior to Class A-4 Notes on any payment date on which the outstanding principal amount of the Class A-3 Notes is greater than $0

                  B         Class A-1 Notes, Class A-2 Notes

                            Class A-3 Notes will receive principal payments prior to the Class B Notes after the outstanding principal amount of the Class A-1 Notes and Class A-2 Notes is reduced to $0

                            Class A-4 Notes will receive principal payments prior to the Class B Notes only after the outstanding principal amount of the Class A-1 Notes, Class A-2 Notes and Class A-3 Notes is reduced to $0

                Class of    Securities Receiving Interest Payment
                 Notes            Prior to Specified Class
                 -----            ------------------------

                   C        Class A-1 Notes, Class A-2 Notes, Class B Notes

                            Class A-3 Notes will receive principal payments prior to the Class C Notes only after the outstanding principal amount of the Class A-1 Notes and Class A-2 Notes is reduced to $0

                            Class A-4 Notes will receive principal payments prior to the Class C Notes only after the outstanding principal amount of the Class A-1 Notes, Class A-2 Notes and Class A-3 Notes is reduced to $0

                   D Class A-1 Notes, Class A-2 Notes, Class B Notes, Class C Notes

                            Class A-3 Notes will receive principal payments prior to the Class D Notes only after the outstanding principal amount of the Class A-1 Notes and Class A-2 Notes is reduced to $0

                            Class A-4 Notes will receive principal payments prior to the Class C Notes only after the outstanding principal amount of the Class A-1 Notes, Class A-2 Notes and Class A-3 Notes is reduced to $0

                See "Description of the Notes and Indenture--Allocations".

                The amount of principal paid on a Class A-1 Note prior to its stated maturity date will be based on the amount that the aggregate discounted contract balance of the contracts has declined during the most recent full collection period. Each collection period is approximately a month.

                After the Class A-1 Notes have been paid in full, the amount of principal paid on any other class of notes will be the amount necessary to reduce the outstanding principal of that class of notes to the greater of:

                             (1) a percentage of the aggregate discounted
                                 contract balance of the contracts as of the last day of the most recent full collection period or

                             (2) an amount which is intended to maintain 31% of
                                 the credit enhancement provided by the classes of notes subordinate to such class after taking into account cumulative losses on the contracts.

                             The percentage used in clause (1) using the ratio of the initial principal amount of such class of notes to the aggregate discounted contract balance of all classes of notes of the contracts less than initial principal amount of the Class A-1 Notes.

                             Following an event of default with respect to the notes all outstanding principal on the respective classes of notes will be paid in the following order of priority:

                                 .    outstanding principal of Class A-1 Notes
                                 .    outstanding principal of Class A-2 Notes,
                                      Class A-3 Notes and Class A-4 Notes
                                 .    outstanding principal of Class B Notes

                                 .    outstanding principal of Class C Notes

                                 .    outstanding principal of Class D Notes

                             See "Description of the Notes and Indenture-- Allocations" and "--Events of Default."

D. Payment Dates...........  You will receive distributions of interest and principal on the 13th day of each month, or if that day is not a business day, the next business day.

E. Stated Maturity Date....  The notes will mature on the date shown on the cover of this prospectus, except that if the day is not a business day, then the stated maturity date will be the next business day.

F. Optional Redemption.....  If the aggregate discounted contract balance of the contracts at the time is less than 10% of the initial aggregate discounted contract balance of the contracts as of April 1, 1999, the trust depositor may redeem any outstanding notes. If the trust depositor does redeem any outstanding notes, the redemption price will be equal to the unpaid principal amount of the notes plus accrued and unpaid interest through the date of redemption.

Servicing; Servicing Fee...  The servicer will be responsible for servicing, managing and
                             administering the contracts and related interests, and enforcing and making collections on the contracts. Additionally, the servicer and the sub-servicer have in some cases delegated servicing and collection functions to a vendor with respect to end-user contracts originated through that vendor. In such instances, the servicer retains the right to determine or veto some servicing decisions and/or to replace or take over servicing and collection functions from the vendor. Although Heller Financial, Inc. may delegate its servicing duties, it remains liable for the performance or non-performance of those duties. See "The Sale and Servicing Agreement--Servicing Standard and Servicer Advances".

                             The servicer will be entitled to receive a monthly fee equal to the product of:

                                (1)   one-twelfth of 0.40% and
                                (2) the aggregate discounted contract balance of the contracts in the trust as of the second day of the immediately preceding calendar month.

                             The fee is payable out of amounts we receive with respect to the contracts. The servicer will pay any servicing fees to be paid to any sub-servicers (including vendor sub-servicers) from the servicer's monthly servicing fee.

                             The servicing fee is paid after making payments of interest and principal on the notes as long as Heller Financial, Inc. or any affiliate is the servicer.

                             See "Description of the Notes and Indenture-- Servcing Compensation and Expenses" and "The Sale and Servicing Agreement".

Federal Income Tax
Considerations.............  In the opinion of Winston & Strawn, federal tax counsel to the trust depositor, for federal income tax purposes, the notes offered by this prospectus will be characterized as debt, and the trust will not be characterized as an association or a publicly traded partnership taxable as a corporation. You, by accepting a note, agree to treat the note as indebtedness. See "Federal Income Tax Considerations".

ERISA Considerations.......  Subject to the considerations discussed under
                             "ERISA Considerations", the notes will be eligible for purchase by some employee benefit plans. Any benefit plan fiduciary considering purchase of the notes should, however, consult with its counsel regarding the consequences of its purchase under ERISA and the Internal Revenue Code. See "ERISA Considerations".


Rating.....................  We will not issue the notes unless they receive ratings from the following rating agencies as set forth below:

                             Class       Moody's                   Duff & Phelps
                             of          Investors     Fitch       Credit Rating
                             Note        Service       IBCA, Inc.  Co.
                             ----        -------       ----------  ---

                             A-1         P-1           F1+/AAA     D-1+

                             A-2         Aaa           AAA         AAA

                             A-3         Aaa           AAA         AAA

                             A-4         Aaa           AAA         AAA

                             B           A1            A+          A+

                             C           Baa2          BBB         BBB

                             A rating is not a recommendation to purchase, hold or sell notes since a rating does not comment as to market price or suitability for a particular investor. See "Rating of the Notes".

Risk Factors

     You should carefully consider the following risk factors before you invest in the notes.

The Absence of an Existing Market for the Notes May Limit Your Ability to Resell the Notes

     There is currently no public market for the notes and we cannot assure you that one will develop. Thus, you may not be able to resell your notes at all, or may be able to do so only at a substantial discount. The underwriters may assist in resales of the notes but they are not obligated to do so. We do not intend to apply for listing of the notes on any securities exchange or for the inclusion of the notes on any automated quotation system. Even if a secondary market does develop, it may not continue.

Prepayments on the Contracts May Cause an Earlier Repayment of the Notes than You Expect and You May Not Be Able to Find Investments with the Same Yield as the Notes at the Time of the Repayment.

     A higher than anticipated level of prepayments may cause us to pay principal on the notes sooner than you expected. Similarly, upon the occurrence of an event of default, you may also receive principal of the notes sooner than you expected. See "Description of the Notes and Indenture -- Events of Default" and "Prepayment and Yield Consideration". You may not be able to reinvest those distributions of principal at yields equivalent to the yield on the notes; therefore, the ultimate return you receive on your investment in the notes may be less than the return you expected on the notes.


      The rate of early terminations of contracts due to prepayments, including defaults, is influenced by various factors including:

     .   technological change;
     .   changes in customer requirements;
     .   the level of interest rates;
     .   the level of casualty losses; and
     .   the overall economic environment.

     We cannot assure you that prepayments on the contracts held by the trust will conform to any historical experience. We cannot predict the actual rate of prepayments which will be experienced on the contracts.

The Price at Which You Can Resell Your Notes May Decrease if the Ratings of Your Notes Change

     Moody's Investors Service, Fitch IBCA, Inc. and Duff & Phelps Credit Rating Co. are the rating agencies rating the notes. A rating is not a recommendation to purchase, hold or sell notes since a rating does not comment as to market price or suitability for a particular investor. Ratings of notes will address the likelihood of the payment of principal and interest thereon pursuant to their terms. The ratings of notes will not address the likelihood of an early return of invested principal. In addition, ratings do not address the possibility of the occurrence of an event of default with respect to the notes. At any time, a rating may be lowered or withdrawn entirely by a rating agency rating the notes. In the event that the rating initially assigned to any note is subsequently lowered or withdrawn for any reason, you may not be able to resell your notes without a substantial discount. For more detailed information regarding the ratings assigned to any class of the notes, see "Rating of the Notes."

The Subordination of the Class A-2 Notes, Class A-3 Notes, Class A-4 Notes, Class B Notes, the Class C Notes and the Class D Notes is a Limited Form of Credit Enhancement

     We will pay interest and principal on some classes of notes prior to paying interest and principal on other classes of notes. See "Description of the Notes and Indenture--Allocations". The subordination of some classes of notes to others means that the subordinated classes of notes are more likely to suffer the consequences of delinquent payments and defaults on the contracts than the notes which receive payments prior to those subordinated classes.

     The more senior classes of notes could lose the credit enhancement provided by the more subordinate classes and the reserve fund if delinquencies and defaults on the contracts increase and if the collections on the contracts and amounts in the reserve fund are insufficient to pay even the more senior classes of notes.

Limited Assets Secure the Notes; Noteholders Will Have No Recourse to the Originators, Servicer or their Affiliates in the Event Delinquencies and Losses Deplete the Trust's Assets

    The trust is a limited purpose trust with limited assets. Moreover, you have no recourse to the general credit of the servicer, originator or their affiliates. Therefore, you must rely solely upon the contracts for payment of principal and interest on the notes. Furthermore, in respect of vendor loans, you must rely solely upon the end-user contracts securing the vendor loans, since most vendor loans are non-recourse to the vendors. You are limited to recovering amounts due under vendor loans solely from the end-user contracts and related security. If payments on the contracts are delinquent or are insufficient to make payments on the notes, no assets other than the reserve fund will be available to make payments on the notes. Similarly, in the event that contracts becomes defaulted contracts, the proceeds from the sale of the equipment securing the contracts may be insufficient to make payments on the notes and no other assets will be available for the payment of the deficiency. There can be no assurance that the delinquency and loss experience of the contracts will be comparable to the information set forth in "Delinquency and Loss Information".

Because Disproportionate Amounts of Contracts Relate to Four States, Adverse Events in Those Regions May Cause Increased Defaults and Delinquencies.

     If adverse events or economic conditions were particularly severe in the specific geographic regions in which there is a substantial concentration of obligors, the amount of delinquent payments and defaults on the contracts may increase. As a result, the overall timing and amount of collections on the contracts held by the trust may differ from what you may have expected, and you may experience delays or reductions in payments you expected to receive. As of April 1, 1999, approximately 21.80% of the aggregate discounted contract balance (calculated using the statistical discount rate) of the contracts held by the trust related to obligors located in California and 6.29% in Illinois, 5.88% in New York and 5.26% in New Jersey. No other state accounts for more than 5.00% of the contracts. The contracts in those states represent 39.22% of the aggregate discounted contract balance of the contracts held by the trust, calculated using the statistical discount rate. An example of an adverse event specific to a geographic region is the occurrence of a catastrophic earthquake in California. An earthquake in California could have negative regional economic repercussions and potentially cause obligors in that region to delay or reduce their payments on contracts. Additionally, a substantial downturn in the financial services industry which is highly concentrated in the states of New York and New Jersey could reduce revenues for obligors in those states and ultimately reduce the associated obligors' ability to make timely payments on their related contracts.

Because Disproportionate Amounts of Contracts Relate to Particular Industries, Adverse Economic Conditions in Those Industries May Cause Increased Defaults and Delinquencies.

     If the industries in which there is a substantial concentration of obligors experience adverse events or economic conditions, the overall timing and amount of collections on the contracts held by the trust may differ from what you may have expected. This could result in delays or reduced payments to you. As of April 1, 1999, contracts constituting approximately 17.67% of the aggregate discounted contract balance, calculated using the statistical discount rate, of the contracts held by the trust relate to equipment used in the printing industry, 8.66% relate to industrial machinery, 7.09% relate to the business credit industry and 6.55% relate to the rubber and plastic products industry. A reduction in the demand for materials produced by the industries that utilize print materials, such as advertising and print media, may consequently cause an increase in delinquencies and defaults on contracts with obligors associated with the printing industry. A decrease in the demand for consumer goods could reduce revenues for the plastics industries and this may consequently increase deliquencies and defaults on the related contracts. Additionally, an overall economic downturn could reduce demand for credit and consumer goods. A decrease in the demand for consumer goods could reduce revenues for the plastics industries and this may consequently increase delinquencies and defaults on the related contracts. Additionally, an overall economic downturn could reduce demand for credit. Accordingly, the overall timing and amount of collections on the contracts held by the trust may differ from what you may have expected. This could result in delays or reduced payments to you. No other industry accounts for more than 5.00% of the aggregate discounted contract balance calculated using the statistical discount rate, of the contracts held by the trust.


Because Disproportionate Amounts of Contracts Relate to Groups of Obligors, Including Obligors under Contracts Originated by the Same Vendor, Adverse Economic Effects for those Groups or Vendors May Cause Increased Defaults and Delinquencies.

     Approximately 13.02% of the aggregate discounted contract balance, calculated using the statistical discount rate of the contracts was originated by a single vendor. That vendor leases printing equipment. If the vendor representing 13.02% of the aggregate discounted contract balance which vendor leases printing equipment were to experience financial difficulties, the obligors' payment performance with respect to the related contracts may decline as the obligors may be less inclined to make payments on contracts originated by a vendor who is suffering financial difficulties. In effect, if any group of obligors, including obligors under contracts originated by a single vendor, i.e., the printing equipment vendors, were to experience financial difficulties, the amount of delinquent payments and defaults on the contracts may increase. As a result, the overall timing and amount of collections on the contracts held by the trust may differ from what you may have expected, and you may experience delays or reductions in payments you expected to receive. No other single vendor originated more than 5.20% of the aggregate discounted contract balance, calculated using the statistical discount rate, of the contracts. We are not able to determine and have no basis to predict whether any events have occurred or may occur, that would cause a material increase in delinquencies and defaults on contracts originated by an individual vendor or group of vendors. Similarly, we have no basis to determine whether any economic conditions, laws or regulations exist or will exist that would cause a material increase in delinquencies and defaults on contracts originated by an individual vendor or group of vendors. There can be no assurance that any adverse events or conditions which materially affect contracts originated by an individual vendor or a group of vendors will not occur. See also "--Ineffective Sale in Vendor Bankruptcy Could Delay or Reduce Payments Under the Contracts".

The Rate at which Equipment or Software Becomes Obsolete Affects Prepayment Rate of the Contracts and the Notes

     Technological change could affect your investment in the notes. For example, technological change may cause obligors to prepay their respective contracts in order to acquire more current technology. Consequently, an increase in prepayments on the contracts held by the trust would result in an increase in the rate at which principal on the notes is paid. As a result, you may need to reinvest your note principal in a market that offers only investments with lower returns. See "Prepayment and Yeild Considerations" and "The Contracts Generally--End-User Contracts".


Even if We Repossess and Sell the Equipment Relating to a Contract After an Obligor Defaults, Shortfalls in Amounts Available to Pay the Notes May Occur if the Market Value of the Equipment has Declined.

     If a contract held by the trust becomes a defaulted contract, the only sources of payment for amounts expected to be paid on that contract will be the income and proceeds from the sale of any related equipment and a deficiency judgment, if any, against the obligor under the defaulted contract as well as, to the extent available, vendor recourse. See "The Sale and Servicing Agreement--Definition of Defaulted Contracts". Since the market value of the equipment may decline faster than the discounted contract balance, the servicer may not recover the entire amount due on the contract and might not receive any recoveries on the equipment. The reserve fund and the subordination of interest and principal payments on the Class D Notes are intended to make up for deficiencies in the proceeds and recoveries on the contracts. However, this protection is limited and could be depleted if those deficiencies are larger than we currently anticipate.


Servicer's or Vendor's Retention of Contract Files May Hinder Our Ability to Realize the Value of Equipment Securing the Contracts.


     To facilitate servicing and reduce administrative costs, the servicer will retain possession of the documents evidencing the contracts held by the trust. Because the documents evidencing the contracts will remain in the servicer's possession, if a subsequent purchaser were able to take physical possession of the documents without knowledge of their assignment, that purchaser could have a security interest in the contracts senior to our security interest. In the event that we must rely upon repossession and sale of the related equipment securing defaulted contracts to recover principal and interest due on the defaulted contracts, our ability to realize upon the equipment may be limited due to the existence of a third party's senior security interest in those contracts. In such event, distributions to you could be delayed or reduced. Similarly, with respect to contracts securing vendor loans, in some instances the vendor will retain the original documents associated with those contracts. Uniform Commercial Code financing statements are filed reflecting the pledge of those contracts to the applicable originator as security for the vendor loans. However, the related documents will remain in the vendor's possession. If a subsequent purchaser were able to take physical possession of the related documents without knowledge of the pledge to the originator, our priority security interest in those contracts, could be defeated. In such event, distributions to you could be delayed or reduced.

     Failure to Record Assignment of Perfected Security Interest May Hinder Our Ability to Realize the Value of Equipment Securing the Contracts.

     In connection with the conveyance of the contracts to the trust, security interests in the equipment securing the contracts have been assigned by the originators to the trust depositor and will be assigned by the trust depositor to the trust. Due to the administrative burden and expense associated with amending and paying the filing fee for the assignment of approximately 1,639 Uniform Commercial Code financing statements in 50 states where equipment is located, we will not file any assignments of the Uniform Commercial Code financing statements evidencing the assignment of the security interests in the equipment to the trust depositor, the trust or the indenture trustee. Because neither the trust depositor's, trust's, owner trustee or indenture trustee's name appears on the UCC financing statements, an originator or the servicer could inadvertently release the security interest in the equipment securing a contract. In such event, we would not have a perfected security interest in the equipment. Without a perfected security interest, we may not be able to fully realize the value of the equipment if the related contract becomes a defaulted contract. Failure to file the assignments does not affect either the trust's perfected security interest in the contracts or the indenture trustee's perfected security interest in the contracts assigned to it by the trust. It has been the general policy of the origninators to file or cause to be filed Uniform Commerical Code financing statements with respect to the equipment relating to the contracts.

     Repurchase Obligation of Trust Depositor and Originators Provides You Only Limited Protection Against Prior Liens on the Contracts.

     Federal or state law may grant liens on a contract that have priority over the trust's interest. To the extent a lien having priority over the trust's lien exists with respect to a contract and/or the related equipment, the trust's interest in the asset will be subordinated to such prior lien. In the event the creditor associated with the prior lien exercises its remedies on its security interest it is unlikely that, after the senior creditor is repaid, sufficient cash proceeds from the contract and related equipment will be available to pay the discounted contract balance to the trust. An example of a lien arising under federal or state law is a tax or other government lien on property of the originator or the trust depositor arising prior to the time a contract is conveyed to the trust. The tax lien has priority over the interest of the trust in the contract.

The vendors have warranted to the originators that the contracts transferred to the originators are free and clear of the lien of any third party. Additionally, the vendors have agreed not to sell, pledge, assign, transfer or grant any lien on any contract transferred to the originators. Under the sale and servicing agreement, the originators will jointly and severally warrant to the trust that the contracts transferred thereunder will be transferred free and clear of the lien of any third party. The originators and the trust depositor also will jointly and severally warrant to the trust that they will not sell, pledge, assign, transfer or grant any lien on the contracts. In the event that such warranties are not true with respect to any contract, the trust depositor and the originators are required under the sale and servicing agreement to repurchase the contract. There can be no assurance that the trust depositor or originators will be able to repurchase a contract at the time we request it.

     If a Bankruptcy Court Rules that the Transfer of Contracts from a Vendor to the Originator was not a True Sale then Payments on the Contracts may be Reduced or Delayed

     The originators have originated contracts or acquired contracts from a vendor, which contracts have in either case been transferred to the trust depositor. If a bankruptcy court decides that the acquisition of a contract is treated not as a sale of the contract from the vendor to the originator, the contract would be part of the vendor's bankruptcy estate. Accordingly, the contract would not be available to the vendor's creditors. If a vendor became a debtor in a bankruptcy case and, in the case of contracts acquired from a vendor, if an unpaid creditor of the vendor or a representative of creditors of the vendor, such as a trustee in bankruptcy, or the vendor acting as a debtor-in-possession, were to take the position that the sale of the contracts to an originator was ineffective to remove the contracts from the vendor's estate then delays in payments under the contracts to the trust could occur. For example, such persons might argue that the sale should be recharacterized as a pledge of the contracts to secure borrowings by the vendor. Additionally, should the court rule in favor of such persons, reductions in the amount of the payments on the contracts could result. If the transfer of contracts to an originator from a vendor is recharacterized as a pledge, a tax or government lien on the property of the pledging vendor arising before the contracts came into existence, then the holders of such other interests may have priority over such originator's, and hence the trust depositor's, the trust's and the indenture trustee's, interest in the contracts.

     If a Bankruptcy Court Rules that the Transfer of Contracts from the Originator to the Trust Depositor was not a True Sale then Payments on the Contracts Could be Reduced or Delayed

     If an originator became a debtor in a bankruptcy case and creditors of the originator, or the originator acting as a debtor-in-possession, were to assert that the transfer of the contracts from an originator to the trust depositor was ineffective to remove such contracts from the originator's estate, the distribution of proceeds of the contracts to the trust might be subject to the automatic stay provisions of the United States Bankruptcy Code. This would delay the distribution of those proceeds for an uncertain period of time. Furthermore, if the bankruptcy court rules in favor of the creditor or originator, reductions in payments under the contracts to the trust could occur. In either case, distributions to you then could be delayed or reduced. In addition, a bankruptcy trustee would have the power to sell the contracts if the proceeds of the sale could satisfy the amount of the debt deemed owed by the originator. The bankruptcy trustee could also substitute other collateral in lieu of the contracts to secure the debt. Additionally, the bankruptcy court could adjust the debt if the originator were to file for reorganization under Chapter 11 of the Bankruptcy Code. In the sale and servicing agreement, the originators will jointly and severally warrant to the trust depositor that the conveyance of the contracts to the trust depositor is a valid sale and transfer of the contracts to the trust depositor. In addition, the originators and the trust depositor have agreed that they will each treat the transactions described in this prospectus as a sale of the contracts to the trust depositor. The originators will take all actions that are required under applicable law to perfect the trust depositor's ownership interest in the contracts and the equipment, if any, securing vendor loans sold by the originators.

     Insolvency of the Trust Depositor or the Trust Could Delay or Reduce Payments to You.

     If the trust depositor were to become a debtor in a bankruptcy case and creditors of the trust depositor, or the trust depositor acting as a debtor-in-possession, were to assert that the sale of the contracts to the trust was ineffective to remove such contracts from the trust depositor's estate, then delays in payments under the contracts to the trust could occur or, reductions in the amount of payments under the contracts to the trust could result. Distributions to you then could be delayed or reduced. The trust depositor will warrant in the sale and servicing agreement that the conveyance of the contracts to the trust is a valid sale of the contracts to the trust. The trust depositor will also warrant that the security interest in the contracts granted by the trust to the indenture trustee is a valid and duly perfected security interest. The trust depositor will also agree to take all actions that are required under applicable law to perfect the trust's and the indenture trustee's respective interests in the contracts.

     In the event the trust depositor becomes subject to insolvency proceedings, the trust, the trust's interest in the trust's assets and the trust's obligation to make payments on the notes might also become subject to the insolvency proceedings. We believe that the trust will be considered bankruptcy remote from the originators. However, no law firm will render an opinion to that effect.

     Insolvency of the Vendors Could Delay or Reduce Payments to You.

     In the event a vendor under a vendor loan becomes subject to insolvency proceedings, the end-user contracts and equipment securing the vendor loan as well as the vendor's obligation to make payments would also become subject to the insolvency proceedings. Moreover, under bankruptcy and insolvency laws the servicer may have to write off vendor loans as uncollectible. In that event, we may be forced to delay distributions on the notes. We may pay less than the full amount of principal and interest due on the notes if collections from the remaining unaffected contracts are insufficient to cover losses to the trust. Additionally, your remedies under the indenture and the sale and servicing agreement could be limited.

     Some assignments of end-user contracts by vendors provide that the originator has recourse to the vendor for all or a portion of the losses the originator may incur as a result of a default under those end-user contracts. In the event of a vendor's bankruptcy, a bankruptcy trustee, a creditor or the vendor as debtor in possession might attempt to characterize sales to an originator through vendor assignments as loans to the vendor from the originator secured by the end-user contracts. If such an attempt is successful, such assignments from vendors would be subject to the risks described in this prospectus for vendor loans. In such case, the contracts sold under such vendor assignments would constitute security for loans to the related vendor.

     The vendor loans are, payable solely from the proceeds of the end-user contracts securing the vendor loans, and do not generally represent obligations of the vendor. Consequently, you must rely solely upon the end-user contracts and any other assets securing the vendor loans, if any, for the repayment of the related vendor loans. Any end-user contract originated by a vendor in which the vendor has retained a residual interest will be subject to rejection by the vendor, as debtor in possession, or by the vendor's bankruptcy trustee. Upon any such rejection, scheduled payments under the rejected end-user contract may terminate. If the scheduled payments terminate, you may suffer losses if the remaining unaffected contracts, and security interests in the related equipment, are insufficient to cover the losses.

     The Retention of a Residual Interest by a Vendor May Increase the Risk of Rejection of the Related Contract if that Vendor Becomes Bankrupt.

     Any end-user contract which is originated by a vendor for which the vendor retains a residual interest in the equipment will be subject to rejection by that vendor, as debtor-in-possession, or by that vendor's bankruptcy trustee. Upon the vendor's rejection, scheduled payments under the rejected end-user contract may terminate. You may suffer losses if the remaining unaffected contracts, and security interests in the related equipment, are insufficient to cover the losses.

     Proceeds From Required Sale of the Contracts Following Trust Depositor Bankruptcy May Not Be Sufficient to Repay the Notes in Full.

     If the trust depositor is bankrupt or insolvent, then an event of default would occur with respect to the notes. Under the indenture and the sale and servicing agreement, and assuming the trust was not then a debtor in a bankruptcy case, the indenture trustee would be required to sell the interests in the contracts. If the sum of the proceeds of the sale of the contracts and the proceeds of any collections on the contracts is insufficient to pay you in full, then you may suffer losses on your investment in the notes.

     End-User and Vendor Bankruptcy May Reduce or Delay Collections on the Contracts.

     Bankruptcy and insolvency laws could affect your interests in contracts with bankrupt end-user obligors if those laws result in any of the contracts being written off as uncollectible or result in delay in payments due on any contracts. As a result, you may be subject to delays in receiving payments, and you may also suffer losses if collections from the remaining unaffected contracts are insufficient to cover losses to the trust. State laws impose requirements and restrictions relating to foreclosure sales and obtaining deficiency judgments following foreclosure sales. In the event that you must rely on repossession and disposition of equipment to recover amounts due on defaulted contracts, the amounts due may not be realized due to these requirements and restrictions. Factors that may affect whether you receive the full amount due on a contract include the failure to file financing statements to perfect the originator's, or trust's security interest in the equipment securing the contract. The depreciation, obsolescence, damage or loss of any item of equipment will also affect whether you receive the full amount due on a contract. As a result, you may be subject to delays in receiving payments, and you may also suffer losses if collections from the remaining unaffected contracts are insufficient to cover such losses to the trust.

Certain Contracts Relating to Software or Related Support and Consulting Services are not Secured by the Software or Related Services

     Some of the contracts held by the trust will relate to software or related support and consulting services that are not owned by an originator. In these cases, the vendor or a licensor traditionally owns the software, and the software and related support and consulting services do not serve as collateral for the contracts. Thus, we will not have an interest in such software or related support and consulting services. In other words, we own solely the associated contracts' cash flow. See "The Contracts Generally". Accordingly, if any such contract becomes a defaulted contract, we will not be able to foreclose on the software or related support and consulting services. Because there will be no proceeds from the software or related support and consulting services which could be used to make payments to you, we must look solely to the obligor to collect amounts due on the contract. There can be no assurance that the obligor will be able to pay in full amounts due under the contract. The discounted contract balance of the contracts to be transferred to the trust that relate to software or relating support and consulting services, does not exceed 11.38% of the aggregate discounted contract balance (calculated using the statistical discount rate) of the contracts.

Transfer of Servicing May Delay Payments to Noteholders Due to Contract Processing Delays

     If Heller Financial were to cease acting as servicer, delays in processing payments on the contracts and information in respect thereof could occur and result in delays in payments to you.

Year 2000 Issues May Impact Heller Financial's Ability to Service the Contracts

     If Heller Financial, Inc., as servicer, and Heller Financial Leasing, Inc. as sub-servicer do not have computerized systems that are Year 2000 compliant by the Year 2000, their ability to service the contracts may be materially and adversely affected. Similarly, if the indenture trustee does not have computerized systems that are Year 2000 compliant by the Year 2000, its ability to make distributions to you may be materially and adversely affected. The "Year 2000" issue concerns the potential exposures related to the automated generation of business and financial misinformation resulting from the application of computer programs which have been written using two digits to identify a year in the date field rather than four. These programs could fail or produce erroneous results during the transition from the Year 1999 to the Year 2000.


                                    23 (1)

     Although Heller Financial, Inc. has taken significant steps to address the Year 2000 issue, Heller Financial, Inc. continues to bear some risk related to the Year 2000 issue and could be materially adversely affected if its own remediation and contingency planning efforts fall behind schedule or if other entities not affiliated with it do not appropriately address their own Year 2000 compliance issues. These other entities include vendors and those providing contingency plans or outsourced technology services such as mainframe and application support, as well as borrowers and power companies. Due to this uncertainty, Heller Financial, Inc. is unable to represent that there will be no material adverse consequences related to the Year 2000 issue, however, it believes that it is doing what is reasonably necessary to provide the expertise, resources, assessments and corrective procedures for the Year 2000 issues which could have a material adverse impact on its operations or financial condition. See "Heller Financial, Inc. and Heller Financial Leasing, Inc.--Assessment of Year 2000 Issues."

Use of Proceeds

     In consideration of the trust depositor's transfer of the contracts to the trust, the trust will transfer the net proceeds from the sale of the notes to the trust depositor. The trust depositor purchased the contracts from time to time from the originators pursuant to a purchase agreement. The trust depositor previously sold undivided variable percentage ownership interests in the contracts to various purchasers. The trust depositor will apply the net proceeds from the sale of the notes to the repurchase of those undivided variable percentage ownership interests.

Calculation of Discounted Contract Balance

     As used in this prospectus, the "discounted contract balance" of a contract is,

     (1) as of the related cutoff date, the present value of all of the remaining scheduled payments becoming due under such contract after the applicable cutoff date discounted monthly at the discount rate, unless another rate is specifically mentioned, and
     (2)  as of any other date of determination, the sum of:

                                    24 (1)

          (A) the present value of all of the remaining scheduled payments becoming due under such contract after such date of determination discounted monthly at the discount rate, unless another rate is specifically mentioned, and
          (B) the aggregate amount of all scheduled payments due and payable under such contract after the applicable cutoff date and prior to such date of determination that have not then been received by the servicer. Excluded from the calculation are scheduled payments related to defaulted contracts and contracts which have terminated prior to their scheduled maturity date.

     The discounted contract balance for each contract shall be calculated assuming:

        (1) All payments due in any collection period are due on the last day of such collection period;
        (2) Payments are discounted on a monthly basis using a 30 day month and a 360 day year; and
        (3) All security deposits and drawings under letters of credit, if any, issued in support of a contract are applied to reduce scheduled payments in inverse order of the due date of those payments.

The discount rate is [__]% and was calculated as the sum of:

        (1) The average of the interest rate of the notes weighted by the initial average life, assuming a 15% conditional prepayment rate and no loss scenario and the initial principal amount of the notes; and


        (2) 0.40%


Composition of the Contracts

     On or about April 15, 1999, the trust depositor will transfer to the trust the contracts as of January 1, 1999 and from time to time substitute contracts as of the applicable cutoff dates under the sale and servicing agreement. The originators selected the contracts from their portfolio of contracts based on the criteria described in the sale and servicing agreement. See "The Sale and Servicing Agreement--Representations and Warranties; Definition of Eligible Contract" and "--Concentration Amounts; Definition of Excess Contract". The originators will jointly and severally represent that all of the contracts transferred to the trust are commercial, rather than consumer, leases or loans/financings, and that no adverse selection process was employed in the originators' selection of contracts for sale to the trust depositor and to the Trust under the sale and servicing agreement.

     The composition and distribution of the contracts by remaining term, original term, discounted contract balance, original gross contract balance, end-user industry, geographic distribution, type of equipment and type of end-user contract are set forth in the following tables and are reported as of April 1, 1999 using the statistical discount rate. For further information regarding the contracts, see "The Contracts".

     As the obligors pay amounts owed by them under the contracts, the aggregate discounted contract balance of all of the contracts held by the trust will decrease. This decrease in the discounted contract balance of the contracts is referred to as amortization. The rate at which the discounted contract balance of each contract is reduced may vary from contract to contract. The variance will depend in large part on the contract terms and the manner in which the obligor makes its payments. As a result, the statistical distribution of the contracts held by the trust, including the concentration of obligors in any one state or of the contracts with respect to any one equipment type will vary as the contract balances amortize.

     While reading the tables you should note that:

     . In the event that the documents evidencing a contract require amounts to be billed to multiple billing locations, the contract is not treated as a single contract, but rather multiple contracts corresponding in number to the number of billing locations.
     . Classification by industry is based on Heller Financial's customary procedures for determining obligor industry.
     . Percentages and amounts set forth in the following tables may not total due to rounding.

     . The largest end-user industry concentration including end-user obligors on contracts and end-user contracts securing vendor loans, which represents an aggregate discounted contract balance of approximately 16.67% as of January 1, 1999 (calculated at the statistical discount rate), relates to printing equipment. See "Risk Factors--Certain Risks Associated with Geographic or Industry Concentrations of Contracts", and "The Contracts Pool - Contract Loss Experience".
     . The final scheduled payment date of the contract with the latest maturity or expiration was January 13, 2006.
     . Approximately 13.17% of the aggregate discounted contract balance (calculated at the statistical discount rate) of the contracts provide for payments by the obligor thereunder on a basis other than monthly payments.

     Some of the contracts intended, as of April 1, 1999, to be transferred to the trust may be determined not to meet the eligibility requirements and those contracts may not be transferred to the trust on the closing date for the sale of the contracts to the trust. While the statistical distribution of the characteristics as of the closing date for the final pool of contracts and calculated at the discount rate will vary somewhat from the statistical distribution of the characteristics as of April 1, 1999 and calculated at the statistical discount rate as presented in this prospectus, the variance will not be material. Changes in the characteristics of the contracts between April 1, 1999 and the closing date will not affect more than 5.00% of the aggregate discounted principal balance of the contracts.

     With respect to notes issued in a separate offering by the Heller Equipment Asset Receivables Trust 1997-1, the variance between the aggregate discounted contract balance calculated at the statistical discount rate and the discount rate was .36%. There can be no assurance that the variance between the statistical discount rate and the discount rate with respect to the notes issued by the trust will be substantially similar.

     The statistical information presented in the following tables is as of April 1, 1999 and is calculated using the statistical discount rate of 5.977%. The percentages and balances set forth in each of the following tables may not total due to rounding. The statistical discount rate is based on an average of the estimated interest rates of the notes, weighted by estimated initial average life and initial principal amounts.





            Aggregate Discounted Contract Balance    $386,265,903

            Number of Contracts                             1,603

            Weighted Average Original Term                 [56.53]
            (Range) (in months)                          18 - 114

            Weighted Average Remaining Term                [40.58]
            (Range) (in months)                            2 - 81

          Average Discounted Contract Balance             $240,964



                  Distribution of Contracts by Contract Type
                       Data as of January 1, 1999


                                                                                                   Percentage of Aggregate
                                                Percentage of Number of   Discounted Contract      Discounted Contract
Type                   Number of Contracts      Contracts                 Balance                  Balance
----                   -------------------      ---------                 -------                  -------
Leases                 882                      55.02%                    $127,399,691             32.98%

Loans                  721                      44.98%                    $258,865,711             67.02%

                       -----                    ------                    ------------             ------

Total:                 1,603                    100.00%                   $386,265,403             100.00%

       Distribution of Contracts by State in Which Obligors are Located
                              as of April 1, 1999
       (ordered by percentage of aggregate discounted contract balance)


                                                                                             Percentage of
                     Number of            Percentage of            Discounted                Aggregate Discounted
State                Contracts            Number of Contracts      Contract Balance          Contract Balance
------               ---------            -------------------      ----------------          --------------------
California           274                  17.09%                  $ 84,190,051               21.80%

Illinois             110                   6.86%                  $ 24,285,862                6.29%

New York             151                   9.42%                  $ 22,704,450                5.88%

New Jersey            74                   4.62%                  $ 20,305,412                5.26%

Virginia              15                   0.94%                  $ 18,722,629                4.85%

Massachusetts         81                   5.05%                  $ 18,217,508                4.72%

Minnesota             75                   4.68%                  $ 15,931,371                4.12%

Pennsylvania          92                   5.74%                  $ 15,591,291                4.04%

Texas                 61                   3.81%                  $ 15,346,281                3.97%

Florida               67                   4.18%                  $ 14,442,857                3.74%

Ohio                  51                   3.18%                  $ 13,239,162                3.43%

Connecticut           48                   2.99%                  $ 11,871,345                3.07%

Washington            32                   2.00%                  $ 10,493,632                2.72%

Arizona               30                   1.87%                  $  8,735,610                2.26%

Georgia               35                   2.18%                  $  7,420,101                1.92%

Oregon                18                   1.12%                  $  7,381,775                1.91%

Wisconsin             20                   1.25%                  $  7,102,096                1.84%

Missouri              20                   1.25%                  $  6,976,514                1.81%

Tennessee             25                   1.56%                  $  6,200,158                1.61%

North Carolina        41                   2.56%                  $  6,225,705                1.61%

Tennessee             25                   1.56%                  $  6,200,158                1.61%

South Dakota           2                   0.12%                  $  5,982,228                1.55%

Michigan              37                   2.31%                  $  5,495,379                1.42%

Idaho                  2                   0.12%                  $  4,866,050                1.26%

Kentucky              20                   1.25%                  $  3,147,372                0.81%

Colorado              21                   1.31%                  $  3,050,081                0.79%

Indiana               25                   1.56%                  $  2,979,991                0.77%

Utah                  12                   0.75%                  $  2,932,072                0.76%

Kansas                14                   0.87%                  $  2,293,762                0.59%

New Hampshire         18                   1.12%                  $  2,265,955                0.59%

Maryland              20                   1.25%                  $  2,107,777                0.55%

Arkansas               6                   0.37%                  $  2,087,752                0.54%

Rhode Island          20                   1.25%                  $  2,078,381                0.54%

Alabama                7                   0.44%                  $  1,994,991                0.52%

Iowa                  14                   0.87%                  $  1,918,977                0.50%

Nevada                 9                   0.56%                  $  1,550,523                0.40%

West Virginia         12                   0.75%                  $  1,292,209                0.33%

Mississippi           11                   0.69%                  $  1,143,811                0.30%

Louisiana              9                   0.56%                  $    971,802                0.25%

South Carolina         8                   0.50%                  $    799,299                0.21%

Nebraska               2                   0.12%                  $    659,727                0.17%

Maine                  4                   0.25%                  $    455,356                0.12%

Delaware               1                   0.06%                  $    230,753                0.06%

Vermont                3                   0.19%                  $    169,656                0.04%

New Mexico             1                   0.06%                  $    144,546                0.04%

Washington D.C.        3                   0.19%                  $    126,491                0.03%

Montana                1                   0.06%                  $     89,516                0.02%               \

Alaska                 1                   0.06%                  $     47,135                0.01%
                   ---------             --------                 ------------              ---------

Total                1,603               100.00%                   $386,265,403               100.0%


Rhode Island          20                   1.22%              $  2,406,209                0.56%

Maryland              20                   1.22%              $  2,255,037                0.53%

Arkansas               7                   0.43%              $  2,193,731                0.51%

Iowa                  14                   0.85%              $  2,079,443                0.49%

Nevada                10                   0.61%              $  1,671,099                0.39%

South Carolina        10                   0.61%              $  1,537,918                0.36%

West Virginia         12                   0.73%              $  1,439,143                0.34%

Mississippi           11                   0.67%              $  1,218,451                0.28%

Louisiana              9                   0.55%              $  1,031,196                0.24%

Nebraska               2                   0.12%              $    727,229                0.17%

Maine                  4                   0.24%              $    540,645                0.13%

Delaware               1                   0.06%              $    259,574                0.06%

New Mexico             1                   0.06%              $    150,410                0.04%

Vermont                3                   0.18%              $    178,535                0.04%

Washington D.C.        3                   0.18%              $    137,566                0.03%

Montana                1                   0.06%              $     97,102                0.02%

Alaska                 1                   0.06%              $     51,243                0.01%
                   -----                 ------               ------------              ------
 Total:            1,639                 100.00%              $428,332,192              100.00%

                  Distribution of Contracts by Equipment Type
                  -------------------------------------------
                              as of April 1, 1999
                              -------------------

                                                  Percentage of           Discounted              Percentage of Aggregate
Equipment Type         Number of Contracts     Number of Contracts      Contract Balance        Discounted Contract Balance
--------------         -------------------     -------------------      ----------------        ---------------------------
Computer Hardware              268                    16.72%              $ 66,033,931                    17.10%
Printing                       174                    10.85%              $ 62,624,785                    16.21%
Computer Software              106                     6.61%              $ 45,731,800                    11.84%
Machine Tool                   331                    20.65%              $ 40,788,974                    10.56%
Plastics                       265                    16.53%              $ 31,972,626                     8.28%
General Equipment               39                     2.43%              $ 22,854,201                     5.92%
High Tech Manufacturing          9                     0.56%              $ 18,940,392                     4.90%
Entertainment                   17                     1.06%              $ 14,636,764                     3.79%
Construction                    78                     4.87%              $ 13,030,456                     3.37%
Furniture and Fixture           29                     1.81%              $ 11,828,238                     3.06%
Industrial Equipment            11                     0.69%              $  7,183,694                     1.86%
Transportation                   2                     0.12%              $  5,639,442                     1.46%
Dry Cleaning                    32                     2.00%              $  4,826,458                     1.25%
Pre-Press                       21                     1.31%              $  4,567,723                     1.18%
Vehicles                        10                     0.62%              $  4,561,163                     1.18%
Medical-Hospital                33                     2.06%              $  4,459,534                     1.15%
Telecommunications               7                     0.44%              $  4,273,820                     1.11%
Agriculture                     15                     0.94%              $  4,252,744                     1.10%
Medical - Clininc               11                     0.69%              $  3,391,539                     1.02%
Dental                           1                     0.06%              $  2,969,956                     0.77%
Textile                         43                     2.68%              $  2,175,761                     0.56%
Retail                          38                     2.37%              $  2,102,756                     0.54%
Oil & Gas Extraction            23                     1.43%              $  1,454,708                     0.38%
Communication                    9                     0.56%              $  1,322,104                     0.34%
Franchising                      7                     0.44%              $    928,086                     0.24%
Medical                          3                     0.19%              $    718,020                     0.19%
Unused                           2                     0.12%              $    615,312                     0.16%
Post Press                       1                     0.06%              $    487,902                     0.13%
Film Processing                  8                     0.50%              $    404,094                     0.10%
Miscellaneous House I            4                     0.25%              $    347,663                     0.09%
Environmental Control            1                     0.06%              $    160,075                     0.04%
Food Processing                  1                     0.06%              $    151,527                     0.04%
Material Handling                2                     0.12%              $    143,516                     0.04%
Miscellaneous House II           1                     0.06%              $    108,233                     0.03%
Petroleum Equipment              1                     0.06%              $     37,404                     0.01%

   Total:                    1,603                   100.00%              $386,265,403                   100.00%

                    Distribution of Contracts by Obligor Industry
                           Data as of April 1, 1999



                                                                                                            Percentage of
                                                          Percentage of              Discounted             Aggregate Discounted
Industry                          Number of Contracts     Number of Contracts        Contract Balance       Contract Balance
--------                          -------------------     -------------------        ----------------       --------------------
Printing/Publishing               199                     12.41%                     $ 68,262,341           17.67%

Business Services                 106                      6.61%                     $ 35,048,539            9.07%

Industrial                        229                     14.29%                     $ 33,449,900            8.66%
Machinery/Equipment

Nondepository                      52                      3.24%                     $ 27,398,402            7.09%
Institutions

Rubber and Misc.                  211                     13.16%                     $ 25,316,711            6.55%
Plastic Products

Electronic and Other               32                      2.00%                     $ 17,918,003            4.64%
Electrical Equipment

Communications                     11                      0.69%                     $ 14,763,570            3.82%

Wholesale Trade                    56                      3.49%                     $ 12,677,618            3.28%
Durable Goods

Health Services                    60                      3.74%                     $ 11,987,762            3.10%

Fabricated Metal                   89                      5.55%                     $ 10,440,506            2.70%
Products

Transportation                     21                      1.31%                     $  7,951,274            2.06%
Equipment

Insurance Carriers                 19                      1.19%                     $  7,708,105            2.00%

Eating and Drinking                29                      1.81%                     $  7,200,072            1.86%
Places

Nonclassifiable                    39                      2.43%                     $  6,891,739            1.78%
Establishments

Special Trade                      27                      1.68%                     $  6,152,225            1.59%
Contractors

Transportation by Air               3                      0.19%                     $  5,782,304            1.50%

Personal Services                  32                      2.00%                     $  5,752,947            1.49%

Engineering &                      14                      0.87%                     $  5,740,037            1.49%
Management Services

Auto Repair, Services               4                      0.25%                     $  5,561,777            1.44%
and Parking

Miscellaneous Retail               25                      1.56%                     $  5,399,739            1.40%

Stone, Clay and Glass              48                      2.99%                     $  5,120,236            1.33%
Products

Trucking and                        9                      0.56%                     $  4,835,399            1.25%
Warehousing

Chemicals and Allied               16                      1.00%                     $  4,746,596            1.23%
Products

Food and Kindred                   13                      0.81%                     $  4,460,738            1.15%
Spirits

Instruments and                    16                      1.00%                     $  4,341,753            1.12%
Related Products                 ----                    -------                     ------------            -----

Subtotal                        1,360                     84.84%                     $344,908,294           89.29%
                                -----                    -------                     ------------          -------

All others                        243                     15.16%                     $ 41,357,108           10.71%
                                -----                    -------                     ------------          -------

Total:                          1,603                    100.00%                     $386,265,403          100.00%
                                =====                    ======                      ============          ======

            Distribution of Contracts By Original Contract Balance
                          Data as of April 1, 1999

Original Gross                           Percentage of     Discounted            Percentage of
Contract                  Number of      Number of         Contract              Aggregate Discounted
Balance                   Contracts      Contracts         Balance               Contract Balance
-------                   ---------      ---------         -------               ----------------
    25,001 - 50,000        39             2.43%            $ 1,167,018            0.30%

    50,001 - 100,000      324            20.21%             14,475,438            3.75%

100,001 - 150,000         258            16.09%             18,462,797            4.78%

150,001 - 200,000         206            12.85%             21,209,667            5.49%

200,001 - 250,000         149             9.30%             20,031,211            5.19%

250,001 - 300,000         116             7.24%             18,671,907            4.83%

300,001 - 400,000         133             8.30%             27,216,217            7.05%

400,001 - 500,000          82             5.12%             19,797,067            5.13%

500,001 - 600,000          70             4.37%             20,959,483            5.43%

600,001 - 700,000          37             2.31%             13,444,772            3.48%

700,001 - 800,000          29             1.81%             11,998,976            3.11%

800,001 - 900,000          14             0.87%              6,558,294            1.70%

900,001 - 1,000,000        13             0.81%              6,319,177            1.64%

1,000,001 - 1,250,000      39             2.43%             25,464,219            6.59%

1,250,001 - 1,500,000      22             1.37%             18,375,835            4.76%

1,500,001 - 1,750,000      13             0.81%             10,809,298            2.80%

1,750,001 - 2,000,000       9             0.56%             11,242,031            2.91%

2,000,001 - 2,250,000       8             0.50%              9,395,375            2.43%

2,250,001 - 2,500,000       9             0.56%             14,760,117            3.82%

2,500,001 - 2,750,000       3             0.19%              5,364,465            1.39%

2,750,001 - 3,000,000       3             0.19%              6,197,335            1.60%

3,000,001 - 3,500,000       9             0.56%             20,735,691            5.37%

3,500,001 - 4,000,000       5             0.31%              9,997,464            2.59%

4,000,001 - 4,500,000       2             0.12%              4,933,833            1.28%

4,500,001 - 5,000,000       2             0.12%              6,753,632            1.75%

5,000,001 - 6,000,000       3             0.19%             11,932,568            3.09%

7,000,001 - 8,000,000       3             0.19%             15,932,602            4.12%

8,000,001 - 9,000,000       1             0.06%              3,962,679            1.03%

10,000,001 - 11,000,000     1             0.06%              5,884,070            1.52%

18,000,001 - 19,000,000     1             0.06%              4,212,668            1.09%
                            -             -----            -----------            -----


    Total:                1,603          100.00%           $386,265,403          100.00%



            Distribution of Contracts By Remaining Contract Balance
                          Data as of January 1, 1999



Remaining                                Percentage of     Discounted            Percentage of
Contract                  Number of      Number of         Contract              Aggregate Discounted
Balance                   Contracts      Contracts         Balance               Contract Balance
-------                   ---------      ---------         -------               ----------------

    1 - 25,000             13             0.81%         $    279,918               0.07%

25,001 - 50,000           298            18.59%           11,109,655               2.88%

50,001 - 100,000          432            26.95%           31,287,377               8.10%

100,001 - 150,000         257            16.03%           31,396,550               8.13%

150,001 - 200,000         167            10.42%           29,144,002               7.55%

200,001 - 250,000         110             6.86%           24,672,814               6.39%

250,001 - 300,000          66             4.12%           18,094,225               4.68%

300,001 - 400,000          65             4.05%           22,237,975               5.76%

400,001 - 500,000          49             3.06%           21,795,869               5.64%

500,001 - 600,000          23             1.43%           12,545,517               3.25%

600,001 - 700,000          21             1.31%           13,671,943               3.54%

700,001 - 800,000          17             1.06%           12,778,393               3.31%

800,001 - 900,000           9             0.56%            7,756,268               2.01%

900,001 - 1,000,000         8             0.50%            7,559,225               1.96%

1,000,001 - 1,250,000      16             1.00%           17,381,942               4.50%

1,250,001 - 1,500,000      15             0.94%           20,677,565               5.35%

1,500,001 - 1,750,000       4             0.25%            6,450,439               1.67%

1,750,001 - 2,000,000       8             0.50%           14,926,698               3.86%

2,000,001 - 2,250,000       5             0.31%           10,709,424               2.77%

2,250,001 - 2,500,000       6             0.37%           14,061,148               3.64%

2,500,001 - 2,750,000       1             0.06%            2,501,724               0.65%

2,750,001 - 3,000,000       2             0.12%            5,967,752               1.54%

3,000,001 - 3,500,000       1             0.06%            3,499,388               0.91%

3,500,001 - 4,000,000       4             0.25%           14,976,931               3.88%

4,000,001 - 4,500,000       1             0.06%            4,212,668               1.09%

4,500,001 - 5,000,000       2             0.12%            9,700,113               2.51%

5,000,001 - 6,000,000       3             0.19%           16,874,885               4.37%
                         ----           -------           ----------             -------

          Total:        1,639           100.00%         $386,265,403             100.00%


              Distribution of Contracts By Original Contract Term
                          Data as of April 1, 1999

                        Number              Percentage of                                Percentage of
Original Term           of                  Numbers of          Discounted               Aggregate Discounted
(Months)                Contracts           Contracts           Contract Balance         Contract Balance
--------                ---------           ---------           ----------------         ----------------
13 - 24                     40                 2.50%             $ 15,735,301                4.07%
25 - 36                    264                16.47%               59,493,109               15.40%
37 - 48                    151                 9.42%               52,993,836               13.72%
49 - 60                    845                52.71%              154,024,594               39.88%
61 - 72                    162                10.11%               33,495,045                8.67%
73 - 84                    106                 6.61%               42,773,797               12.11%
85 -                        35                 2.18%               23,749,720                6.15%
                         -----               ------              ------------             -------

Total:                   1,603               100.00%             $386,265,403              100.00%


       Distribution of Contracts By Remaining Months to Stated Maturity
                           Data as of April 1, 1999

                                            Percentage of                                 Percentage of
Remaining Term          Number              Numbers of          Aggregate Discounted      Aggregate Discounted
(Months)                of Contracts        Contracts           Contract Balance          Contract Balance
--------                ------------        ---------           ----------------          ----------------
1 - 12                      78                 4.87%             $  9,625,305                2.49%
13 - 24                    350                21.83%               67,714,024               17.53%
25 - 36                    383                23.89%               94,859,172               24.56%
37 - 48                    438                27.32%               82,986,400               21.48%
49 - 60                    265                16.53%               72,816,478               20.15%
61 - 72                     61                 3.81%               35,412,748                9.17%
73 - 84                     28                 1.75%               17,851,276                4.62%
                         -----               ------              ------------              ------

 Total:                  1,603               100.00%             $386,265,403              100.00%

Delinquency and Loss Information


     The originators treat a contract as delinquent if the obligor does not make a scheduled payment at the time or in the amount required by on the contract is not paid by an obligor in a manner consistent with the contract terms. Contract terms require payment by the obligor within 30 days from the "due date" provided in the associated invoice. As of April 1, 1999 no contract sold to the trust has any delinquent scheduled payments. We consider a schedule payment to be delinquent if:

     . it is more than 60 days delinquent; and . the delinquent amount is more than the greater of the following:
       (A) $10 or
       (B) 10% or more of the scheduled payment.

There are no non-performing or non-prime contracts included in the contracts sold to the trust.

For a definition of defaulted contracts. see "The Sale and Servicing Agreement-Definition of Defaulted Contracts".

     The following tables set forth the originators' delinquency and loss experience on their aggregate domestic portfolio of equipment lease and loan portfolio. Not all of the contracts in the originators' aggregate portfolio will be transferred to the trust. Therefore, the data in the following tables includes delinquency and loss experience for the contracts and other financial assets owned by Heller Financial. The delinquency and loss experience set forth in the following tables is described in terms of receivables and repossessed assets on Heller Financial's financial statements. The receivables are calculated net of unearned income.

     The data presented in the following tables and the period to period discussion below reflect historical results and there is no assurance that the delinquency or loss experience of the contracts will be similar to that set forth below.

                               Contract Portfolio
                             Delinquency Experience
                             (Dollars in Millions)
                                       At
___________________________________________________________________________



                         Twelve                 Twelve                Twelve                     Twelve
                         Months                 Months                Months                    Months
                         Ended                  Ended                 Ended                      Ended
                       December               December              December                    December
                        31, 1998               31, 1997              31, 1996                   31, 1995
                  -------------------------------------------------------------------------------------------

Ending
 Receivables and
 Repossesed
 Assets..........

                  $1,647.00   100.00%    $1,758.00  100.00%      $1,525.00  100.00%         $1,175.00  100.00%

Number of
 Delinquent Days
 ($ of Ending
 Receivables and
 Repossessed
 Assets)


31-60 days.......     $9.44     0.57%       $17.33    0.99%         $16.55    1.09%            $18.38    1.56%

61-90 days.......     $6.04     0.37%        $6.86    0.39%          $4.68    0.31%            $11.23    0.96%

Over 90 days.....    $14.55     0.88%       $18.91    1.08%         $17.15    1.12%            $11.84    1.01%

Total............    $30.03     1.82%       $43.10    2.45%         $38.38    2.52%            $41.45    3.53%

Delinquent receivables on the above table include accrued interest.

                                                       Contract Portfolio
                                                    Contract Loss Experience
                                                      (Dollars in Millions)
                                                               At

                              --------------------------------------------------------------------

                                     Twelve Months             Twelve Months             Twelve Months            Twelve Months
                                         Ended                     Ended                     Ended                    Ended
                                      December 31,             December 31,              December 31,             December 31,
                                      ------------             ------------              ------------             ------------
                                          1998                     1997                      1996                     1995
                                          ----                     ----                      ----                     ----
average Receivables and
Repossessed Assets                 $1,845.00     100%       $1,609.00      100%       $1,293.00      100%       $1,014.0     100%

gross losses (as % of
Receivables and Repossessed
Assets)                             $    1.35    0.07%       $    1.92     0.12%       $    0.65     0.05%       $   0.89    0.09%

gross recoveries (as % of
Receivables and Repossessed
Assets)                             $    0.60    0.03%       $    0.42     0.03%       $    0.36     0.03%       $   0.32    0.03%

net losses (as % of
Receivables and Repossessed
Assets)                             $    0.75    0.04%       $    1.50     0.09%       $    0.29     0.02%       $   0.58    0.06%

Gross losses, as a percentage of receivables and repossessed assets, are shown in the above table net of vendor recourse.

With respect to contracts representing over 50% of the average receivables and repossessed assets for contracts secured by printing equipment, defaults would have been approximately $4.1 million in the twelve months ended December 31, 1998 and $8.4 million for the twelve months ended December 31, 1997; after vendor recourse, actual losses aggregated $58,000 over the period.

Twelve Months Ended December 31, 1998 versus Twelve Months Ended December 31,
1997

     The amounts classified as delinquent as a percentage of receivables and repossessed assets declined between December 31, 1997 and December 31, 1998. Net losses as a percentage of average receivables and repossessed assets decreased slightly in 1998 as compared to 1997. The slight increase is not attributable to any one factor and we have no basis to predict, and offer no assurances as to, whether net losses as a percentage of receivables and repossessed assets will continue to decrease in subsequent periods. Average receivables and repossessed assets decreased approximately 14.7% from December 31, 1997 to December 31, 1998 due to normal fluctuations in the amount of contracts originated. We believe that stability in delinquency and loss experience is a result of continued generally favorable economic conditions and consistent application of credit standards on the part of the originators of such assets.

Twelve Months Ended December 31, 1997 versus Twelve Months Ended December 31,
1996

     The amounts classified as delinquent as a percentage of receivables and repossessed assets decreased slightly between December 31, 1996 and December 31, 1997. Net losses as a percentage of average receivables and repossessed assets increased slightly in 1997 as compared to 1996. The increase is not attributable to any one factor and we believe that it is partially attributable to the increase in average receivables and repossessed assets. Average receivables and repossessed assets increased approximately 24% from December 31, 1996 to December 31, 1997 due to an increase in financing activity. As noted above, we believe that stability in delinquency and loss experience is a result of continued generally favorable economic conditions and consistent application of credit standards on the part of the originators of such assets.

Twelve Months Ended December 31, 1996 versus Twelve Months Ended December 31,
1995

     The amounts classified as delinquent as a percentage of receivables and repossessed assets decreased between December 31, 1995 and December 31, 1996. Net losses as a percentage of average receivables and repossessed assets decreased slightly during the same period while average receivables and repossessed assets increased approximately 27.5%. As noted above, we believe that stability in delinquency and loss experience is a result of continued generally favorable economic conditions and consistent application of credit standards on the part of the originators of such assets.

The Contracts

     The trust will be entitled to all collections on account of the contracts and related equipment, including collections on end user contracts securing vendor loans. However, the trust will not be entitled to the Excluded Amounts. See "Description of the Notes and Indenture -- Amounts Available for Payment on the Notes". All of the contracts are commercial contracts.

 End-User Contracts

     The following discussion describes the end-user contracts, including end-user contracts securing vendor loans. All of the end-user contracts in respect of equipment, software and related support and consulting services to be included from time to time in the trust are of one of the following types:

     .  conditional sale agreements;
     .  leases;
     .  secured promissory notes;
     .  installment payment agreements; and
     .  financing agreements.

 There is no limit on the number of contracts which may consist of any of the foregoing types. Each contract must be an eligible contract as of the applicable cutoff date. In order for a contract to be eligible to be transferred to the trust and to be a trust asset it must have the certain characteristics which are more fully described in "The Sale and Servicing Agreement -- Representations and Warranties; Definition of Eligible Contract".

     Conditional Sale Agreements.

     The originators offer financing for equipment under conditional sale agreements assigned to the originators by vendors. Most of the conditional sale agreements transferred to the trust will consist of either the originators' standard pre-printed form, or of the vendors' standard, pre-printed forms. These forms have been reviewed and approved for use by the applicable originator. The conditional sale agreement sets forth the description of each item financed thereunder and the schedule of installment payments. Most of the Generally, loans under conditional sale agreements are fixed rate and are for a one to seven year term. Most of the payments under conditional sale agreements generally are due monthly. Conditional sale agreement terms include the following:

     . a grant by the end-user thereunder of a security interest in any related equipment which is then assigned by the vendor to the originator;
     . may allow prepayment of the obligation upon payment, where allowed by applicable state law, of an additional prepayment fee;
     . the end-user is required to maintain the equipment, keep it free and clear of liens and encumbrances and pay all taxes related to the equipment;
     . no modification or disposal of the equipment without the originator's, or its assignee's, consent;
     .  a disclaimer of warranties;
     . the end-user's indemnity against liabilities arising from the use, possession or ownership of the equipment; and
     . the end-user's absolute and unconditional obligation to pay the installment payments required under the terms of the agreement.

     The conditional sale agreement also requires each end-user to maintain insurance, the terms of which may vary. The terms of a conditional sale agreement may be modified at its inception at the end-user's request. These modifications must either be approved by the originator's legal department and several levels of management before the originator will agree to accept an assignment of the conditional sale agreement from a vendor, or the vendor must indemnify the originator against any losses or damages it may suffer as a result of the modifications.

Leases.

     The originators, either directly or by assignment from vendors, offer financing of equipment under leases. Leases may consist of individual lease agreements each relating to a single, separate transaction or may consist of individual transactions written under and governed by a master lease agreement which contains the general terms and conditions of the transaction. Specific terms and conditions, such as descriptions of the specific equipment being leased or financed and the schedule of related rental payments, are contained in a supplement or schedule to the master lease agreement, which is signed by the end-user, as lessee, and either the vendor or the originator, as lessor. The supplement or schedule incorporates the master lease agreement by reference and is treated by the originator as a separate lease. Each lease is originated in the ordinary course of business by either the originator or a vendor. The vendors assign leases to the originator through a vendor finance agreement or vendor assignment.

     The initial terms of most of the leases transferred to the trust generally range from one to seven years. Each lease provides for the periodic payment by the end-user of rent in advance or arrears, usually generally monthly or quarterly. The periodic payments represent the amortization, usually generally on a level basis, of the total amount that an end-user is required to pay throughout the term of a lease.

     The leases to be transferred to the trust are "net leases" under which the end-user assumes responsibility for the items financed thereunder, including operation, maintenance, repair, insurance, return of any equipment at the expiration or termination of the lease and the payment of all sales and use and property taxes relating to such financed item during the lease term. The originator or vendor is named as loss payee on insurance policies covering the equipment. The end-user further agrees to indemnify the lessor for any liabilities arising out of the use or operation of the item financed by the end-user. In most cases, the lessor is also authorized to perform the end-user's obligations under the lease at the end-user's expense, if it so elects, in cases where the end-user has failed to perform. In addition, the leases often generally contain "hell or high water" clauses unconditionally obligating the end-user to make periodic payments, without setoff, at the times and in the amounts specified in the lease. If the originator is the lessor, the lease contains no express or implied warranties with respect to the items financed thereunder other than a warranty of quiet enjoyment. If a vendor is the lessor, the lease or a related agreement may contain representations and warranties relating to the items financed thereunder in addition to a warranty of quiet enjoyment; however, the end-user agrees not to assert any warranty claims against any assignee of the vendor, including the originator, by way of setoff, counterclaim or otherwise, and further agrees that it may only bring such claims against the vendor. All leases of equipment require the end-user to maintain, at its expense, casualty insurance covering damage to or loss of the equipment during the lease term or to self-insure against those risks, if approved in advance by the originator.

     The leases include both "true leases" and leases intended for security as defined in Section 1-201(37) of the Uniform Commercial Code. Under a "true lease," the lessor bears the risk of ownership, although the risk of loss of the related equipment is passed to the end-user under the leases, and no title is conferred upon the lessee. Under a "true lease" the lessor also takes any tax benefits associated with the ownership of depreciable property under applicable law. The lessee under a "true lease" has the right to the temporary use of property for a term shorter than the economic life of such property in exchange for payments at scheduled intervals during the lease term and the lessor retains a significant "residual" economic interest in the leased property. End of lease options for "true leases" include purchase or renewal at fair market value. Under leases intended for security, the lessor in effect finances the "purchase" of the leased property by the lessee and retains a security interest in the leased property. The lessee retains the leased property for substantially all its economic life and the lessor retains no significant residual interest. Such leases are considered conditional sales type leases for federal income tax purposes and, accordingly, the lessor does not take any federal tax benefits associated with the ownership of depreciable property. End of lease options for such leases depend on the terms of the related individual lease agreement or master lease agreement supplement or schedule. Those terms usually provide for the purchase of the equipment at a specified restated price, which may be nominal.

     End-users under a lease are either prohibited from altering or modifying the equipment or may alter or modify the equipment only to the extent the alterations or modifications are readily removable without damage to the equipment. Under some master lease agreements, the end-user may assign its rights and obligations under the lease, but only upon receiving the prior written consent of the lessor. Under some master lease agreements, the end-user may relocate the equipment upon giving the lessor prompt written notice of the relocation. The right to grant or deny the consent or to receive the written notice will be exercised by the servicer pursuant to the authority delegated to it in the Sale and Servicing Agreement. Some leases permit the end-user to substitute substantially identical leased equipment for leased equipment scheduled to be returned to the lessor under the lease.

     While the terms and conditions of the leases do not usually permit cancellation by the end-user, some leases may be modified or terminated before the end of the lease term. Modifications to a lease term or early lease terminations may be permitted by the originator, or by a vendor with the consent of the originator. Modifications are often generally permitted in conjunction with additional financing opportunities from the same end-user. Early termination of a lease may be permitted in connection with the acquisition of new technology requiring replacement of the equipment. In such cases, the related equipment is returned to the vendor or originator and an amount approximately generally equal to the present value of the remaining rental payments under the lease plus an early termination fee is paid by the end-user to the originator. Modifications usually involve repricing a lease or modification of the lease term. Occasionally a lease may be modified in connection with an increase in the capacity or performance of equipment by adding additional equipment that includes new technology. Coincident with the financing of an upgrade to the equipment, the originator may reprice and extend the related base lease term. Leases whose terms have been extended under those circumstances may remain in the pool of contracts held by the trust. Heller Financial, Inc., as servicer, expects to continue to permit these modifications and terminations with respect to leases included in the contracts pursuant to the authority delegated to it in the Sale and Servicing Agreement. However the servicer's ability to make material modifications is limited as described under "The Sale and Servicing Agreement --Material Modifications to Contracts".

     The standard terms and conditions of a master lease agreement may be modified at the inception of a lease at the request of the end-user. The modifications must either be approved by the originator's legal department and several levels of management before the originator will agree to enter into the lease or accept an assignment of the lease from a vendor. Alternatively, the vendor must indemnify the originator against any losses or damages it may suffer as a result of the modifications. Common permitted modifications include, but are not limited to, the following:

     .  a one dollar purchase option at the end of the lease term;
     . prearranged mid-lease purchase options, early termination options and lease extension options as described above;
     .  modifications to the lessor's equipment inspection rights;
     . modifications to the end-user's insurance requirements permitting the end-user to self-insure against casualty to the equipment;
     . the end-user's right to assign the lease or sub-lease the items financed pursuant to the lease items to an affiliated entity, so long as the end-user remains liable under the lease and promptly notifies the lessor or its assignee of such assignment or sublease; and
     .  extended grace periods for late payments of rent.

Secured Promissory Notes.

     The originators also provide direct initial financing or refinancing of equipment under secured promissory notes, which consist of an installment note and a separate security agreement. In an initial financing transaction, the applicable originator pays to the vendor the purchase price for the equipment and in a refinancing transaction, the originator pays off an end-user's existing financing source. In the case of a refinancing transaction, upon payment to the existing financing source, the originator obtains a release of the other party's lien on the financed equipment. In either case, the originator records its own lien against the financed equipment and takes possession of the secured promissory note, which constitutes chattel paper under the Uniform Commercial Code. In either case, the transaction is documented as a direct loan by the originator to the end-user of the equipment using a secured promissory note. Except for the lack of references to "sale" or "purchase" of equipment, the terms and conditions contained in a secured promissory note are substantially similar to those contained in a conditional sale agreement.

Installment Payment Agreements and Financing Agreements.

     The originators provide financing for software license fees and related support and consulting services under installment payment supplements to software license agreements, separate installment payment agreements or other forms of financing agreements assigned to the applicable originator by vendors of software. Each financing agreement is an unsecured obligation of the end-user. Most of the financing agreements provide:

     .  a fixed schedule of payments with no end-user right of prepayment;
     .  that the agreement is noncancellable for its term;
     . a "hell or high water" clause unconditionally obligating the end-user to make periodic payments, without setoff, at the times and in the amounts specified in such agreement;
     . for the vendor to assign the payment agreement to a third party, including the originator
     . an agreement by the end-user, upon such assignment, not to assert against such assignee any claims or defenses the end-user may have against the vendor; and
     . default and remedy provisions that often include acceleration of amounts due.

     In some cases, the financing agreements also give the vendor the right to terminate the underlying software license and all related support and consulting activities. The originator may obtain this right by assignment from the vendor.

Equipment

     The end-user contracts cover a wide variety of new and used equipment. Some examples of the types of equipment are: printing, pre-press, machine tool, plastics, computer hardware, computer software, restaurant, transportation, energy related, medical, industrial equipment and aircraft. All of the interests of the originator in the equipment subject to an end-user contract will be transferred to the trust. Those interests consist or will consist of either title to the equipment or a security interest in the equipment.

Software and Related Services

     Some of the end-user contracts, which are usually in the form of financing agreements, cover license fees and other fees owed by the end-users under either perpetual or term software license agreements and other related agreements in connection with the use by such end-users of computer software programs. Those end-user contracts may also cover related support and consulting services which are provided by the vendor, an affiliate of the vendor or a third party contract party and which facilitate the obligors use of the software. No interest in the software, the software license agreement or the related services, other than the right to collect the payment of software license fees and, in some cases, to exercise rights and remedies under the software license agreement, has been or will be conveyed to the originators or the trust depositor. Consequently, the trust will not have title to or a security interest in the software, nor will it own the related services, and would not be able to realize any value from the software therefrom under a related end-user contract upon a default by the end-user.

Vendor Loans

     The contracts may include limited recourse or non-recourse loan or repayment obligations. These loan or repayment obligations are referred to in this prospectus as vendor loans. A vendor loan is payable by a vendor and secured by all of the vendor's interest in an individual end-user contract originated by the vendor and by the equipment related to that end-user contract. A vendor can be a equipment manufacturer, dealer or distributor or a computer software distributor or any other person located in the United States.

     Vendor loans may be originated under a vendor finance program. Under some vendor financial programs end-user contracts may be originated by the originator directly, or purchased by the originator from the vendor, in separate transactions not giving rise to vendor loans. See "--Vendor Finance Programs". Vendor loans often are non-recourse to the vendor, meaning the applicable originator may obtain repayment solely from the proceeds of the end-user contracts and related equipment securing the vendor loan. In a few instances, however, recourse to a vendor for nonpayment of a vendor loan may be available through a limited recourse arrangement included in the related vendor finance program. The repayment terms under a vendor loan, including periodic amounts payable and schedule of payments, correspond to the payment terms of the end-user under the end-user contract collaterally assigned under the vendor loan.

Vendor Finance Programs

     We expect that a substantial portion of the end-user contracts included in the trust will have been originated by vendors and assigned or pledged to the originator under the pursuant to vendor finance programs. Also, as described above, vendor loans may be originated through vendor finance programs with the related vendor. All rights, but not obligations, of the originators with respect to the contracts under the agreements governing vendor finance programs are usually assignable and will be so assigned by the originators to the trust depositor and in turn conveyed by the trust depositor to the trust. The vendor finance programs with vendors provide the originators with the opportunity to finance transactions relating to the acquisition or use by an end-user of a vendor's equipment, software and related services or other products. Vendor finance programs provide the originators with a steady, sustainable flow of new business, often these vendors have generally with lower costs of origination that are lower than the originators' than asset-based financings which are marketed directly to end-users. Many of the vendor finance programs provide various forms of support to the applicable originator, including representations and warranties by the vendor in respect of the end-user contracts assigned by the vendor to the originator and related equipment or software and related services, credit support with respect to defaults by end-users and equipment repurchase and remarketing arrangements upon early termination of end-user contracts upon a default by the related end-users. Some of the vendor finance programs take the form of a referral relationship which is less formal, and may or may not include credit or remarketing support to the originator from the vendor.

     Other than agreements that only establish a referral relationship, each agreement governing a vendor finance program generally includes the following provisions:

     . Vendor representations, warranties and covenants regarding each end-user contract assigned to the originator, including the following among other things that:

          (1) the obligations of the end-user under the assigned end-user contract are absolute, unconditional, noncancellable and enforceable in accordance with its terms;
          (2)  the obligations of the end-user under assigned end-user contract are free from any rights of offset, counterclaim or defense;
          (3)  the originator holds the sole original of the end-user contract and has either title to or a first priority perfected security interest in the equipment;
          (4) the equipment and the end-user contract are free and clear of all liens, claims or encumbrances;
          (5) the equipment or the software has been irrevocably accepted by the end-user and will perform as warranted to the end-user; and
          (6) the assigned end-user contract was duly authorized and signed by the end-user;

     . Remedies in the event of a misrepresentation or breach of a warranty or covenant by the vendor regarding an assigned end-user contract. These remedies usually require the vendor to repurchase the affected end-user contract for the originator's investment balance in the end-user contract plus costs incurred by the originator in breaking any underlying funding arrangement;

     . In the case of end-user contracts covering equipment, remarketing support from the vendor in the event of an end-user default and subsequent repossession or return of the equipment under the end-user contract. The remarking support is intended to assist the originator in realizing proceeds from the equipment assigned as collateral security to support the obligations of the end-user under the end-user contract; and

     . The right of the originator to further assign its interests in assigned end-user contracts, all payments thereunder and any related interest in equipment.

     The originator may delegate to the vendor pursuant to the vendor finance program agreement, ongoing administrative duties relating to servicing, processing of collections and actual substantive collection remedies. The vendor may be able to delegate those administrative duties to a sub-servicer acceptable to the originator.

     In addition to the foregoing, a vendor finance program agreement may include recourse against the vendor with respect to end-user defaults under specific end-user contracts. The recourse may structured in the following ways:

     . by specifying that the assignment of the end-user contract from the vendor to the originator is with full recourse against the vendor;
     . by specifying that the vendor will absorb a limited fixed dollar or percentage amount of "first losses" on the contract, or
     . by inclusion of the end-user contract in an "ultimate net loss pool" created under the vendor finance program. In the event of an end-user default under an end-user contract which was assigned by the vendor to the originator subject to the ultimate net loss pool, the originator may draw against the ultimate net loss pool up to the amount of the originator's remaining unpaid investment balance in the defaulted end-user contract, but not in excess of the ultimate net loss pool balance then available. Drawings may also be made against the ultimate net loss pool with respect to end-user contracts that are not included in the pool of contracts and, accordingly, there can be no assurance that any amounts contributed by a vendor to the ultimate net loss pool will be available in the event of an end-user default under a end-user contract included in the pool of contracts.

     The manner in which end-user contracts are assigned to the originator by the vendors differs under each vendor finance program, depending upon the nature of the financed equipment by the contracts, the form of the end-user contract, the accounting treatment sought by the vendor and the end-user, and tax considerations.

     For example, the originator might either accept a vendor loan and collateral assignment of the end-user contract and the security interest in the related equipment from the vendor. Alternatively, the originator may accept a full assignment of the end-user contract and collateral assignment of related equipment from the vendor, which collateral assignment secures the end-user's obligations under the end-user contract. The originator also may receive, from a vendor with respect to software, a full assignment of leases, installment payment programs, installment payment supplements to license programs, and other types of financing programs used in financing software license payments and related support and consulting services.

     We expect that some portion of the end-user contracts included in the pool of contracts, especially in the case of conditional sale programs, will consist of end-user contracts originated by vendors and assigned to the originator under individual assignments tp vendors. Each vendor assignment of a contract or contracts will either be made with or without recourse against the vendor for end-user defaults. Additionally, each vendor assignment of a contract will generally contain many, if not all, of the representations, warranties and covenants typically contained in vendor finance program agreements, as well as a vendor repurchase requirement in the event of a breach by the vendor of such representations, warranties or covenants. The vendor assignments may or may not provide for any vendor remarketing support in the event of an end-user default.

Contract Files

     The applicable originator will indicate in its books and records, including the appropriate computer files relating to the contracts, that the contracts have been transferred to the trust for the benefit of the holders of the notes and certificate. Furthermore, the servicer will stamp the documents relating to the contracts or otherwise mark the contracts with a legend to the effect that the contracts have been transferred to the trust for the benefit of the holders of the notes and certificate. The originators will also deliver to the indenture trustee a computer file or microfiche or written list containing a true and complete list of all contracts which have been transferred to the trust, identified by account number and by the discounted contract balance as of the applicable cutoff date.

How Collections on the Contracts are Treated

     All collections received with respect to the contracts will be allocated as described in "Description of the notes and Indenture -- Allocations". Prepayments will be treated as though they were received on the last day of the collection period in which they are actually received for purposes of calculating amounts available for distribution to you. Payments of principal on the contracts made in advance of their due date will be treated as though they were received on the last day of the collection period in which such principal payments were actually received. Each collection period begins on the second day of a calendar month and ends on and includes the first day of the immediately following calendar month.



Prepayment and Yield Considerations

     The rate of principal payments on the notes, the aggregate amount of each interest payment on the notes and the yield to maturity of the notes are directly related to the rate of payments on the underlying contracts. The payments on the contracts may be in the form of payments scheduled to be made under the terms of the contracts, prepayments or liquidations due to default, casualty and other events which cannot be specified at present. Any payments other than scheduled payments may result in distributions to you of amounts which would otherwise have been distributed over the remaining term of the contracts. Each prepayment on a contract, if the contract is not replaced by the trust with a comparable substitute contract as described under "The Sale and Servicing Agreement -- Substitute Contracts", will shorten the weighted average remaining term of the contracts and the weighted average life of the notes.

     In general, the rate of payments on the contracts may be influenced by a number of other factors, including general economic conditions. The rate of principal payments with respect to any class of notes may also be affected by any repurchase by the trust depositor of contracts under the sale and servicing agreement. Under the sale and servicing agreement, the trust depositor and the originators must repurchase contracts if there is:

     . a breach of representation or warranty as to the contracts which causes such contract to be ineligible to be at trust asset;
     .  prepayment of  contracts; or
     . the exercise by the trust depositor of its repurchase option when the aggregate discounted contract balance of the contracts is less than 10% of the aggregate discounted contract balance of the contracts as of April 1, 1999, the initial cutoff date.

Further, the servicer may permit the obligor under a contract to make an optional prepayment in an amount which is less than the amount sufficient to repay the portion of such contract, together with accrued interest, so long as the trust is indemnified for any such insufficiency by the vendor or the originator. In the case of contracts which must be removed from the trust assets due to their failure to have the characteristics set forth in the sale and servicing agreement or which are Excess Contracts, the rate of prepayment would also be influenced by the trust depositor's decision not to repurchase those contracts and instead, to accept substitute contracts. See "The Sale and Servicing Agreement -- Substitute Contracts". In the event of a repurchase, the repurchase price will decrease the aggregate discounted contract balance of the contracts, leading to a principal repayment and causing the corresponding weighted average life of the notes to decrease. See "Risk Factors -- Maturity and Prepayment Considerations."

     A higher than anticipated rate of prepayment will reduce the aggregate discounted contract balance of the contracts more quickly than expected and thereby result in an increase in the rate at which principal is paid to you and reduce the aggregate interest payments you may have expected to receive on the notes.

     The effective yield will depend upon, among other things, the amount of and rate at which principal is paid to you. You will bear any reinvestment risks resulting from a faster or slower incidence of prepayment of contracts. The reinvestment risks include the risk that interest rates may be lower at the time you receive payments from the trust than interest rates would otherwise have been had the prepayments not been made or had the prepayments been made at a different time. Your after-tax yield may be affected by lags between the time interest income accrues to you and the time the related interest income is received by you.

     The following chart sets forth the percentage of the initial principal amount of the Class A-1 Notes, Class A-2 Notes, Class A-3 Notes, Class A-4 Notes, Class B Notes, Class C Notes and Class D Notes which would be outstanding on the distribution dates set forth below assuming a conditional prepayment rate of 0.00%, 5.00%, 10.00%, 15.00%, 20.00% and 25.00%, respectively. Such information is hypothetical and is set forth for illustrative purposes only. The conditional prepayment rate assumes that a fraction of the outstanding contracts is prepaid on each distribution date, which implies that each contract in the pool of contracts is equally likely to prepay. This fraction, expressed as a percentage, is annualized to arrive at the conditional prepayment rate for the contracts. The conditional prepayment rate measures prepayments based on the outstanding discounted contract balances of the contracts, after the payment of all payments scheduled to be made under the terms of the contracts during each collection period. The conditional prepayment rate further assumes that all contracts are the same size and amortize at the same rate and that each contract will be either paid as scheduled or prepaid in full. The amounts set forth below are based upon the timely receipt of scheduled monthly contract payments as of April 1, 1999, assumes that the trust depositor exercises its option to cause a redemption of the notes when the aggregate discounted contract balance of the contracts is less than 10% of the aggregate discounted contract balance of the contracts as of April 1, 1999, and assumes the closing date for the sale of the contracts to the trust is April 19, 1999. These tables are based upon the statistical discount rate of 5.977%. In addition, it is assumed for the purposes of these tables only, that the trust issues the notes in the following amounts and at the following interest rates:


                Class           Initial Principal Amount                Interest Rate
                -----           ------------------------                -------------
                 A-1                    $129,943,946                        4.96%
                 A-2                      65,665,118                        5.31%
                 A-3                     137,124,218                        5.55%
                 A-4                      30,356,196                        5.69%
                  B                        9,656,635                        5.88%
                  C                        7,725,308                        6.56%
                  D                        3,862,654                        8.79%

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                         Percentage of the Initial Class A-1 Notes Principal Amount
                              at the Conditional Prepayment Rates Set Forth Below

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                                  0%            5%           10%           15%           20%           25%
============================================================================================================

Closing                         100.00%       100.00%       100.00%       100.00%       100.00%       100.00%
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05/13/99                         91.75%        90.52%        89.23%        87.86%        86.43%        84.91%
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06/13/99                         83.52%        81.13%        78.63%        76.02%        73.27%        70.38%
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07/13/99                         72.55%        69.11%        65.54%        61.81%        57.91%        57.83%
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08/13/99                         64.37%        59.93%        55.34%        50.57%        45.61%        40.44%
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09/13/99                         56.60%        51.24%        45.70%        39.98%        34.06%        27.93%
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10/13/99                         47.03%        40.85%        34.50%        27.97%        21.24%        14.31%
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11/13/99                         39.64%        32.65%        25.52%        18.21%        10.72%         3.04%
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12/13/99                         31.48%        23.79%        15.96%         7.99%         0.00%         0.00%
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01/13/2000                       22.10%        13.82%         5.44%         0.00%         0.00%         0.00%
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02/13/2000                       14.13%         5.28%         0.00%         0.00%         0.00%         0.00%
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03/13/2000                        7.22%         0.00%         0.00%         0.00%         0.00%         0.00%
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04/13/2000                        0.00%         0.00%         0.00%         0.00%         0.00%         0.00%
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05/13/2000                        0.00%         0.00%         0.00%         0.00%         0.00%         0.00%
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06/13/2000                        0.00%         0.00%         0.00%         0.00%         0.00%         0.00%
------------------------------------------------------------------------------------------------------------

07/13/2000                        0.00%         0.00%         0.00%         0.00%         0.00%         0.00%
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08/13/2000                        0.00%         0.00%         0.00%         0.00%         0.00%         0.00%
------------------------------------------------------------------------------------------------------------

09/13/2000                        0.00%         0.00%         0.00%         0.00%         0.00%         0.00%
------------------------------------------------------------------------------------------------------------

10/13/2000                        0.00%         0.00%         0.00%         0.00%         0.00%         0.00%
------------------------------------------------------------------------------------------------------------

11/13/2000                        0.00%         0.00%         0.00%         0.00%         0.00%         0.00%
------------------------------------------------------------------------------------------------------------

12/13/2000                        0.00%         0.00%         0.00%         0.00%         0.00%         0.00%
------------------------------------------------------------------------------------------------------------

01/13/2001                        0.00%         0.00%         0.00%         0.00%         0.00%         0.00%
------------------------------------------------------------------------------------------------------------

02/13/2001                        0.00%         0.00%         0.00%         0.00%         0.00%         0.00%
------------------------------------------------------------------------------------------------------------

03/13/2001                        0.00%         0.00%         0.00%         0.00%         0.00%         0.00%
------------------------------------------------------------------------------------------------------------

04/13/2001                        0.00%         0.00%         0.00%         0.00%         0.00%         0.00%
------------------------------------------------------------------------------------------------------------

05/13/2001                        0.00%         0.00%         0.00%         0.00%         0.00%         0.00%
------------------------------------------------------------------------------------------------------------

06/13/2001                        0.00%         0.00%         0.00%         0.00%         0.00%         0.00%
------------------------------------------------------------------------------------------------------------

07/13/2001                        0.00%         0.00%         0.00%         0.00%         0.00%         0.00%
------------------------------------------------------------------------------------------------------------


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                         Percentage of the Initial Class A-1 Notes Principal Amount
                            at the Conditional Prepayment Rates Set Forth Below

------------------------------------------------------------------------------------------------------------
                                 0%            5%           10%           15%           20%           25%
============================================================================================================
08/13/2001                        0.00%         0.00%         0.00%         0.00%         0.00%         0.00%
------------------------------------------------------------------------------------------------------------

09/13/2001                        0.00%         0.00%         0.00%         0.00%         0.00%         0.00%
------------------------------------------------------------------------------------------------------------

10/13/2001                        0.00%         0.00%         0.00%         0.00%         0.00%         0.00%
------------------------------------------------------------------------------------------------------------

11/13/2001                        0.00%         0.00%         0.00%         0.00%         0.00%         0.00%
------------------------------------------------------------------------------------------------------------

12/13/2001                        0.00%         0.00%         0.00%         0.00%         0.00%         0.00%
------------------------------------------------------------------------------------------------------------

01/13/2002                        0.00%         0.00%         0.00%         0.00%         0.00%         0.00%
------------------------------------------------------------------------------------------------------------

02/13/2002                        0.00%         0.00%         0.00%         0.00%         0.00%         0.00%
------------------------------------------------------------------------------------------------------------

03/13/2002                        0.00%         0.00%         0.00%         0.00%         0.00%         0.00%
------------------------------------------------------------------------------------------------------------

04/13/2002                        0.00%         0.00%         0.00%         0.00%         0.00%         0.00%
------------------------------------------------------------------------------------------------------------

05/13/2002                        0.00%         0.00%         0.00%         0.00%         0.00%         0.00%
------------------------------------------------------------------------------------------------------------

06/13/2002                        0.00%         0.00%         0.00%         0.00%         0.00%         0.00%
------------------------------------------------------------------------------------------------------------

07/13/2002                        0.00%         0.00%         0.00%         0.00%         0.00%         0.00%
------------------------------------------------------------------------------------------------------------

08/13/2002                        0.00%         0.00%         0.00%         0.00%         0.00%         0.00%
------------------------------------------------------------------------------------------------------------

09/13/2002                        0.00%         0.00%         0.00%         0.00%         0.00%         0.00%
------------------------------------------------------------------------------------------------------------

10/13/2002                        0.00%         0.00%         0.00%         0.00%         0.00%         0.00%
------------------------------------------------------------------------------------------------------------

11/13/2002                        0.00%         0.00%         0.00%         0.00%         0.00%         0.00%
------------------------------------------------------------------------------------------------------------

12/13/2002                        0.00%         0.00%         0.00%         0.00%         0.00%         0.00%
------------------------------------------------------------------------------------------------------------

01/13/2003                        0.00%         0.00%         0.00%         0.00%         0.00%         0.00%
------------------------------------------------------------------------------------------------------------

02/13/2003                        0.00%         0.00%         0.00%         0.00%         0.00%         0.00%
------------------------------------------------------------------------------------------------------------

03/13/2003                        0.00%         0.00%         0.00%         0.00%         0.00%         0.00%
------------------------------------------------------------------------------------------------------------

04/13/2003                        0.00%         0.00%         0.00%         0.00%         0.00%         0.00%
------------------------------------------------------------------------------------------------------------

05/13/2003                        0.00%         0.00%         0.00%         0.00%         0.00%         0.00%
------------------------------------------------------------------------------------------------------------

06/13/2003                        0.00%         0.00%         0.00%         0.00%         0.00%         0.00%
------------------------------------------------------------------------------------------------------------

07/13/2003                        0.00%         0.00%         0.00%         0.00%         0.00%         0.00%
------------------------------------------------------------------------------------------------------------

08/13/2003                        0.00%         0.00%         0.00%         0.00%         0.00%         0.00%
------------------------------------------------------------------------------------------------------------

09/13/2003                        0.00%         0.00%         0.00%         0.00%         0.00%         0.00%
------------------------------------------------------------------------------------------------------------

10/13/2003                        0.00%         0.00%         0.00%         0.00%         0.00%         0.00%
------------------------------------------------------------------------------------------------------------

11/13/2003                        0.00%         0.00%         0.00%         0.00%         0.00%         0.00%
------------------------------------------------------------------------------------------------------------

12/13/2003                        0.00%         0.00%         0.00%         0.00%         0.00%         0.00%
------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------------
                         Percentage of the Initial Class A-1 Notes Principal Amount
                            at the Conditional Prepayment Rates Set Forth Below

---------------------------------------------------------------------------------------------------------------
                                 0%            5%           10%           15%           20%           25%
===============================================================================================================
01/13/2004                        0.00%         0.00%         0.00%         0.00%         0.00%         0.00%
---------------------------------------------------------------------------------------------------------------

02/13/2004                        0.00%         0.00%         0.00%         0.00%         0.00%         0.00%
---------------------------------------------------------------------------------------------------------------

03/13/2004                        0.00%         0.00%         0.00%         0.00%         0.00%         0.00%
---------------------------------------------------------------------------------------------------------------

04/13/2004                        0.00%         0.00%         0.00%         0.00%         0.00%         0.00%
---------------------------------------------------------------------------------------------------------------

05/13/2004                        0.00%         0.00%         0.00%         0.00%         0.00%         0.00%
---------------------------------------------------------------------------------------------------------------

06/13/2004                        0.00%         0.00%         0.00%         0.00%         0.00%         0.00%
---------------------------------------------------------------------------------------------------------------

07/13/2004                        0.00%         0.00%         0.00%         0.00%         0.00%         0.00%
---------------------------------------------------------------------------------------------------------------

08/13/2004                        0.00%         0.00%         0.00%         0.00%         0.00%         0.00%
---------------------------------------------------------------------------------------------------------------

09/13/2004                        0.00%         0.00%         0.00%         0.00%         0.00%         0.00%
---------------------------------------------------------------------------------------------------------------

10/13/2004                        0.00%         0.00%         0.00%         0.00%         0.00%         0.00%
---------------------------------------------------------------------------------------------------------------

11/13/2004                        0.00%         0.00%         0.00%         0.00%         0.00%         0.00%
---------------------------------------------------------------------------------------------------------------

Weighted Average Life
 (Years)
---------------------------------------------------------------------------------------------------------------

    To Call:                     0.51 yrs      0.46 yrs      0.41 yrs      0.38 yrs      0.34 yrs      0.31 yrs
---------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
                        Percentage of the Initial Class A-2 Notes Principal Amount
                           at the Conditional Prepayment Rates Set Forth Below

----------------------------------------------------------------------------------------------------------
                               0%            5%           10%           15%           20%           25%
==========================================================================================================

Closing                       100.00%       100.00%       100.00%       100.00%       100.00%       100.00%
----------------------------------------------------------------------------------------------------------

05/13/99                      100.00%       100.00%       100.00%       100.00%       100.00%       100.00%
----------------------------------------------------------------------------------------------------------

06/13/99                      100.00%       100.00%       100.00%       100.00%       100.00%       100.00%
----------------------------------------------------------------------------------------------------------

07/13/99                      100.00%       100.00%       100.00%       100.00%       100.00%       100.00%
----------------------------------------------------------------------------------------------------------

08/13/99                      100.00%       100.00%       100.00%       100.00%       100.00%       100.00%
----------------------------------------------------------------------------------------------------------

09/13/99                      100.00%       100.00%       100.00%       100.00%       100.00%       100.00%
----------------------------------------------------------------------------------------------------------

10/13/99                      100.00%       100.00%       100.00%       100.00%       100.00%       100.00%
----------------------------------------------------------------------------------------------------------

11/13/99                      100.00%       100.00%       100.00%       100.00%       100.00%       100.00%
----------------------------------------------------------------------------------------------------------

12/13/99                      100.00%       100.00%       100.00%       100.00%        99.75%        84.80%
----------------------------------------------------------------------------------------------------------

01/13/2000                    100.00%       100.00%       100.00%        94.44%        78.94%        63.16%
----------------------------------------------------------------------------------------------------------

02/13/2000                    100.00%       100.00%        93.43%        77.24%        60.87%        44.33%
----------------------------------------------------------------------------------------------------------

03/13/2000                    100.00%        96.10%        79.12%        62.06%        44.92%        27.68%
----------------------------------------------------------------------------------------------------------

04/13/2000                     96.64%        79.06%        61.47%        43.89%        26.31%         8.72%
----------------------------------------------------------------------------------------------------------

05/13/2000                     82.03%        63.81%        45.67%        27.61%         9.64%         0.00%
----------------------------------------------------------------------------------------------------------

06/13/2000                     66.52%        47.84%        29.33%        10.98%         0.00%         0.00%
----------------------------------------------------------------------------------------------------------

07/13/2000                     48.25%        29.42%        10.83%         0.00%         0.00%         0.00%
----------------------------------------------------------------------------------------------------------

08/13/2000                     34.99%        15.81%         0.00%         0.00%         0.00%         0.00%
----------------------------------------------------------------------------------------------------------

09/13/2000                     23.17%         3.67%         0.00%         0.00%         0.00%         0.00%
----------------------------------------------------------------------------------------------------------

10/13/2000                      8.55%         0.00%         0.00%         0.00%         0.00%         0.00%
----------------------------------------------------------------------------------------------------------

11/13/2000                      0.00%         0.00%         0.00%         0.00%         0.00%         0.00%
----------------------------------------------------------------------------------------------------------

12/13/2000                      0.00%         0.00%         0.00%         0.00%         0.00%         0.00%
----------------------------------------------------------------------------------------------------------

01/13/2001                      0.00%         0.00%         0.00%         0.00%         0.00%         0.00%
----------------------------------------------------------------------------------------------------------

02/13/2001                      0.00%         0.00%         0.00%         0.00%         0.00%         0.00%
----------------------------------------------------------------------------------------------------------

03/13/2001                      0.00%         0.00%         0.00%         0.00%         0.00%         0.00%
----------------------------------------------------------------------------------------------------------

04/13/2001                      0.00%         0.00%         0.00%         0.00%         0.00%         0.00%
----------------------------------------------------------------------------------------------------------

05/13/2001                      0.00%         0.00%         0.00%         0.00%         0.00%         0.00%
----------------------------------------------------------------------------------------------------------

06/13/2001                      0.00%         0.00%         0.00%         0.00%         0.00%         0.00%
----------------------------------------------------------------------------------------------------------

07/13/2001                      0.00%         0.00%         0.00%         0.00%         0.00%         0.00%
----------------------------------------------------------------------------------------------------------

08/13/2001                      0.00%         0.00%         0.00%         0.00%         0.00%         0.00%
----------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------
                        Percentage of the Initial Class A-2 Notes Principal Amount
                           at the Conditional Prepayment Rates Set Forth Below

----------------------------------------------------------------------------------------------------------
                               0%            5%           10%           15%           20%           25%
==========================================================================================================
09/13/2001                      0.00%         0.00%         0.00%         0.00%         0.00%         0.00%
----------------------------------------------------------------------------------------------------------

10/13/2001                      0.00%         0.00%         0.00%         0.00%         0.00%         0.00%
----------------------------------------------------------------------------------------------------------

11/13/2001                      0.00%         0.00%         0.00%         0.00%         0.00%         0.00%
----------------------------------------------------------------------------------------------------------

12/13/2001                      0.00%         0.00%         0.00%         0.00%         0.00%         0.00%
----------------------------------------------------------------------------------------------------------

01/13/2002                      0.00%         0.00%         0.00%         0.00%         0.00%         0.00%
----------------------------------------------------------------------------------------------------------


02/13/2002                      0.00%         0.00%         0.00%         0.00%         0.00%         0.00%
----------------------------------------------------------------------------------------------------------

03/13/2002                      0.00%         0.00%         0.00%         0.00%         0.00%         0.00%
----------------------------------------------------------------------------------------------------------

04/13/2002                      0.00%         0.00%         0.00%         0.00%         0.00%         0.00%
----------------------------------------------------------------------------------------------------------

05/13/2002                      0.00%         0.00%         0.00%         0.00%         0.00%         0.00%
----------------------------------------------------------------------------------------------------------

06/13/2002                      0.00%         0.00%         0.00%         0.00%         0.00%         0.00%
----------------------------------------------------------------------------------------------------------

07/13/2002                      0.00%         0.00%         0.00%         0.00%         0.00%         0.00%
----------------------------------------------------------------------------------------------------------

08/13/2002                      0.00%         0.00%         0.00%         0.00%         0.00%         0.00%
----------------------------------------------------------------------------------------------------------

09/13/2002                      0.00%         0.00%         0.00%         0.00%         0.00%         0.00%
----------------------------------------------------------------------------------------------------------

10/13/2002                      0.00%         0.00%         0.00%         0.00%         0.00%         0.00%
----------------------------------------------------------------------------------------------------------

11/13/2002                      0.00%         0.00%         0.00%         0.00%         0.00%         0.00%
----------------------------------------------------------------------------------------------------------

12/13/2002                      0.00%         0.00%         0.00%         0.00%         0.00%         0.00%
----------------------------------------------------------------------------------------------------------

01/13/2003                      0.00%         0.00%         0.00%         0.00%         0.00%         0.00%
----------------------------------------------------------------------------------------------------------

02/13/2003                      0.00%         0.00%         0.00%         0.00%         0.00%         0.00%
----------------------------------------------------------------------------------------------------------

03/13/2003                      0.00%         0.00%         0.00%         0.00%         0.00%         0.00%
----------------------------------------------------------------------------------------------------------

04/13/2003                      0.00%         0.00%         0.00%         0.00%         0.00%         0.00%
----------------------------------------------------------------------------------------------------------

05/13/2003                      0.00%         0.00%         0.00%         0.00%         0.00%         0.00%
----------------------------------------------------------------------------------------------------------

06/13/2003                      0.00%         0.00%         0.00%         0.00%         0.00%         0.00%
----------------------------------------------------------------------------------------------------------

07/13/2003                      0.00%         0.00%         0.00%         0.00%         0.00%         0.00%
----------------------------------------------------------------------------------------------------------

08/13/2003                      0.00%         0.00%         0.00%         0.00%         0.00%         0.00%
----------------------------------------------------------------------------------------------------------

09/13/2003                      0.00%         0.00%         0.00%         0.00%         0.00%         0.00%
----------------------------------------------------------------------------------------------------------

10/13/2003                      0.00%         0.00%         0.00%         0.00%         0.00%         0.00%
----------------------------------------------------------------------------------------------------------

11/13/2003                      0.00%         0.00%         0.00%         0.00%         0.00%         0.00%
----------------------------------------------------------------------------------------------------------

12/13/2003                      0.00%         0.00%         0.00%         0.00%         0.00%         0.00%
----------------------------------------------------------------------------------------------------------

01/13/2004                      0.00%         0.00%         0.00%         0.00%         0.00%         0.00%
----------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------
                        Percentage of the Initial Class A-2 Notes Principal Amount
                           at the Conditional Prepayment Rates Set Forth Below

-------------------------------------------------------------------------------------------------------------
                               0%            5%           10%           15%           20%           25%
=============================================================================================================
02/13/2004                      0.00%         0.00%         0.00%         0.00%         0.00%         0.00%
-------------------------------------------------------------------------------------------------------------

03/13/2004                      0.00%         0.00%         0.00%         0.00%         0.00%         0.00%
-------------------------------------------------------------------------------------------------------------

04/13/2004                      0.00%         0.00%         0.00%         0.00%         0.00%         0.00%
-------------------------------------------------------------------------------------------------------------

05/13/2004                      0.00%         0.00%         0.00%         0.00%         0.00%         0.00%
-------------------------------------------------------------------------------------------------------------

06/13/2004                      0.00%         0.00%         0.00%         0.00%         0.00%         0.00%
-------------------------------------------------------------------------------------------------------------

07/13/2004                      0.00%         0.00%         0.00%         0.00%         0.00%         0.00%
-------------------------------------------------------------------------------------------------------------

08/13/2004                      0.00%         0.00%         0.00%         0.00%         0.00%         0.00%
-------------------------------------------------------------------------------------------------------------

09/13/2004                      0.00%         0.00%         0.00%         0.00%         0.00%         0.00%
-------------------------------------------------------------------------------------------------------------

10/13/2004                      0.00%         0.00%         0.00%         0.00%         0.00%         0.00%
-------------------------------------------------------------------------------------------------------------

11/13/2004                      0.00%         0.00%         0.00%         0.00%         0.00%         0.00%
-------------------------------------------------------------------------------------------------------------

Weighted Average Life
 (Years)
-------------------------------------------------------------------------------------------------------------

    To Call:                   1.28 yrs      1.18 yrs      1.08 yrs      1.00 yrs      0.92 yrs      0.84 yrs
-------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
                      Percentage of the Initial Class A-3 Notes Principal Amount
                         at the Conditional Prepayment Rates Set Forth Below
----------------------------------------------------------------------------------------------------------
                                 0%            5%           10%           15%           20%           25%
==========================================================================================================
Closing                       100.00%       100.00%       100.00%       100.00%       100.00%       100.00%
----------------------------------------------------------------------------------------------------------
05/13/1999                    100.00%       100.00%       100.00%       100.00%       100.00%       100.00%
----------------------------------------------------------------------------------------------------------
06/13/1999                    100.00%       100.00%       100.00%       100.00%       100.00%       100.00%
----------------------------------------------------------------------------------------------------------
07/13/1999                    100.00%       100.00%       100.00%       100.00%       100.00%       100.00%
----------------------------------------------------------------------------------------------------------
08/13/1999                    100.00%       100.00%       100.00%       100.00%       100.00%       100.00%
----------------------------------------------------------------------------------------------------------
09/13/1999                    100.00%       100.00%       100.00%       100.00%       100.00%       100.00%
----------------------------------------------------------------------------------------------------------
10/13/1999                    100.00%       100.00%       100.00%       100.00%       100.00%       100.00%
----------------------------------------------------------------------------------------------------------
11/13/1999                    100.00%       100.00%       100.00%       100.00%       100.00%       100.00%
----------------------------------------------------------------------------------------------------------
12/13/1999                    100.00%       100.00%       100.00%       100.00%       100.00%       100.00%
----------------------------------------------------------------------------------------------------------
01/13/2000                    100.00%       100.00%       100.00%       100.00%       100.00%       100.00%
----------------------------------------------------------------------------------------------------------
02/13/2000                    100.00%       100.00%       100.00%       100.00%       100.00%       100.00%
----------------------------------------------------------------------------------------------------------
03/13/2000                    100.00%       100.00%       100.00%       100.00%       100.00%       100.00%
----------------------------------------------------------------------------------------------------------
04/13/2000                    100.00%       100.00%       100.00%       100.00%       100.00%       100.00%
----------------------------------------------------------------------------------------------------------
05/13/2000                    100.00%       100.00%       100.00%       100.00%       100.00%        96.06%
----------------------------------------------------------------------------------------------------------
06/13/2000                    100.00%       100.00%       100.00%       100.00%        96.56%        87.95%
----------------------------------------------------------------------------------------------------------
07/13/2000                    100.00%       100.00%       100.00%        96.40%        87.75%        79.24%
----------------------------------------------------------------------------------------------------------
08/13/2000                    100.00%       100.00%        98.55%        89.70%        81.01%        72.51%
----------------------------------------------------------------------------------------------------------
09/13/2000                    100.00%       100.00%        92.62%        83.69%        74.98%        66.50%
----------------------------------------------------------------------------------------------------------
10/13/2000                    100.00%        94.74%        85.64%        76.78%        68.19%        59.85%
----------------------------------------------------------------------------------------------------------
11/13/2000                     98.76%        89.33%        80.18%        71.33%        62.77%        54.53%
----------------------------------------------------------------------------------------------------------
12/13/2000                     92.91%        83.49%        74.39%        65.62%        57.18%        49.09%
----------------------------------------------------------------------------------------------------------
01/13/2001                     86.34%        77.02%        68.07%        59.49%        51.27%        43.43%
----------------------------------------------------------------------------------------------------------
02/13/2001                     80.19%        71.00%        62.22%        53.82%        45.83%        38.25%
----------------------------------------------------------------------------------------------------------
03/13/2001                     75.15%        66.04%        57.36%        49.11%        41.29%        33.91%
----------------------------------------------------------------------------------------------------------
04/13/2001                     69.82%        60.85%        52.35%        44.30%        36.72%        29.55%
----------------------------------------------------------------------------------------------------------
05/13/2001                     64.91%        56.09%        47.75%        39.91%        32.55%        25.24%
----------------------------------------------------------------------------------------------------------
06/13/2001                     59.14%        50.59%        42.55%        35.02%        27.82%        20.59%
----------------------------------------------------------------------------------------------------------
07/13/2001                     54.39%        46.05%        38.24%        30.95%        23.64%        16.72%
----------------------------------------------------------------------------------------------------------
08/13/2001                     50.25%        42.08%        34.47%        27.09%        20.00%        13.35%
----------------------------------------------------------------------------------------------------------
09/13/2001                     46.65%        38.63%        31.19%        23.68%        16.82%        10.42%
----------------------------------------------------------------------------------------------------------
10/13/2001                     42.76%        34.95%        27.45%        20.15%        13.56%         7.44%
----------------------------------------------------------------------------------------------------------
11/13/2001                     39.25%        31.64%        24.03%        16.98%        10.64%         4.78%
----------------------------------------------------------------------------------------------------------
12/13/2001                     35.42%        27.82%        20.41%        13.65%         7.62%         2.07%
----------------------------------------------------------------------------------------------------------
01/13/2002                     31.82%        24.14%        17.02%        10.56%         4.83%         0.00%
----------------------------------------------------------------------------------------------------------
02/13/2002                     28.12%        20.62%        13.80%        7.64%          2.21%         0.00%
----------------------------------------------------------------------------------------------------------
03/13/2002                     25.03%        17.74%        11.16%        5.24%          0.00%         0.00%
----------------------------------------------------------------------------------------------------------
04/13/2002                     21.94%        14.90%         8.57%        2.91%          0.00%         0.00%
----------------------------------------------------------------------------------------------------------
05/13/2002                     18.81%        12.05%         6.00%        0.00%          0.00%         0.00%
----------------------------------------------------------------------------------------------------------
06/13/2002                     15.72%         9.25%         3.49%        0.00%          0.00%         0.00%
----------------------------------------------------------------------------------------------------------
07/13/2002                     12.71%         6.56%         1.09%        0.00%          0.00%         0.00%
----------------------------------------------------------------------------------------------------------
08/13/2002                      9.78%         3.94%         0.00%        0.00%          0.00%         0.00%
----------------------------------------------------------------------------------------------------------
09/13/2002                      7.25%         1.68%         0.00%        0.00%          0.00%         0.00%
----------------------------------------------------------------------------------------------------------
10/13/2002                      4.62%         0.00%         0.00%        0.00%          0.00%         0.00%
----------------------------------------------------------------------------------------------------------
11/13/2002                      2.12%         0.00%         0.00%        0.00%          0.00%         0.00%
----------------------------------------------------------------------------------------------------------
12/13/2002                      0.00%         0.00%         0.00%        0.00%          0.00%         0.00%

----------------------------------------------------------------------------------------------------------
                      Percentage of the Initial Class A-3 Notes Principal Amount
                          at the Conditional Prepayment Rates Set Forth Below
----------------------------------------------------------------------------------------------------------
                                 0%            5%           10%           15%           20%           25%
==========================================================================================================
01/13/2003                      0.00%         0.00%         0.00%         0.00%         0.00%         0.00%
----------------------------------------------------------------------------------------------------------
02/13/2003                      0.00%         0.00%         0.00%         0.00%         0.00%         0.00%
----------------------------------------------------------------------------------------------------------
03/13/2003                      0.00%         0.00%         0.00%         0.00%         0.00%         0.00%
----------------------------------------------------------------------------------------------------------
04/13/2003                      0.00%         0.00%         0.00%         0.00%         0.00%         0.00%
----------------------------------------------------------------------------------------------------------
05/13/2003                      0.00%         0.00%         0.00%         0.00%         0.00%         0.00%
----------------------------------------------------------------------------------------------------------
06/13/2003                      0.00%         0.00%         0.00%         0.00%         0.00%         0.00%
----------------------------------------------------------------------------------------------------------
07/13/2003                      0.00%         0.00%         0.00%         0.00%         0.00%         0.00%
----------------------------------------------------------------------------------------------------------
08/13/2003                      0.00%         0.00%         0.00%         0.00%         0.00%         0.00%
----------------------------------------------------------------------------------------------------------
09/13/2003                      0.00%         0.00%         0.00%         0.00%         0.00%         0.00%
----------------------------------------------------------------------------------------------------------
10/13/2003                      0.00%         0.00%         0.00%         0.00%         0.00%         0.00%
----------------------------------------------------------------------------------------------------------
11/13/2003                      0.00%         0.00%         0.00%         0.00%         0.00%         0.00%
----------------------------------------------------------------------------------------------------------
12/13/2003                      0.00%         0.00%         0.00%         0.00%         0.00%         0.00%
----------------------------------------------------------------------------------------------------------
01/13/2004                      0.00%         0.00%         0.00%         0.00%         0.00%         0.00%
----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
                      Percentage of the Initial Class A-3 Notes Principal Amount
                         at the Conditional Prepayment Rates Set Forth Below
----------------------------------------------------------------------------------------------------------
                                 0%            5%            10%           15%           20%           25%
==========================================================================================================
02/13/2004                      0.00%         0.00%         0.00%         0.00%         0.00%         0.00%
----------------------------------------------------------------------------------------------------------
03/13/2004                      0.00%         0.00%         0.00%         0.00%         0.00%         0.00%
----------------------------------------------------------------------------------------------------------
04/13/2004                      0.00%         0.00%         0.00%         0.00%         0.00%         0.00%
----------------------------------------------------------------------------------------------------------
05/13/2004                      0.00%         0.00%         0.00%         0.00%         0.00%         0.00%
----------------------------------------------------------------------------------------------------------
06/13/2004                      0.00%         0.00%         0.00%         0.00%         0.00%         0.00%
----------------------------------------------------------------------------------------------------------
07/13/2004                      0.00%         0.00%         0.00%         0.00%         0.00%         0.00%
----------------------------------------------------------------------------------------------------------
08/13/2004                      0.00%         0.00%         0.00%         0.00%         0.00%         0.00%
----------------------------------------------------------------------------------------------------------
09/13/2004                      0.00%         0.00%         0.00%         0.00%         0.00%         0.00%
----------------------------------------------------------------------------------------------------------
10/13/2004                      0.00%         0.00%         0.00%         0.00%         0.00%         0.00%
----------------------------------------------------------------------------------------------------------
11/13/2004                      0.00%         0.00%         0.00%         0.00%         0.00%         0.00%
----------------------------------------------------------------------------------------------------------
Weighted Average Life
 (Years)
----------------------------------------------------------------------------------------------------------
    To Call:                2.46 yrs      2.30 yrs      2.15 yrs      2.00 yrs      1.87 yrs      1.74 yrs
----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
                      Percentage of the Initial Class A-4 Notes Principal Amount
                        at the Conditional Prepayment Rates Set Forth Below
----------------------------------------------------------------------------------------------------------
                                 0%            5%           10%           15%           20%           25%
==========================================================================================================
Closing                       100.00%       100.00%       100.00%       100.00%       100.00%       100.00%
----------------------------------------------------------------------------------------------------------
05/13/99                      100.00%       100.00%       100.00%       100.00%       100.00%       100.00%
----------------------------------------------------------------------------------------------------------
06/13/99                      100.00%       100.00%       100.00%       100.00%       100.00%       100.00%
----------------------------------------------------------------------------------------------------------
07/13/99                      100.00%       100.00%       100.00%       100.00%       100.00%       100.00%
----------------------------------------------------------------------------------------------------------
08/13/99                      100.00%       100.00%       100.00%       100.00%       100.00%       100.00%
----------------------------------------------------------------------------------------------------------
09/13/99                      100.00%       100.00%       100.00%       100.00%       100.00%       100.00%
----------------------------------------------------------------------------------------------------------
10/13/99                      100.00%       100.00%       100.00%       100.00%       100.00%       100.00%
----------------------------------------------------------------------------------------------------------
11/13/99                      100.00%       100.00%       100.00%       100.00%       100.00%       100.00%
----------------------------------------------------------------------------------------------------------
12/13/99                      100.00%       100.00%       100.00%       100.00%       100.00%       100.00%
----------------------------------------------------------------------------------------------------------
01/13/2000                    100.00%       100.00%       100.00%       100.00%       100.00%       100.00%
----------------------------------------------------------------------------------------------------------
02/13/2000                    100.00%       100.00%       100.00%       100.00%       100.00%       100.00%
----------------------------------------------------------------------------------------------------------
03/13/2000                    100.00%       100.00%       100.00%       100.00%       100.00%       100.00%
----------------------------------------------------------------------------------------------------------
04/13/2000                    100.00%       100.00%       100.00%       100.00%       100.00%       100.00%
----------------------------------------------------------------------------------------------------------
05/13/2000                    100.00%       100.00%       100.00%       100.00%       100.00%       100.00%
----------------------------------------------------------------------------------------------------------
06/13/2000                    100.00%       100.00%       100.00%       100.00%       100.00%       100.00%
----------------------------------------------------------------------------------------------------------
07/13/2000                    100.00%       100.00%       100.00%       100.00%       100.00%       100.00%
----------------------------------------------------------------------------------------------------------
08/13/2000                    100.00%       100.00%       100.00%       100.00%       100.00%       100.00%
----------------------------------------------------------------------------------------------------------
09/13/2000                    100.00%       100.00%       100.00%       100.00%       100.00%       100.00%
----------------------------------------------------------------------------------------------------------
10/13/2000                    100.00%       100.00%       100.00%       100.00%       100.00%       100.00%
----------------------------------------------------------------------------------------------------------
11/13/2000                    100.00%       100.00%       100.00%       100.00%       100.00%       100.00%
----------------------------------------------------------------------------------------------------------
12/13/2000                    100.00%       100.00%       100.00%       100.00%       100.00%       100.00%
----------------------------------------------------------------------------------------------------------
01/13/2001                    100.00%       100.00%       100.00%       100.00%       100.00%       100.00%
----------------------------------------------------------------------------------------------------------
02/13/2001                    100.00%       100.00%       100.00%       100.00%       100.00%       100.00%
----------------------------------------------------------------------------------------------------------
03/13/2001                    100.00%       100.00%       100.00%       100.00%       100.00%       100.00%
----------------------------------------------------------------------------------------------------------
04/13/2001                    100.00%       100.00%       100.00%       100.00%       100.00%       100.00%
----------------------------------------------------------------------------------------------------------
05/13/2001                    100.00%       100.00%       100.00%       100.00%       100.00%       100.00%
----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
                      Percentage of the Initial Class A-4 Notes Principal Amount
                          at the Conditional Payment Rates Set Forth Below
----------------------------------------------------------------------------------------------------------
                                 0%            5%           10%           15%           20%           25%
==========================================================================================================
06/13/2001                    100.00%       100.00%       100.00%       100.00%       100.00%       100.00%
----------------------------------------------------------------------------------------------------------
07/13/2001                    100.00%       100.00%       100.00%       100.00%       100.00%       100.00%
----------------------------------------------------------------------------------------------------------
08/13/2001                    100.00%       100.00%       100.00%       100.00%       100.00%       100.00%
----------------------------------------------------------------------------------------------------------
09/13/2001                    100.00%       100.00%       100.00%       100.00%       100.00%       100.00%
----------------------------------------------------------------------------------------------------------
10/13/2001                    100.00%       100.00%       100.00%       100.00%       100.00%       100.00%
----------------------------------------------------------------------------------------------------------
11/13/2001                    100.00%       100.00%       100.00%       100.00%       100.00%       100.00%
----------------------------------------------------------------------------------------------------------
12/13/2001                    100.00%       100.00%       100.00%       100.00%       100.00%       100.00%
----------------------------------------------------------------------------------------------------------
01/13/2002                    100.00%       100.00%       100.00%       100.00%       100.00%         0.00%
----------------------------------------------------------------------------------------------------------
02/13/2002                    100.00%       100.00%       100.00%       100.00%       100.00%         0.00%
----------------------------------------------------------------------------------------------------------
03/13/2002                    100.00%       100.00%       100.00%       100.00%        00.00%         0.00%
----------------------------------------------------------------------------------------------------------
04/13/2002                    100.00%       100.00%       100.00%       100.00%         0.00%         0.00%
----------------------------------------------------------------------------------------------------------
05/13/2002                    100.00%       100.00%       100.00%        00.00%         0.00%         0.00%
----------------------------------------------------------------------------------------------------------
06/13/2002                    100.00%       100.00%       100.00%         0.00%         0.00%         0.00%
----------------------------------------------------------------------------------------------------------
07/13/2002                    100.00%       100.00%       100.00%         0.00%         0.00%         0.00%
----------------------------------------------------------------------------------------------------------
08/13/2002                    100.00%       100.00%         0.00%         0.00%         0.00%         0.00%
----------------------------------------------------------------------------------------------------------
09/13/2002                    100.00%       100.00%         0.00%         0.00%         0.00%         0.00%
----------------------------------------------------------------------------------------------------------
10/13/2002                    100.00%         0.00%         0.00%         0.00%         0.00%         0.00%
----------------------------------------------------------------------------------------------------------
11/13/2002                    100.00%         0.00%         0.00%         0.00%         0.00%         0.00%
----------------------------------------------------------------------------------------------------------
12/13/2002                      0.00%         0.00%         0.00%         0.00%         0.00%         0.00%
----------------------------------------------------------------------------------------------------------
01/13/2003                      0.00%         0.00%         0.00%         0.00%         0.00%         0.00%
----------------------------------------------------------------------------------------------------------
02/13/2003                      0.00%         0.00%         0.00%         0.00%         0.00%         0.00%
----------------------------------------------------------------------------------------------------------
03/13/2003                      0.00%         0.00%         0.00%         0.00%         0.00%         0.00%
----------------------------------------------------------------------------------------------------------
04/13/2003                      0.00%         0.00%         0.00%         0.00%         0.00%         0.00%
----------------------------------------------------------------------------------------------------------
05/13/2003                      0.00%         0.00%         0.00%         0.00%         0.00%         0.00%
----------------------------------------------------------------------------------------------------------
06/13/2003                      0.00%         0.00%         0.00%         0.00%         0.00%         0.00%
----------------------------------------------------------------------------------------------------------
07/13/2003                      0.00%         0.00%         0.00%         0.00%         0.00%         0.00%
----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
                      Percentage of the Initial Class A-4 Notes Principal Amount
                        at the Conditional Prepayment Rates Set Forth Below
----------------------------------------------------------------------------------------------------------
                                 0%            5%            10%           15%           20%           25%
==========================================================================================================
08/13/2003                      0.00%         0.00%         0.00%         0.00%         0.00%         0.00%
----------------------------------------------------------------------------------------------------------
09/13/2003                      0.00%         0.00%         0.00%         0.00%         0.00%         0.00%
----------------------------------------------------------------------------------------------------------
10/13/2003                      0.00%         0.00%         0.00%         0.00%         0.00%         0.00%
----------------------------------------------------------------------------------------------------------
11/13/2003                      0.00%         0.00%         0.00%         0.00%         0.00%         0.00%
----------------------------------------------------------------------------------------------------------
12/13/2003                      0.00%         0.00%         0.00%         0.00%         0.00%         0.00%
----------------------------------------------------------------------------------------------------------
01/13/2004                      0.00%         0.00%         0.00%         0.00%         0.00%         0.00%
----------------------------------------------------------------------------------------------------------
02/13/2004                      0.00%         0.00%         0.00%         0.00%         0.00%         0.00%
----------------------------------------------------------------------------------------------------------
03/13/2004                      0.00%         0.00%         0.00%         0.00%         0.00%         0.00%
----------------------------------------------------------------------------------------------------------
04/13/2004                      0.00%         0.00%         0.00%         0.00%         0.00%         0.00%
----------------------------------------------------------------------------------------------------------
05/13/2004                      0.00%         0.00%         0.00%         0.00%         0.00%         0.00%
----------------------------------------------------------------------------------------------------------
06/13/2004                      0.00%         0.00%         0.00%         0.00%         0.00%         0.00%
----------------------------------------------------------------------------------------------------------
07/13/2004                      0.00%         0.00%         0.00%         0.00%         0.00%         0.00%
----------------------------------------------------------------------------------------------------------
08/13/2004                      0.00%         0.00%         0.00%         0.00%         0.00%         0.00%
----------------------------------------------------------------------------------------------------------
09/13/2004                      0.00%         0.00%         0.00%         0.00%         0.00%         0.00%
----------------------------------------------------------------------------------------------------------
10/13/2004                      0.00%         0.00%         0.00%         0.00%         0.00%         0.00%
----------------------------------------------------------------------------------------------------------
11/13/2004                      0.00%         0.00%         0.00%         0.00%         0.00%         0.00%
----------------------------------------------------------------------------------------------------------
Weighted Average Life
 (Years)
----------------------------------------------------------------------------------------------------------
    To Call:                 3.65 yrs      3.48 yrs      3.32 yrs      3.07 yrs      2.90 yrs      2.73 yrs
----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
                      Percentage of the Initial Class B Notes Principal Amount
                        at the Conditional Prepayment Rates Set Forth Below
----------------------------------------------------------------------------------------------------------
                                 0%            5%           10%           15%           20%           25%
==========================================================================================================
Closing                       100.00%       100.00%       100.00%       100.00%       100.00%       100.00%
----------------------------------------------------------------------------------------------------------
05/13/1999                    100.00%       100.00%       100.00%       100.00%       100.00%       100.00%
----------------------------------------------------------------------------------------------------------
06/13/1999                    100.00%       100.00%       100.00%       100.00%       100.00%       100.00%
----------------------------------------------------------------------------------------------------------
07/13/1999                    100.00%       100.00%       100.00%       100.00%       100.00%       100.00%
----------------------------------------------------------------------------------------------------------
08/13/1999                    100.00%       100.00%       100.00%       100.00%       100.00%       100.00%
----------------------------------------------------------------------------------------------------------
09/13/1999                    100.00%       100.00%       100.00%       100.00%       100.00%       100.00%
----------------------------------------------------------------------------------------------------------
10/13/1999                    100.00%       100.00%       100.00%       100.00%       100.00%       100.00%
----------------------------------------------------------------------------------------------------------
11/13/1999                    100.00%       100.00%       100.00%       100.00%       100.00%       100.00%
----------------------------------------------------------------------------------------------------------
12/13/1999                    100.00%       100.00%       100.00%       100.00%        99.93%        95.72%
----------------------------------------------------------------------------------------------------------
01/13/2000                    100.00%       100.00%       100.00%        98.44%        94.07%        89.62%
----------------------------------------------------------------------------------------------------------
02/13/2000                    100.00%       100.00%        98.16%        93.59%        88.98%        84.32%
----------------------------------------------------------------------------------------------------------
03/13/2000                    100.00%        98.90%        94.12%        89.31%        84.49%        79.63%
----------------------------------------------------------------------------------------------------------
04/13/2000                     99.05%        94.10%        89.15%        84.20%        79.24%        74.29%
----------------------------------------------------------------------------------------------------------
05/13/2000                     94.94%        89.81%        84.70%        79.61%        74.55%        69.52%
----------------------------------------------------------------------------------------------------------
06/13/2000                     90.57%        85.31%        80.10%        74.93%        69.81%        64.75%
----------------------------------------------------------------------------------------------------------
07/13/2000                     85.43%        80.12%        74.88%        69.72%        64.63%        59.62%
----------------------------------------------------------------------------------------------------------
08/13/2000                     81.69%        76.29%        70.98%        65.77%        60.67%        55.66%
----------------------------------------------------------------------------------------------------------
09/13/2000                     78.36%        72.87%        67.49%        62.24%        57.12%        52.13%
----------------------------------------------------------------------------------------------------------
10/13/2000                     74.24%        68.74%        63.39%        58.18%        53.12%        48.22%
----------------------------------------------------------------------------------------------------------
11/13/2000                     71.10%        65.56%        60.18%        54.97%        49.94%        45.09%
----------------------------------------------------------------------------------------------------------
12/13/2000                     67.67%        62.12%        56.77%        51.61%        46.65%        41.89%
----------------------------------------------------------------------------------------------------------
01/13/2001                     63.80%        58.32%        53.06%        48.01%        43.17%        38.56%
----------------------------------------------------------------------------------------------------------
02/13/2001                     60.18%        54.78%        49.61%        44.68%        39.98%        35.52%
----------------------------------------------------------------------------------------------------------
03/13/2001                     57.22%        51.86%        46.76%        41.90%        37.31%        32.97%
----------------------------------------------------------------------------------------------------------
04/13/2001                     54.09%        48.81%        43.81%        39.08%        34.61%        30.42%
----------------------------------------------------------------------------------------------------------
05/13/2001                     51.20%        46.01%        41.11%        36.49%        32.16%        30.42%
----------------------------------------------------------------------------------------------------------
06/13/2001                     47.80%        42.78%        38.05%        33.62%        29.48%        30.42%
----------------------------------------------------------------------------------------------------------
07/13/2001                     45.01%        40.10%        35.51%        31.23%        29.48%        30.42%
----------------------------------------------------------------------------------------------------------
08/13/2001                     42.57%        37.77%        33.29%        30.68%        29.48%        30.42%
----------------------------------------------------------------------------------------------------------
09/13/2001                     40.46%        35.74%        31.36%        30.68%        29.48%        30.42%
----------------------------------------------------------------------------------------------------------
10/13/2001                     38.17%        33.58%        30.49%        30.68%        29.48%        30.42%
----------------------------------------------------------------------------------------------------------
11/13/2001                     36.11%        31.63%        30.49%        30.68%        29.48%        30.42%
----------------------------------------------------------------------------------------------------------
12/13/2001                     33.86%        30.12%        30.49%        30.68%        29.48%        30.42%
----------------------------------------------------------------------------------------------------------
01/13/2002                     31.73%        30.12%        30.49%        30.68%        29.48%         0.00%
----------------------------------------------------------------------------------------------------------
02/13/2002                     29.97%        30.12%        30.49%        30.68%        29.48%         0.00%
----------------------------------------------------------------------------------------------------------
03/13/2002                     29.97%        30.12%        30.49%        30.68%         0.00%         0.00%
----------------------------------------------------------------------------------------------------------
04/13/2002                     29.97%        30.12%        30.49%        30.58%         0.00%         0.00%
----------------------------------------------------------------------------------------------------------
05/13/2002                     29.97%        30.12%        30.49%         0.00%         0.00%         0.00%
----------------------------------------------------------------------------------------------------------
06/13/2002                     29.97%        30.12%        30.49%         0.00%         0.00%         0.00%
----------------------------------------------------------------------------------------------------------
07/13/2002                     29.97%        30.12%        30.49%         0.00%         0.00%         0.00%
----------------------------------------------------------------------------------------------------------
08/13/2002                     29.97%        30.12%         0.00%         0.00%         0.00%         0.00%
----------------------------------------------------------------------------------------------------------
09/13/2002                     29.97%        30.12%         0.00%         0.00%         0.00%         0.00%
----------------------------------------------------------------------------------------------------------
10/13/2002                     29.97%         0.00%         0.00%         0.00%         0.00%         0.00%
----------------------------------------------------------------------------------------------------------
11/13/2002                     29.97%         0.00%         0.00%         0.00%         0.00%         0.00%
----------------------------------------------------------------------------------------------------------
12/13/2002                      0.00%         0.00%         0.00%         0.00%         0.00%         0.00%

----------------------------------------------------------------------------------------------------------
                      Percentage of the Initial Class B Notes Principal Amount
                         at the Conditional Payment Rates Set Forth Below
----------------------------------------------------------------------------------------------------------
12/13/02                        0.00%         0.00%         0.00%         0.00%         0.00%         0.00%
----------------------------------------------------------------------------------------------------------
01/13/2003                      0.00%         0.00%         0.00%         0.00%         0.00%         0.00%
----------------------------------------------------------------------------------------------------------
02/13/2003                      0.00%         0.00%         0.00%         0.00%         0.00%         0.00%
----------------------------------------------------------------------------------------------------------
03/13/2003                      0.00%         0.00%         0.00%         0.00%         0.00%         0.00%
----------------------------------------------------------------------------------------------------------
04/13/2003                      0.00%         0.00%         0.00%         0.00%         0.00%         0.00%
----------------------------------------------------------------------------------------------------------
05/13/2003                      0.00%         0.00%         0.00%         0.00%         0.00%         0.00%
----------------------------------------------------------------------------------------------------------
06/13/2003                      0.00%         0.00%         0.00%         0.00%         0.00%         0.00%
----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
                      Percentage of the Initial Class B Notes Principal Amount
                        at the Conditional Prepayment Rates Set Forth Below
----------------------------------------------------------------------------------------------------------
07/13/2003                      0.00%         0.00%         0.00%         0.00%         0.00%         0.00%
----------------------------------------------------------------------------------------------------------
08/13/2003                      0.00%         0.00%         0.00%         0.00%         0.00%         0.00%
----------------------------------------------------------------------------------------------------------
09/13/2003                      0.00%         0.00%         0.00%         0.00%         0.00%         0.00%
----------------------------------------------------------------------------------------------------------
10/13/2003                      0.00%         0.00%         0.00%         0.00%         0.00%         0.00%
----------------------------------------------------------------------------------------------------------
11/13/2003                      0.00%         0.00%         0.00%         0.00%         0.00%         0.00%
----------------------------------------------------------------------------------------------------------
12/13/2003                      0.00%         0.00%         0.00%         0.00%         0.00%         0.00%
----------------------------------------------------------------------------------------------------------
01/13/2004                      0.00%         0.00%         0.00%         0.00%         0.00%         0.00%
----------------------------------------------------------------------------------------------------------
02/13/2004                      0.00%         0.00%         0.00%         0.00%         0.00%         0.00%
----------------------------------------------------------------------------------------------------------
03/13/2004                      0.00%         0.00%         0.00%         0.00%         0.00%         0.00%
----------------------------------------------------------------------------------------------------------
04/13/2004                      0.00%         0.00%         0.00%         0.00%         0.00%         0.00%
----------------------------------------------------------------------------------------------------------
05/13/2004                      0.00%         0.00%         0.00%         0.00%         0.00%         0.00%
----------------------------------------------------------------------------------------------------------
06/13/2004                      0.00%         0.00%         0.00%         0.00%         0.00%         0.00%
----------------------------------------------------------------------------------------------------------
07/13/2004                      0.00%         0.00%         0.00%         0.00%         0.00%         0.00%
----------------------------------------------------------------------------------------------------------
08/13/2004                      0.00%         0.00%         0.00%         0.00%         0.00%         0.00%
----------------------------------------------------------------------------------------------------------
09/13/2004                      0.00%         0.00%         0.00%         0.00%         0.00%         0.00%
----------------------------------------------------------------------------------------------------------
10/13/2004                      0.00%         0.00%         0.00%         0.00%         0.00%         0.00%
----------------------------------------------------------------------------------------------------------
11/13/2004                      0.00%         0.00%         0.00%         0.00%         0.00%         0.00%
----------------------------------------------------------------------------------------------------------
Weighted Average Life
 (Years)
----------------------------------------------------------------------------------------------------------
    To Call:                2.35 yrs      2.21 yrs      2.08 yrs      1.93 yrs      1.80 yrs      1.68 yrs
----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
                       Percentage of the Initial Class C Notes Principal Amount
                         at the Conditional Prepayment Rates Set Forth Below

----------------------------------------------------------------------------------------------------------
                                 0%            5%           10%           15%           20%           25%
==========================================================================================================
Closing                       100.00%       100.00%       100.00%       100.00%       100.00%       100.00%
----------------------------------------------------------------------------------------------------------
05/13/99                      100.00%       100.00%       100.00%       100.00%       100.00%       100.00%
----------------------------------------------------------------------------------------------------------
06/13/99                      100.00%       100.00%       100.00%       100.00%       100.00%       100.00%
----------------------------------------------------------------------------------------------------------
07/13/99                      100.00%       100.00%       100.00%       100.00%       100.00%       100.00%
----------------------------------------------------------------------------------------------------------
08/13/99                      100.00%       100.00%       100.00%       100.00%       100.00%       100.00%
----------------------------------------------------------------------------------------------------------
09/13/99                      100.00%       100.00%       100.00%       100.00%       100.00%       100.00%
----------------------------------------------------------------------------------------------------------
10/13/99                      100.00%       100.00%       100.00%       100.00%       100.00%       100.00%
----------------------------------------------------------------------------------------------------------
11/13/99                      100.00%       100.00%       100.00%       100.00%       100.00%       100.00%
----------------------------------------------------------------------------------------------------------
12/13/99                      100.00%       100.00%       100.00%       100.00%        99.93%        95.72%
----------------------------------------------------------------------------------------------------------
01/13/2000                    100.00%       100.00%       100.00%        98.44%        94.07%        89.62%
----------------------------------------------------------------------------------------------------------
02/13/2000                    100.00%       100.00%        98.16%        93.59%        88.98%        84.32%
----------------------------------------------------------------------------------------------------------
03/13/2000                    100.00%        98.90%        94.12%        89.31%        84.49%        79.63%
----------------------------------------------------------------------------------------------------------
04/13/2000                     99.05%        94.10%        89.15%        84.20%        79.24%        74.29%
----------------------------------------------------------------------------------------------------------
05/13/2000                     94.94%        89.81%        84.70%        79.61%        74.55%        69.52%
----------------------------------------------------------------------------------------------------------
06/13/2000                     90.57%        85.31%        80.10%        74.93%        69.81%        64.75%
----------------------------------------------------------------------------------------------------------
07/13/2000                     85.43%        80.12%        74.88%        69.72%        64.63%        59.62%
----------------------------------------------------------------------------------------------------------
08/13/2000                     81.69%        76.29%        70.98%        65.77%        60.67%        55.66%
----------------------------------------------------------------------------------------------------------
09/13/2000                     78.36%        72.87%        67.49%        62.24%        57.12%        52.13%
----------------------------------------------------------------------------------------------------------
10/13/2000                     74.24%        68.74%        63.39%        58.18%        53.12%        48.22%
----------------------------------------------------------------------------------------------------------
11/13/2000                     71.10%        65.56%        60.18%        54.97%        49.94%        45.09%
----------------------------------------------------------------------------------------------------------
12/13/2000                     67.67%        62.12%        56.77%        51.61%        46.65%        41.89%
----------------------------------------------------------------------------------------------------------
01/13/2001                     63.80%        58.32%        53.06%        48.01%        43.17%        38.56%
----------------------------------------------------------------------------------------------------------
02/13/2001                     60.18%        54.78%        49.61%        44.86%        39.98%        35.52%
----------------------------------------------------------------------------------------------------------
03/13/2001                     57.22%        51.86%        46.76%        41.90%        37.31%        32.97%
----------------------------------------------------------------------------------------------------------
04/13/2001                     54.09%        48.81%        43.81%        39.08%        34.61%        30.42%
----------------------------------------------------------------------------------------------------------
05/13/2001                     51.20%        46.01%        41.11%        36.49%        32.16%        30.42%
----------------------------------------------------------------------------------------------------------
06/13/2001                     47.80%        42.78%        38.05%        33.62%        30.38%        30.42%
----------------------------------------------------------------------------------------------------------
07/13/2001                     45.01%        40.10%        35.51%        31.23%         0.00%        30.42%
----------------------------------------------------------------------------------------------------------
08/13/2001                     42.57%        37.77%        33.29%        31.23%        30.38%        30.42%
----------------------------------------------------------------------------------------------------------
09/13/2001                     40.46%        35.74%        31.36%        31.23%        30.38%        30.42%
----------------------------------------------------------------------------------------------------------
10/13/2001                     38.17%        33.58%        31.36%        31.23%        30.38%        30.42%
----------------------------------------------------------------------------------------------------------
11/13/2001                     36.11%        31.63%        31.36%        31.23%        30.38%        30.42%
----------------------------------------------------------------------------------------------------------
12/13/2001                     33.86%        31.63%        31.36%        31.23%        30.38%        30.42%
----------------------------------------------------------------------------------------------------------
01/13/2002                     31.73%        31.63%        31.36%        31.23%        30.38%         0.00%
----------------------------------------------------------------------------------------------------------
02/13/2002                     31.73%        31.63%        31.36%        31.23%        30.38%         0.00%
----------------------------------------------------------------------------------------------------------
03/13/2002                     31.73%        31.63%        31.36%        31.23%         0.00%         0.00%
----------------------------------------------------------------------------------------------------------
04/13/2002                     31.73%        31.63%        31.36%        31.23%         0.00%         0.00%
----------------------------------------------------------------------------------------------------------
05/13/2002                     31.73%        31.63%        31.36%         0.00%         0.00%         0.00%
----------------------------------------------------------------------------------------------------------
06/13/2002                     31.73%        31.63%        31.36%         0.00%         0.00%         0.00%
----------------------------------------------------------------------------------------------------------
07/13/2002                     31.73%        31.63%        31.36%         0.00%         0.00%         0.00%
----------------------------------------------------------------------------------------------------------
08/13/2002                     31.73%        31.63%         0.00%         0.00%         0.00%         0.00%
----------------------------------------------------------------------------------------------------------
09/13/2002                     31.73%        31.63%         0.00%         0.00%         0.00%         0.00%
----------------------------------------------------------------------------------------------------------
10/13/2002                     31.73%        0.00%          0.00%         0.00%         0.00%         0.00%
----------------------------------------------------------------------------------------------------------
11/13/2002                     31.73%        0.00%          0.00%         0.00%         0.00%         0.00%
----------------------------------------------------------------------------------------------------------
12/13/2002                      0.00%        0.00%          0.00%         0.00%         0.00%         0.00%
----------------------------------------------------------------------------------------------------------
01/13/2003                      0.00%        0.00%          0.00%         0.00%         0.00%         0.00%
----------------------------------------------------------------------------------------------------------
02/13/2003                      0.00%        0.00%          0.00%         0.00%         0.00%         0.00%
----------------------------------------------------------------------------------------------------------
03/13/2003                      0.00%        0.00%          0.00%         0.00%         0.00%         0.00%
----------------------------------------------------------------------------------------------------------
04/13/2003                      0.00%        0.00%          0.00%         0.00%         0.00%         0.00%
----------------------------------------------------------------------------------------------------------
05/13/2003                      0.00%        0.00%          0.00%         0.00%         0.00%         0.00%
----------------------------------------------------------------------------------------------------------
06/13/2003                      0.00%        0.00%          0.00%         0.00%         0.00%         0.00%
----------------------------------------------------------------------------------------------------------
07/13/2003                      0.00%        0.00%          0.00%         0.00%         0.00%         0.00%
----------------------------------------------------------------------------------------------------------
08/13/2003                      0.00%        0.00%          0.00%         0.00%         0.00%         0.00%
----------------------------------------------------------------------------------------------------------
09/13/2003                      0.00%        0.00%          0.00%         0.00%         0.00%         0.00%
----------------------------------------------------------------------------------------------------------
10/13/2003                      0.00%        0.00%          0.00%         0.00%         0.00%         0.00%
----------------------------------------------------------------------------------------------------------
11/13/2003                      0.00%        0.00%          0.00%         0.00%         0.00%         0.00%
----------------------------------------------------------------------------------------------------------
12/13/2003                      0.00%        0.00%          0.00%         0.00%         0.00%         0.00%
----------------------------------------------------------------------------------------------------------
01/13/2004                      0.00%        0.00%          0.00%         0.00%         0.00%         0.00%
----------------------------------------------------------------------------------------------------------
02/13/2004                      0.00%        0.00%          0.00%         0.00%         0.00%         0.00%
----------------------------------------------------------------------------------------------------------
03/13/2004                      0.00%        0.00%          0.00%         0.00%         0.00%         0.00%
----------------------------------------------------------------------------------------------------------
04/13/2004                      0.00%        0.00%          0.00%         0.00%         0.00%         0.00%
----------------------------------------------------------------------------------------------------------
05/13/2004                      0.00%        0.00%          0.00%         0.00%         0.00%         0.00%
----------------------------------------------------------------------------------------------------------
06/13/2004                      0.00%        0.00%          0.00%         0.00%         0.00%         0.00%
----------------------------------------------------------------------------------------------------------
07/13/2004                      0.00%        0.00%          0.00%         0.00%         0.00%         0.00%
----------------------------------------------------------------------------------------------------------
08/13/2004                      0.00%        0.00%          0.00%         0.00%         0.00%         0.00%
----------------------------------------------------------------------------------------------------------
09/13/2004                      0.00%        0.00%          0.00%         0.00%         0.00%         0.00%
----------------------------------------------------------------------------------------------------------
10/13/2004                      0.00%        0.00%          0.00%         0.00%         0.00%         0.00%
----------------------------------------------------------------------------------------------------------
11/13/2004                      0.00%        0.00%          0.00%         0.00%         0.00%         0.00%
----------------------------------------------------------------------------------------------------------
Weighted Average Life
(Years)
----------------------------------------------------------------------------------------------------------
  To Call:                   2.37 yrs     2.23 yrs       2.09 yrs      1.93 yrs      1.80 yrs      1.68 yrs
----------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------------------
                               Percentage of the Initial Class D Notes Principal Amount
                                  at the Conditional Prepayment Rates Set Forth Below
--------------------------------------------------------------------------------------------------------------------
                       0%              5%              10%              15%              20%             25%
====================================================================================================================
Closing              100.00%         100.00%          100.00%          100.00%          100.00%         100.00%
---------------------------------------------------------------------------------------------------------------------
05/13/99             100.00%         100.00%          100.00%          100.00%          100.00%         100.00%
---------------------------------------------------------------------------------------------------------------------
06/13/99             100.00%         100.00%          100.00%          100.00%          100.00%         100.00%
---------------------------------------------------------------------------------------------------------------------
07/13/99             100.00%         100.00%          100.00%          100.00%          100.00%         100.00%
---------------------------------------------------------------------------------------------------------------------
08/13/99             100.00%         100.00%          100.00%          100.00%          100.00%         100.00%
---------------------------------------------------------------------------------------------------------------------
09/13/99             100.00%         100.00%          100.00%          100.00%          100.00%         100.00%
---------------------------------------------------------------------------------------------------------------------
10/13/99             100.00%         100.00%          100.00%          100.00%          100.00%         100.00%
---------------------------------------------------------------------------------------------------------------------
11/13/99             100.00%         100.00%          100.00%          100.00%          100.00%         100.00%
---------------------------------------------------------------------------------------------------------------------
12/13/99             100.00%         100.00%          100.00%          100.00%           99.93%          95.73%
---------------------------------------------------------------------------------------------------------------------
01/13/2000           100.00%         100.00%          100.00%           98.44%           94.07%          89.62%
---------------------------------------------------------------------------------------------------------------------
02/13/2000           100.00%         100.00%           98.16%           93.59%           88.98%          84.32%
---------------------------------------------------------------------------------------------------------------------
03/13/2000           100.00%          98.90%           94.12%           89.31%           84.49%          79.63%
---------------------------------------------------------------------------------------------------------------------
04/13/2000            99.05%          94.10%           89.15%           84.20%           79.24%          74.29%
---------------------------------------------------------------------------------------------------------------------
05/13/2000            94.94%          89.81%           84.70%           79.61%           74.55%          69.52%
---------------------------------------------------------------------------------------------------------------------
06/13/2000            90.57%          85.31%           80.10%           74.93%           69.81%          64.75%
---------------------------------------------------------------------------------------------------------------------
07/13/2000            85.43%          80.12%           74.88%           69.72%           64.63%          59.62%
---------------------------------------------------------------------------------------------------------------------
08/13/2000            81.69%          76.29%           70.98%           65.77%           60.67%          55.66%
---------------------------------------------------------------------------------------------------------------------
09/13/2000            78.36%          72.87%           67.49%           62.24%           57.12%          52.13%
---------------------------------------------------------------------------------------------------------------------
10/13/2000            74.24%          68.74%           63.39%           58.18%           53.12%          48.22%
---------------------------------------------------------------------------------------------------------------------
11/13/2000            71.10%          65.56%           60.18%           54.97%           49.94%          45.09%
---------------------------------------------------------------------------------------------------------------------
12/13/2000            67.67%          62.12%           56.77%           51.61%           46.65%          41.89%
---------------------------------------------------------------------------------------------------------------------
01/13/2001            63.80%          58.32%           53.06%           48.01%           43.17%          38.56%
---------------------------------------------------------------------------------------------------------------------
02/13/2001            60.18%          54.78%           49.61%           44.68%           39.98%          35.52%
---------------------------------------------------------------------------------------------------------------------
03/13/2001            57.22%          51.86%           46.76%           41.90%           37.31%          32.97%
---------------------------------------------------------------------------------------------------------------------
04/13/2001            54.09%          48.81%           43.81%           39.08%           34.61%          30.52%
---------------------------------------------------------------------------------------------------------------------
05/13/2001            51.20%          46.01%           41.11%           36.49%           32.16%          30.52%
---------------------------------------------------------------------------------------------------------------------
06/13/2001            47.80%          42.78%           38.05%           33.62%           32.16%          30.52%
---------------------------------------------------------------------------------------------------------------------
07/13/2001            45.01%          40.10%           35.51%           31.23%           32.16%          30.52%
---------------------------------------------------------------------------------------------------------------------
08/13/2001            42.57%          37.77%           33.29%           31.23%           32.16%          30.52%
---------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
                        0%               5%               10%               15%               20%               25%
====================================================================================================================================
09/13/2001              40.46%           35.74%           31.36%            31.23%            32.16%            30.52%
------------------------------------------------------------------------------------------------------------------------------------
10/13/2001              38.17%           33.58%           31.36%            31.23%            32.16%            30.52%
------------------------------------------------------------------------------------------------------------------------------------
11/13/2001              36.11%           31.63%           31.36%            31.23%            32.16%            30.52%
------------------------------------------------------------------------------------------------------------------------------------
12/13/2001              33.86%           31.63%           31.36%            31.23%            32.16%            30.52%
------------------------------------------------------------------------------------------------------------------------------------
01/13/2002              31.73%           31.63%           31.36%            31.23%            32.16%             0.00%
------------------------------------------------------------------------------------------------------------------------------------
02/13/2002              31.73%           31.63%           31.36%            31.23%            32.16%             0.00%
------------------------------------------------------------------------------------------------------------------------------------
03/13/2002              31.73%           31.63%           31.36%            31.23%             0.00%             0.00%
------------------------------------------------------------------------------------------------------------------------------------
04/13/2002              31.73%           31.63%           31.36%            31.23%             0.00%             0.00%
------------------------------------------------------------------------------------------------------------------------------------
05/13/2002              31.73%           31.63%           31.36%             0.00%             0.00%             0.00%
------------------------------------------------------------------------------------------------------------------------------------
06/13/2002              31.73%           31.63%           31.36%             0.00%             0.00%             0.00%
------------------------------------------------------------------------------------------------------------------------------------
07/13/2002              31.73%           31.63%           31.36%             0.00%             0.00%             0.00%
------------------------------------------------------------------------------------------------------------------------------------
08/13/2002              31.73%           31.63%            0.00%             0.00%             0.00%             0.00%
------------------------------------------------------------------------------------------------------------------------------------
09/13/2002              31.73%           31.63%            0.00%             0.00%             0.00%             0.00%
------------------------------------------------------------------------------------------------------------------------------------
10/13/2002              31.73%            0.00%            0.00%             0.00%             0.00%             0.00%
------------------------------------------------------------------------------------------------------------------------------------
11/13/2002              31.73%            0.00%            0.00%             0.00%             0.00%             0.00%
------------------------------------------------------------------------------------------------------------------------------------
12/13/2002               0.00%            0.00%            0.00%             0.00%             0.00%             0.00%
------------------------------------------------------------------------------------------------------------------------------------
01/13/2003               0.00%            0.00%            0.00%             0.00%             0.00%             0.00%
------------------------------------------------------------------------------------------------------------------------------------
02/13/2003               0.00%            0.00%            0.00%             0.00%             0.00%             0.00%
------------------------------------------------------------------------------------------------------------------------------------
03/13/2003               0.00%            0.00%            0.00%             0.00%             0.00%             0.00%
------------------------------------------------------------------------------------------------------------------------------------
04/13/2003               0.00%            0.00%            0.00%             0.00%             0.00%             0.00%
------------------------------------------------------------------------------------------------------------------------------------
05/13/2003               0.00%            0.00%            0.00%             0.00%             0.00%             0.00%
------------------------------------------------------------------------------------------------------------------------------------
06/13/2003               0.00%            0.00%            0.00%             0.00%             0.00%             0.00%
------------------------------------------------------------------------------------------------------------------------------------
07/13/2003               0.00%            0.00%            0.00%             0.00%             0.00%             0.00%
------------------------------------------------------------------------------------------------------------------------------------
08/13/2003               0.00%            0.00%            0.00%             0.00%             0.00%             0.00%
------------------------------------------------------------------------------------------------------------------------------------
09/13/2003               0.00%            0.00%            0.00%             0.00%             0.00%             0.00%
------------------------------------------------------------------------------------------------------------------------------------
10/13/2003               0.00%            0.00%            0.00%             0.00%             0.00%             0.00%
------------------------------------------------------------------------------------------------------------------------------------
11/13/2003               0.00%            0.00%            0.00%             0.00%             0.00%             0.00%
------------------------------------------------------------------------------------------------------------------------------------
12/13/2003               0.00%            0.00%            0.00%             0.00%             0.00%             0.00%
------------------------------------------------------------------------------------------------------------------------------------
01/13/2004               0.00%            0.00%            0.00%             0.00%             0.00%             0.00%
------------------------------------------------------------------------------------------------------------------------------------
02/13/2004               0.00%            0.00%            0.00%             0.00%             0.00%             0.00%
------------------------------------------------------------------------------------------------------------------------------------
03/13/2004               0.00%            0.00%            0.00%             0.00%             0.00%             0.00%
------------------------------------------------------------------------------------------------------------------------------------
04/13/2004               0.00%            0.00%            0.00%             0.00%             0.00%             0.00%
------------------------------------------------------------------------------------------------------------------------------------
05/13/2004               0.00%            0.00%            0.00%             0.00%             0.00%             0.00%
------------------------------------------------------------------------------------------------------------------------------------
06/13/2004               0.00%            0.00%            0.00%             0.00%             0.00%             0.00%
------------------------------------------------------------------------------------------------------------------------------------
07/13/2004               0.00%            0.00%            0.00%             0.00%             0.00%             0.00%
------------------------------------------------------------------------------------------------------------------------------------
08/13/2004               0.00%            0.00%            0.00%             0.00%             0.00%             0.00%
------------------------------------------------------------------------------------------------------------------------------------
09/13/2004               0.00%            0.00%            0.00%             0.00%             0.00%             0.00%
------------------------------------------------------------------------------------------------------------------------------------
10/13/2004               0.00%            0.00%            0.00%             0.00%             0.00%             0.00%
------------------------------------------------------------------------------------------------------------------------------------
11/13/2004               0.00%            0.00%            0.00%             0.00%             0.00%             0.00%
------------------------------------------------------------------------------------------------------------------------------------
Weighted Average Life
---------------------
(Years)
------
------------------------------------------------------------------------------------------------------------------------------------
  To Call:               2.37 yrs         2.23 yrs         2.09 yrs          1.93 yrs          1.82 yrs          1.69 yrs
------------------------------------------------------------------------------------------------------------------------------------

                             Collateral Cashflows

                          Collection Period                                         Scheduled Cashflow
                          -----------------                                         ------------------
April - 1999.............................................................                   12,640,878.67

May - 1999...............................................................                   12,565,592.84

June - 1999..............................................................                   16,072,027.57

July - 1999..............................................................                   12,383,777.42

August - 1999............................................................                   11,779,668.38

September - 1999.........................................................                   14,079,035.07

October - 1999...........................................................                   11,191,164.58

November - 1999..........................................................                   12,140,091.63

December - 1999..........................................................                   13,660,029.47

January - 2000...........................................................                   11,779,733.40

February - 2000..........................................................                   10,343,615.01

March - 2000.............................................................                   13,131,085.48

April - 2000.............................................................                   11,817,353.58

May - 2000...............................................................                   12,404,052.37

June - 2000..............................................................                   14,347,741.42

July - 2000..............................................................                   10,666,158.45

August - 2000............................................................                    9,577,821.54

September - 2000.........................................................                   11,554,567.79

October - 2000...........................................................                    8,992,365.03

November - 2000..........................................................                    9,713,879.78

December - 2000..........................................................                   10,780,241.06

January - 2001...........................................................                   10,083,440.61

February - 2001..........................................................                    8,367,582.76

March - 2001.............................................................                    8,762,197.35

April - 2001.............................................................                    8,095,623.78

May - 2001...............................................................                    9,345,693.57

June - 2001..............................................................                    7,773,135.38

                          Collection Period                                         Scheduled Cashflow
                          -----------------                                         ------------------
July - 2001..............................................................                    6,821,247.16

August - 2001............................................................                    5,969,516.49

September - 2001.........................................................                    6,371,988.59

October - 2001...........................................................                    5,778,827.85

November - 2001..........................................................                    6,234,898.36

December - 2001..........................................................                    5,869,951.27

January - 2002...........................................................                    5,641,000.84

February - 2002..........................................................                    4,626,463.75

March - 2002.............................................................                    4,591,176.70

April - 2002.............................................................                    4,630,473.61

May - 2002...............................................................                    4,555,715.62

June - 2002..............................................................                    4,408,363.05

July - 2002..............................................................                    4,304,619.61

August - 2002............................................................                    3,718,746.68

September - 2002.........................................................                    3,838,625.10

October - 2002...........................................................                    3,645,664.39

November - 2002..........................................................                    2,975,887.43

December - 2002..........................................................                    3,318,739.88

January - 2003...........................................................                    2,872,440.25

February - 2003..........................................................                    2,750,564.87

March - 2003.............................................................                    2,679,653.95

April - 2003.............................................................                    2,334,100.93

May - 2003...............................................................                    2,692,543.81

June - 2003..............................................................                    1,737,015.19

July - 2003..............................................................                    1,905,910.16

August - 2003............................................................                    1,500,487.85

September - 2003.........................................................                    1,427,312.05

October - 2003...........................................................                    1,310,378.11

November - 2003..........................................................                      986,547.57

                          Collection Period                                         Scheduled Cashflow
                          -----------------                                         ------------------
December - 2003..........................................................                      846,627.72

January - 2004...........................................................                    1,103,465.96

February - 2004..........................................................                      806,332.74

March - 2004.............................................................                      771,636.93

April - 2004.............................................................                    2,702,099.04

May - 2004...............................................................                      714,004.15

June - 2004..............................................................                      696,794.83

July - 2004..............................................................                      697,907.21

August - 2004............................................................                      643,655.40

September - 2004.........................................................                      791,090.85

October - 2004...........................................................                      523,512.53

November - 2004..........................................................                      507,262.01

December - 2004..........................................................                      489,503.13

January - 2005...........................................................                      465,179.75

February - 2005..........................................................                      407,533.13

March - 2005.............................................................                      337,450.75

April - 2005.............................................................                      286,044.95

May - 2005...............................................................                      236,791.05

June - 2005..............................................................                      185,195.44

July - 2005..............................................................                      175,725.44

August - 2005............................................................                      170,553.87

September - 2005.........................................................                      137,672.98

October - 2005...........................................................                       82,556.00

November - 2005..........................................................                      377,095.43

December - 2005..........................................................                       49,295.43


Collection Period                                             Scheduled Cashflow
-----------------                                             ------------------

March - 2004.................................................         771,636.93

April - 2004.................................................       2,702,099.04

May - 2004...................................................         714,004.15

June - 2004..................................................         696,794.83

July - 2004..................................................         697,907.21

August - 2004................................................         643,655.40

September - 2004.............................................         791,090.85

October - 2004...............................................         523,512.53

November - 2004..............................................         507,262.01

December - 2004..............................................         489,503.13

January - 2005...............................................         465,179.75

February - 2005..............................................         407,533.13

March - 2005.................................................         337,450.75

April - 2005.................................................         286,044.95

May - 2005...................................................         236,791.05

June - 2005..................................................         185,195.44

July - 2005..................................................         175,725.44

August - 2005................................................         170,553.87

September - 2005.............................................         137,672.98

October - 2005...............................................          82,556.00

November - 2005..............................................         377,095.43

December - 2005..............................................          49,295.43

Weighted Average Life

     If the trust depositor does not exercise its option to cause a redemption of the notes when the aggregate discounted contract balance of the contracts is less than 10% of the aggregate discounted contract balance of the contracts as of April 1, 1999, the average life of the each class of notes would be as follows:


             Weighted          Weighted         Weighted         Weighted         Weighted          Weighted
             Average Life      Average Life     Average Life     Average Life     Average Life      Average Life
             Assuming 0%       Assuming 5%      Assuming 10%     Assuming 15%     Assuming 20%      Assuming 25%
             Conditional       Conditional      Conditional      Conditional      Conditional       Conditional
Class        Prepayment Rate   Prepayment Rate  Prepayment Rate  Prepayment Rate  Prepayment Rate   Prepayment Rate
-----        ---------------   ---------------  ---------------  ---------------  ---------------   ---------------

A-1          0.51 yrs          0.46 yrs          0.41 yrs         0.38 yrs         0.34 yrs          0.31 yrs

A-2          1.28 yrs          1.18 yrs          1.08 yrs         1.00 yrs         0.92 yrs          0.84 yrs

A-3          2.46 yrs          2.30 yrs          2.15 yrs         2.00 yrs         1.87 yrs          1.74 yrs

A-4          4.28 yrs          4.08 yrs          3.88 yrs         3.69 yrs         3.50 yrs          3.31 yrs

B            2.86 yrs          2.72 yrs          2.60 yrs         2.46 yrs         2.29 yrs          2.17 yrs

C            3.03 yrs          2.89 yrs          2.74 yrs         2.61 yrs         2.46 yrs          2.33 yrs

D            3.17 yrs          3.04 yrs          2.09 yrs         2.77 yrs         2.67 yrs          2.49 yrs

     The weighted average life of a note is determined by:

     . multiplying the amount of cash distributions in reduction of the outstanding principal amount of such class of notes, by the number of years from the closing date of the sale of the contracts to the trust to the respective Note payment date on which such class of notes is repaid in full;
     .    adding the results; and
     . dividing the sum by the initial principal amount of such class of notes.

Heller Financial, Inc. and Heller Financial Leasing, Inc.

General

     Heller Financial, Inc. is a Delaware corporation formed in 1919 and is engaged in various aspects of the commercial finance business. Heller Financial, Inc. and its consolidated subsidiaries employ approximately 2,500 people; its executive offices are located at 500 West Monroe Street, Chicago, Illinois 60661 (telephone: (312) 441-7000). In May 1998, Heller Financial, Inc. issued 38,525,000 shares of Class A Common Stock in an initial public offering. Fuji American Holdings, a wholly owned subsidiary of The Fuji Bank, Limited, owns 79% of the voting interest and 56% of the economic interest in Heller Financial, Inc.'s issued and outstanding common stock. All of the outstanding common stock of the Heller Financial Leasing, Inc. is owned by Heller Financial, Inc. Heller Financial Leasing, Inc. is a non-operating subsidiary which through the Commercial Equipment Finance and the Global Vendor Finance business units originate contracts.

     Heller Financial, Inc. is a leading diversified commercial financial services company which provides a broad array of financial products and services to mid-sized and small businesses in the United States and selected international markets. Heller Financial, Inc. provides its products and services principally through two business segments namely, Domestic Commercial Finance and International Corporate Finance. The Domestic Commercial Finance segment is made up of five business units:

     .  Heller Corporate Finance, which provides collateralized cash flow and asset based lending;
     .  Heller Real Estate Financial Services, which provides secured real estate financing;
     .  Heller Leasing Services, which provides debt and lease financing of small and large ticket equipment and commercial aircraft;
     . Heller Small Business Finance, which provides financing to small businesses, primarily under U.S. Small Business Administration loan programs; and
     . Heller Commercial Services, which provides factoring and receivables management services.

     Heller Financial, Inc.'s International Factoring and Asset Based Finance segment provides factoring services and loans secured primarily by receivables, inventory and equipment through its wholly-owned subsidiaries and joint ventures. Heller Financial Leasing, Inc. is made up of three distinct units:
Global Vendor Finance, Commercial Equipment Finance and Capital Finance.

     Heller Financial, Inc. primarily serves middle-market businesses. The middle-market segment served includes entities primarily in the manufacturing and service sectors with annual sales in the range of $15 million to $200 million and in the real estate sector with property values typically in the range of $5 million to $40 million.

                                         As of December 31,
                                  1998         1997          1996
                                  ----         ----          ----
                                           (in billions)

     Total Assets                 $14.4        $12.9         $9.9
     Total Liabilities            $12.4        $11.1         $8.4
     Total Stockholders' Equity   $ 2.0        $ 1.7         $1.5

                               For the fiscal year ended December 31,
                                  1998          1997         1996
                                  ----         ----          ----
                                           (in millions)

     Total Revenues               $783          $754         $533
     Net Income                   $193          $158         $133

     Heller Financial, Inc. and Heller Financial Leasing, Inc. originated the contracts under two separate operating units: Commercial Equipment Finance and Global Vendor Finance. Originations from either Commercial Equipment Finance or Global Vendor Finance must meet Heller Financial, Inc.'s Credit Risk Management System as described below.

Credit Risk Management System

     Heller Financial, Inc's Credit Risk Management System provides credit functions within the originators' origination groups, including Commercial Equipment Finance and Global Vendor Finance, as well as credit oversight at Heller Financial, Inc.'s corporate level. The system provides established, consistent and documented credit policies at both the corporate and group level. The first line of credit risk management is the origination groups where substantially all originations, due diligence and primary credit analysis are performed. Credit determinations are separate from origination and are staffed with experienced credit and portfolio officers in the origination groups.

     Oversight over the credit process at Heller Financial, Inc.'s corporate level is headed by Heller Financial, Inc.'s Chief Credit Officer. The Chief Credit Officer is responsible for ensuring that the credit risk management system is appropriately implemented. Heller Financial, Inc.'s Chief Credit Officer approves all new transactions and modifications that exceed origination group authority. Additionally, Heller Financial's Credit Committee approves new lending programs and performs ongoing reviews of existing lending programs and strategies as well as identifies strategic credit issues, including review of the portfolio mix, and the credit policies and procedures throughout Heller Financial, Inc.

     The Credit Risk Management System emphasizes active portfolio management in an effort to ensure:

     .   individual accounts are appropriately managed;
     .   portfolio reporting to management is accurate and timely; and
     . problem accounts are identified and reported on a timely basis to ensure prompt corrective action.

     Each origination group has portfolio practices which enhance early identification of account issues through account performance analysis, risk rating systems and regular group portfolio reviews. Management of risk accounts is transferred to corporate workout specialists where appropriate. Quarterly or semi-annual portfolio reviews are held with the Chief Executive Officer and Chief Credit Officer. Heller Financial, Inc.'s Internal Audit Department performs extensive loan reviews on an independent basis to ensure:

     . compliance with group and corporate credit policies and procedures; . the integrity of the risk ratings;
     . the effectiveness of problem loan identification; and . the adequacy of loan loss reserves.

     As servicer, Heller Financial, Inc. will continue to apply its Credit Risk Management System to the management of the contracts that have been sold to the trust.

Global Vendor Finance

     General Description.

     Global Vendor Finance was formed in 1998 by the combination of the existing Vendor Finance unit and U.S. assets of the Dealer Products Group of Dana Commercial Credit Corporation and the stock of Dealer Products Group's international subsidiaries which were acquired by Heller Financial, Inc. on November 30, 1998. Global Vendor Finance provides customized sales financing programs that enable vendors and manufacturers in commercial, industrial, medical, information and technology markets to offer financing and leasing options to their customers. These programs are often made with partial, or in some cases, full recourse from the vendor. This unit also provides a wide range of financing options to independent leasing companies, including term financing, residual financing and private securitization structures. The Global Vendor Finance portfolio is well diversified with an average transaction size of $350,000 excluding newly acquired Dealer Products Group which has an average transaction size of $10,000. In 1998, Global Vendor Finance generated approximately $792 million in new business volume.

     Global Vendor Finance's Credit Analysis.

     The primary factors used by Global Vendor Finance in its credit analysis are the following, listed in order of importance:

     (1)  vendor support and the originator's  reliance on such support;
     (2) the credit strength of the underlying end-user of the equipment or software; and
     (3)  the value of the equipment.

     The credit analysis involves finding an appropriate balance between these factors.

     The following discipline is applied to all Global Vendor Finance originations:

 .    a complete underwriting is required for each new vendor finance program evaluating financial information, equipment value, quality of obligor customer base, review of relevant industry data and the value of recourse,

 .    tiered credit approval authorities have been implemented for each vendor program and the transactions originated under such programs,

 .    a comprehensive credit policies and procedures manual is maintained to ensure consistent compliance with the originator's credit standards,

 .    an independent internal audit function exists within Global Vendor Finance to conduct due diligence on new client relationships and which conducts ongoing audits of the client relationship,

 .    financial performance of each vendor is periodically reviewed,

 .    Global Vendor Finance's portfolio is reviewed semiannually with the originator's Chief Executive Officer and Chief Credit Officer, and

 .    there is an independent internal audit function.

     Collection Process/Vendor Recourse.

     The vendor finance programs usually provide for some form of credit support or recourse to the vendor. Vendor recourse ranges from limited remarketing assistance to full recourse programs. Vendor credit support includes direct recourse, holdbacks, funded reserves, remarketing agreements as well as representations and warranties provided in the contract documentation. Direct vendor recourse may be provided with respect to a "pool" of numerous underlying transactions or on an individual, transaction-by-transaction basis. In some circumstances the vendor and/or another leasing company originates, documents and performs servicing while in other circumstances the originators originate, document and perform servicing with respect to the contracts. The vendor may generate documents and the bills as well as collect payments from the end-user and remit payment to the servicer. In such instances the servicer's involvement is transparent to the end-user and is motivated by a variety of vendor marketing considerations. In other situations, the vendor simply originates the contract and the servicer performs the servicing with respect to such contract. In general, the servicing function of the vendor is an important factor in the pricing characteristics for the respective vendor finance program. A write-down or write-off of a loan or lease receivable is governed by Heller Financial, Inc. policy, with the amount of the write-off or write-down based on the principal amount outstanding; plus unpaid service charges which have not been suspended; less the fair market value of collateral or the amount of dealer/vendor recourse. Accounts are reviewed and appropriate write-offs made when an obligor is past due or when an obligor is in bankruptcy.

     In those situations in which the vendor is providing a substantial portion of the servicing functions, the servicer undertakes extensive due diligence with respect to the vendor's internal operating procedures with additional emphasis on billing, collection, reporting and remittance. The due diligence analysis will take on various levels of scrutiny depending on the degree of servicing handled by the vendor, the vendor's credit strength, the volume generated by the vendor, and the history and relationship with the vendor.

Commercial Equipment Finance

   General Description.

   Commercial Equipment Finance offers expansion, replacement and modernization equipment financing directly to a broad range of industries where the financing is primarily collateralized by the financed equipment. In addition to direct origination, Commercial Equipment Finance generates business through traditional broker and intermediary channels. The portfolio is well diversified with financings that typically range from $500,000 to $15 million. As of December 31, 1997 the average transaction size was approximately $4 million. New business volume in 1998 was approximately $600 million representing a 11% increase over 1997.

   Commercial Equipment Finance Credit Analysis.

   Commercial Equipment Finance's approach to lending concentrates on three critical factors:


 . cash flow of the obligor -- meaning Commercial Equipment Finance evaluates the quality of the underlying obligor's cash flow by analyzing the related industry dynamics, such obligor's competitive strengths and weaknesses, the role of external factors in such obligor's business as well as the financial profile of the obligor,

 . the importance/value of the equipment to the obligor's overall operations -- in a downside/workout scenario, the more important/valuable the equipment, the more likely it is that the originator will be paid, and

 . the originator's position in the overall capital structure of the obligor -- the smaller the role that Commercial Equipment Finance plays in a company's overall capital structure, the more likely it is that the originator will be paid in a negative economic environment.

   Notwithstanding the type of program or related credit analysis, the following discipline is applied to all Commercial Equipment Finance originations:

 . the Commercial Equipment Finance credit approval process requires complete financial due diligence, collateral review, management/strategy evaluation, review of all industry relevant data as well as review of all legal aspects of the credit,

 .  reliance on the Commercial Equipment Finance Policy Manual,

 . approval authority tiered to provide prompt responses to the customer at lower exposure levels and ensure divisional involvement at higher exposure levels; All regional office origination is approved by both the region manager and the area region credit manager,

 .  quarterly/annual financial reviews of each account are prepared by Commercial
   Equipment Finance credit staff,

 .  quarterly reviews of the portfolio are conducted with the Chief Executive
   Officer and Chief Credit Officer of the originator,

 . monthly distribution of key reports relating to delinquency and risk ratings changes to the originator's senior management to ensure prompt communication of material credit issues, and

 .  industry and geographic diversity is maintained with respect to Commercial
   Equipment Finance's originations.

     Collection/Servicing.

     A delinquency report for each region must be prepared by a region credit manager on a monthly basis. Heller Financial's key to successful resolution of a problem contract is early recognition. Each region is responsible for detecting signs of potential problem contracts through proactive portfolio management, including review of delinquency reports, the financial statement and covenant compliance checklist for each account, account risk rating memos, flash reports, annual reviews, and the quarterly portfolio reviews held in Chicago. Within ten business days of the point in time at which an account is both 60 days past due or delinquent and is put on a "watch list", an in-person collateral inspection must be performed. If an in-person inspection is impractical, an updated Uniform Commercial Code search must be performed within the same ten day period.

     Commercial Equipment Finance transactions are required to contain a provision for assessing late charges in the event that an obligor fails to make a payment on the contract on the related due date. The charge is usually between 1% and 5% of the amount due and is incurred within one to fifteen days after the due date depending upon the documentation. An account is delinquent when a payment is not made according to contract terms. A write-down or write-off of a loan or lease receivable is governed by Heller Financial, Inc. policy, with the amount of the write-off or write-down based on the principal amount outstanding; plus unpaid service charges which have not been suspended; less the fair market value of collateral or the amount of dealer/vendor recourse. Accounts are reviewed and appropriate write-offs made when an obligor is past due or when an obligor is in bankruptcy.

     All obligors are required by the terms of the contracts to maintain the equipment and install the equipment at a place of business approved by Commercial Equipment Finance personnel. Delivery, transportation, repairs and maintenance are obligations of obligors, and obligors are required to carry, at their own expense, liability and replacement cost insurance under terms acceptable to Commercial Equipment Finance. Any lease payment defaults permit Commercial Equipment Finance to declare immediately due and payable all remaining lease payments. At the end of a lease term, lessees must return the leased equipment to the originator in good working order unless the lease is renewed or the leased equipment is purchased by the obligor.

Legal Proceedings

     Heller Financial, Inc. is not subject to any legal proceedings that could have a material adverse impact on its operations or its consolidated financial condition


Assessment of Year 2000 Issues

     Heller Financial, Inc., as servicer, and as the parent of the trust depositor and Heller Financial Leasing, Inc. as sub-servicer, has adopted a phased approach to assessing and, where necessary, remediating or otherwise addressing Year 2000 issues. Phases include:

     .    awareness, which, while ongoing, is substantially complete;
     . assessment, which was substantially completed in 1998 with respect to information technology systems and potential issues relating to borrowers, vendors, international affiliates and environmental factors;
     . remediation or implementation of contingency solutions, which is substantially complete for all but one of the information technology systems deemed mission-critical; and
     . validation, which is scheduled for completion on the final mission-critical information technology system and key information technology infrastructure in the second quarter of 1999 and will continue throughout 1999 for all other matters.

     As part of the validation process, Heller Financial, Inc. is also assessing the need for any re-verification of client server hardware and software represented as compliant by the vendor. In late 1998, Heller Financial, Inc. acquired leasing assets from another company and, in connection with the acquisition, completed an assessment of related Year 2000 risk. Heller Financial has engaged a third party to complete remediation and validation activities, which are underway and scheduled for completion in 1999.

     Heller Financial, Inc. has made, and will continue to make, investments in its software applications and systems to ensure that its systems function properly through and beyond the Year 2000. Heller Financial, Inc. has three loan processing systems, a lease processing system, a factoring system and systems for general ledger processing, payroll, accounts payable, fixed assets, treasury and other smaller applications. Heller Financial, Inc. has established plans to modify, upgrade or replace each of these systems for compliance and has established an overall plan to bring all of these systems into compliance by the end of 1999. Heller Financial, Inc. continues to address the impact of Year 2000 issues on its consolidated international subsidiaries and its international joint venture companies. As a result of the risk assessment substantially completed with respect to these international companies in 1998, significant remediation activity and additional readiness validation are underway for completion in 1999.

     In addition to information technology systems, Heller Financial, Inc. is assessing potential Year 2000 impacts on its material vendors and borrowers, as well as Year 2000 issues relating to environmental factors such as facilities and general utilities. With respect to vendors, Heller Financial, Inc. has categorized vendors with reference to materiality and availability of other sources for the provided services and supplies, and is making inquiry of those vendors deemed material. Responses are reviewed to assess the need for any follow-up action. This assessment and any resulting remediation or contingency solutions are scheduled for completion during 1999. With respect to borrowers, Heller Financial, Inc. has incorporated a Year 2000 risk assessment has been incorporated into its underwriting and portfolio management activities in order to evaluate exposure due to any lack of compliance on the part of borrowers. Heller Financial, Inc. categorizes prospective and existing borrowers by level of Year 2000 risk, and is underwriting new transactions and managing portfolio accounts accordingly. Finally, Heller Financial, Inc. is incorporating Year 2000 contingency planning into its overall business resumption program in consideration of facilities and other environmental factors. The planning component of this effort is scheduled for completion in the first quarter of 1999, with implementation to occur throughout the year.

     To date, Heller Financial, Inc. has incurred approximately, $10 million of expenses related to the Year 2000 issue and estimates that an additional amount, of approximately $6 million, will be incurred through the end of 1999. Remediation, compliance, maintenance and modification costs will be expensed as incurred.

The Trust

     The trust has been organized as a business trust to be formed under with the laws of the State of Delaware under the Trust Agreement. The Trust was formed solely for the purpose of effectuating the transactions described in this prospectus. Prior to formation, we will have had no assets or obligations and no operating history. Upon formation, we will not engage in any business activity other than:

     (1) acquiring, managing and holding the contracts and related interests described in this prospectus,
     (2)  issuing the notes and certificate,
     (3) making distributions and payments on the notes and certificate, and

     (4) engaging in those activities, including entering into agreements, that are necessary, suitable or convenient to accomplish the above listed activities or are incidental to those activities.

As a consequence, we do not expect to have any source of capital resources other than the assets transferred to the trust as described in this prospectus. As of the date of this prospectus, neither the trust depositor nor the trust is subject to any legal proceedings.

     If the issuance and sale of the notes had taken place on April 1, 1999 the capitalization of the trust would consist solely of the notes with an aggregate principal amount of $386,265,403.

     The trust depositor has filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, with respect to the notes offered by this prospectus. For further information, you should read the registration statement. The registration statement may be inspected and copied at the public reference facilities maintained by the Securities and Exchange Commission at the following locations:

50 Fifth Street, N.W.   Citicorp Center                Seven World Trade Center
Room 1024                500 West Madison, Suite 1400   Suite 1300
Washington, D.C. 20549   Chicago, Illinois 60661        New York, New York 10048

     You may obtain copies of the registration statement for a fee from the Public Reference Branch of the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. The Securities and Exchange Commission also maintains a public access site on the Internet through the World Wide Web at which you may view reports, information statements and other information, including all electronic filings, regarding the trust depositor and the trust. The Internet address of the World Wide Web site is http://www.sec.gov. The servicer, on behalf of the trust, will also file or cause to be filed with the Securities and Exchange Commission the periodic reports required under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder. Copies of those reports can be obtained as described above.

The Trust Depositor

     The trust depositor is a wholly-owned bankruptcy-remote subsidiary of Heller Financial, Inc. The trust depositor was formed solely for the purpose of acquiring from the originators contracts as well as other financial assets and either issuing debt securities secured by identifiable fixed or revolving pools of financial assets, or conveying or depositing the same into trusts or other securitization vehicles. As a bankruptcy-remote entity, the trust depositor's operations will be restricted so that it does not engage in business with, or incur liabilities to, any other entity other than the indenture trustee and other trustees and agents on behalf of other investors in nonrecourse, asset-backed financings. The restrictions are intended to prevent the trust depositor from engaging in business with other entities which may bring bankruptcy proceedings against the trust depositor. The restrictions are also intended to reduce the risk that the trust depositor will be consolidated into the bankruptcy proceedings of any other entity.

     The trust depositor will have no other assets available to pay amounts owing under the indenture except the trust's assets, including the contracts and the security interests in the equipment, the proceeds of the contracts and earnings on the amounts on deposit in the collection account. The trust depositor's address is 500 West Monroe Street, Chicago, Illinois 60661, and its phone number is (312) 441-7246.

     On the closing of the sale of the contracts to the trust, Heller Funding Corporation II will be liquidated and all of its assets and liabilities will be assumed by its successor, Heller Funding Corporation. Heller Funding Corporation is a wholly-owned subsidiary of Heller Financial, Inc. Heller Funding Corporation's articles of incorporation are substantially identical to Heller Funding Corporation II's articles of incorporation. Specifically, Heller Funding Corporation will assume the trust depositor's obligations under the agreement forming the trust and the sale and servicing agreement. When we refer to the trust depositor in this prospectus we are referring to Heller Funding Corporation II prior to the closing and Heller Funding Corporation as the successor to Heller Funding Corporation II as of the closing.

Description of the Notes and Indenture

     The statements under this caption describe all of the material terms of the notes and an Indenture, dated as of April 1, 1999, between the trust and the indenture trustee. However, these statements are summaries. For a more detailed description of the terms of the notes, you should read the sale and servicing agreement and the indenture, the forms of which have been filed as exhibits to the registration statement of which this prospectus is a part.

General

     The offered notes will consist of six classes, the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes, Class B Notes and the Class C Notes. The Class D Notes are not being offered and sold pursuant to this prospectus. The notes will be issued under the indenture.

     The notes will be available for purchase in minimum denominations of $1,000 and in integral multiples of $1,000 in book-entry form. The Class A-1 Notes, Class A-2 Notes, Class A-3 Notes, Class A-4 Notes, Class B Notes and Class C Notes will initially be represented by one or more certificates registered in the name of the nominee of The Depository Trust Company, except as set forth below. Payments on the notes will be made as described below to the noteholders in whose names the notes were registered at the close of business on the day immediately preceding the day on which such payments will be made. However, the final payment on the notes offered hereby will be made only upon presentation and surrender of the notes. All payments with respect to the principal of and interest on the notes will be made in immediately available funds. See "Description of the Notes and Indenture--Book-Entry Registration".

     The indenture trustee will be granted a first priority lien on the trust's assets to secure the notes; provided, that distributions on the notes will be allocated as provided in "--Allocations". The notes are nonrecourse obligations of the trust only and do not represent interests in or obligations of the originators, the servicer or the trust depositor, or any affiliate of such persons.

Interest and Principal

     Interest on the notes will be payable on the 13th day of each calendar month, or if that day is not a business day, the next business day, beginning on May 13, 1999 until the notes have been paid in full or have matured. Interest on the offered notes will be paid at the respective rates specified on the cover of this prospectus. Interest on each class of notes will accrue at the interest rate specified for the class, for the period from and including the most recent date on which interest has been paid. However, in the case of the initial interest payment date, interest will accrued from the closing date for the initial transfer of the Contracts to the trust to but excluding the following interest and principal payment date. The interest will accrue on the outstanding principal amount of the notes as of the first day of the interest accrual period.

     The stated maturity dates of the offered notes are specified on the cover of this prospectus. The Class D Notes will have a stated maturity date of November 13, 2006. However, if all payments on the contracts are made as scheduled, final payment with respect to the notes would occur prior to stated maturity. Prior to the respective stated maturity dates, amounts to be applied in reduction of the outstanding principal amount of any note, including the payment of the Class A Principal Payment Amount, Class B Principal Payment Amount, Class C Principal Payment Amount or Class D Principal Payment Amount payable on any interest and principal payment date, will not be due and payable, although the failure of the trust depositor or servicer to remit any amounts available for payment on the notes will, after the applicable grace period, constitute an event of default under the indenture. See "--Events of Default".

     We will pay interest and principal on the notes on an interest and principal payment date using amounts representing primarily collections of payments due under the contracts and amounts received upon prepayment or purchase of the contracts or liquidation of the contracts and disposition of the related equipment upon defaults thereunder, but only after we use those amounts to repay servicer advances. See "--Amounts Available for Payments on the Notes" and "The Sale and Servicing Agreement-- Servicing Standard and Servicer Advances".

Amounts Available for Payments on the Notes

     As of any payment date which shall be the 13th day of each calendar month, the amounts available for payment of interest and principal consist of:

 . except for Excluded Amounts, all amounts on deposit in the collection account as of the third business day immediately preceding the payment date on account of scheduled payments due on or before, and prepayments received on or before, the last day of the immediately preceding collection period;
 . recoveries on account of previously defaulted contracts received during the preceding collection period, including proceeds of repossessed equipment or other security or other property, insurance proceeds, amounts representing late fees and penalties and amounts subsequently received from the related vendor, net of collection and liquidation expenses;
 .  amounts held from time to time in the collection account, together with investment earnings credited to the collection account and the reserve fund;
 . late charges relating to a contract received during the preceding collection period, provided that the late charges were included in the contract's terms as of the applicable cutoff date; and

 . proceeds of any of the foregoing; and . funds on deposit in the reserve fund in the amount specified in "Reserve
  Fund".


     Each collection period for purposes of determining the amounts available for distribution on the notes is a monthly period that begins on the second day of each calendar month and ends on and includes the first day of the next following calendar month.

     Amounts available for distribution to you will not include any amounts payable on an account of the equipment which exceeds the sum of the scheduled payments and late charges described above payable under the related contract. Furthermore, the available amounts will not include amounts relating to the residual value of equipment leased under true leases.

   Prepayments on the contracts which are treated as available amounts are:

 . optional prepayments which are partial and full prepayments, including any payment which the servicer has received, and expressly permitted the related obligor to make, in advance of its scheduled due date;
 . payments upon repurchases by the applicable originator through the trust depositor as a result of the breach of representations and warranties or covenants in the sale and servicing agreement; and
 .  payments upon an optional termination of the trust.

     If the servicer permits an obligor to prepay a contract in an amount less than its discounted contract balance plus accrued, unpaid interest at the discount rate, the originator of the contract will make up the difference.

     "Excluded Amounts" means:

     . collections on deposit in the collection account or otherwise received by the servicer on or with respect to the contracts or related equipment, which collections are attributable to any taxes, fees or other charges imposed by any governmental authority; and
     . collections representing reimbursements of insurance premiums or payments for services that were not financed by the originator; and
     .    any proceeds from prepayments in excess of the sum of
          (1) the discounted contract balance of the prepaid contracts on the date of the prepayments plus any accrued and unpaid interest and
          (2) any outstanding servicer advances on those prepaid contracts.


Allocations

     Prior to an Event of Default.

     On the third business day prior to each payment date prior to the occurrence of an event of default under the indenture, the servicer shall instruct the indenture trustee to withdraw, and on the payment date the indenture trustee shall withdraw, from the collection account the amounts needed to make the following payments. See "--Amounts Available for Payment on the Notes" and "--Events of Default". The payments listed below will be made only to the extent there are sufficient amounts available on the payment date. We will make payments on the 13th day of each calendar month, or if such day is not a business day, the next business day, in the following order of priority:

     FIRST, to the servicer, reimbursement for the amount of any scheduled payments on the contracts which were not received when due and which the servicer advanced for deposit in the collection account;

   SECOND, if the servicer is no longer Heller Financial, Inc. or an affiliate of Heller Financial, Inc., to the servicer, its monthly servicing fee for the preceding monthly period together with any amounts in respect of the servicer's fee that were due in respect of prior monthly periods that remain unpaid;

   THIRD, to the holders of the notes, the amounts specified in the following table and in the order set forth in the following table:


Class of Note
Receiving Payment                                     Amount to be Paid
---------------------------------------------------------------------------------------------------------

A-1, A-2, A-3 and   Interest accrued on the Class A-1 Notes, Class A-2 Notes, Class A-3 Notes and Class
 A-4                A-4 Notes at their respective interest rates for the period from and including the most recent date on which interest has been paid to, but excluding, the current interest payment date.
---------------------------------------------------------------------------------------------------------

      B             Interest accrued on the Class B Notes at the Class B Note interest rate for the period from and including the most recent date on which interest has been paid to, but excluding, the current interest payment date.
---------------------------------------------------------------------------------------------------------

      C             Interest accrued on the Class C Notes at the Class C Note interest rate for the period from and including the most recent date on which interest has been paid to, but excluding, the current interest payment date.
---------------------------------------------------------------------------------------------------------

      D             Interest accrued on the Class D Notes at the Class D Note interest rate for the period from and including the most recent date on which interest has been paid to, but excluding, the current interest payment date.
---------------------------------------------------------------------------------------------------------

      A-1           The Class A Principal Payment Amount, until the outstanding principal of the Class
                    A-1 Notes is reduced to $0.
---------------------------------------------------------------------------------------------------------

      A-2           . $0, Prior to the payment date on which the outstanding principal of the Class A-1
                    Notes is reduced to $0.
                    . Class A Principal Payment Amount less the amount needed to reduce the outstanding principal of the class A-1 Notes to $0, on subsequent payment dates until the outstanding principal of the Class A-2 Notes is reduced to $0.
---------------------------------------------------------------------------------------------------------

      A-3           . $0, Prior to the payment date on which the outstanding principal of the Class A-1
                    Notes and Class A-2 Notes is reduced to $0.
                    . Class A Principal Payment Amount less the amount needed to reduce the outstanding principal of the Class A-1 Notes and Class A-2 Notes to $0, on subsequent payment dates until the outstanding principal of the Class A-3 Notes is reduced to $0.
---------------------------------------------------------------------------------------------------------

      A-4           . $0, Prior to the payment date on which the outstanding principal of the Class A-1
                    Notes, Class A-2 Notes and Class A-3 Notes is reduced to $0.
                    . Class A Principal Payment Amount less the amount needed to reduce the outstanding principal of the Class A-1 Notes, Class A-2 Notes and Class A-3 Notes to $0, on
                    subsequent payment dates until the outstanding principal of the Class A-4 Notes is reduced to $0.
---------------------------------------------------------------------------------------------------------

      B             . $0, Prior to the payment date on which the outstanding principal of the Class A-1
                    Notes is reduced to $0.
                    . Class B Principal Payment Amount, on subsequent payment dates until the outstanding principal of the Class B Notes is reduced to $0.
---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------
Class of Note
Receiving
Payment                                             Amount to be Paid
-------------                                       -----------------
---------------------------------------------------------------------------------------------------------
     C              . $0, prior to the payment date on which the outstanding principal of the Class A-1
                    Notes is reduced to $0.
                    . Class C Principal Payment Amount, on subsequent payment dates until the outstanding principal of the Class C Notes is reduced to $0.
---------------------------------------------------------------------------------------------------------
     D              . $0, prior to the payment date on which the outstanding principal of the Class A-1
                    Notes is reduced to $0.
                    . Class D Principal Payment Amount, on subsequent payment dates until the outstanding principal of the Class D Notes is reduced to $0.
---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------
     A-2            . $0, prior to the payment date on which the outstanding principal of the Class A-1
                    Notes is reduced to $0.
                    . Additional Principal, on subsequent payment dates until the outstanding principal of the Class A-2 Notes is reduced to $0.
---------------------------------------------------------------------------------------------------------
     A-3            . $0, prior to the payment date on which the outstanding principal of the Class A-1
                    Notes and Class A-2 Notes is reduced to $0.
                    . the excess of Additional Principal over the amount needed to reduce the outstanding principal of the Class A-Z Notes to $0, on subsequent payment dates until the outstanding principal of the Class A-3 Notes is reduced to $0.
---------------------------------------------------------------------------------------------------------
     A-4            . $0, prior to the payment date on which the outstanding principal of the Class A-1
                    Notes, Class A-2 Notes and Class A-3 Notes is reduced to $0.
                    . the excess of Additional Principal over the amount needed to reduce the outstanding principal of the Class A-2 Notes and Class A-3 Notes to $0, on
                    subsequent payment dates until the outstanding principal of the Class A-4 Notes is reduced to $0.
---------------------------------------------------------------------------------------------------------
     B              . $0, prior to the payment date on which the Class A-4 Notes is reduced to $0.
                    . The excess of Additional Principal over the amount needed to reduce the outstanding principal of the Class A-2 Notes, Class A-3 Notes and Class A-4 Notes,
                    as applicable, to $0, on subsequent payment dates until the outstanding principal of the Class B Notes is reduced to $0.
---------------------------------------------------------------------------------------------------------
     C              . $0, prior to the payment date on which the Class B Notes is reduced to $0.
                    . The excess of Additional Principal over the amount needed to reduce the outstanding principal of the Class A-2 Notes, Class A-3 Notes, or Class A-4 Notes,
                    as applicable, and Class B Notes to $0, on subsequent payment dates until the outstanding principal of the Class C Notes is reduced to $0.
---------------------------------------------------------------------------------------------------------
     D              . $0, prior to the payment date on which the Class C Notes is reduced to $0.
                    . The excess of Additional Principal over the amount needed to reduce the outstanding principal of the Class A-2 Notes, Class A-3 Notes or Class A-4 Notes,
                    as applicable, Class B Notes and Class C Notes to $0, on subsequent payment dates until the outstanding principal of the Class D Notes is reduced to $0.
---------------------------------------------------------------------------------------------------------

     FOURTH, if the servicer is Heller Financial, Inc. or an affiliate of Heller Financial, Inc., to the servicer, its monthly servicing fee for the preceding monthly period together with any amounts in respect of the servicer's fee that were due in respect of prior monthly periods that remain unpaid;

   FIFTH, to the extent that any amounts remain after allocating the amounts available for distribution on the notes, the indenture trustee will deposit into the reserve fund an amount, if any, which, when so deposited, causes the balance in the reserve fund to equal the Required Reserve Amount; and

   SIXTH, any excess shall be paid to the holder of the certificate.

   The indenture trustee will distribute available amounts on each note within each class of notes based on the outstanding principal amount of the note relative to the aggregate outstanding principal amount of that class of notes.

   Following an Event of Default.

       On the third business day prior to each payment after the occurrence of an event of default under the indenture, the servicer shall instruct the indenture trustee to withdraw, and on the payment date the indenture trustee will follow the instructions to withdraw, from the collection account the amounts needed to make the following payments. See "--Amounts Available for Payment on the Notes" and see "--Events of Default". The payments listed below will be made only to the extent there are sufficient amounts available on such payment date. We will make payments on the 13th day of each calendar month, or if such day is not a business day, the next business day, in the following order of priority:

   FIRST, pay to the indenture trustee or the owner trustee, the amount of any unpaid fees, expenses, late charges or other losses;

   SECOND, pay to the noteholders, reimbursement for any indemnity payments made by them to the indenture trustee;

   THIRD, if the servicer is no longer Heller Financial or an affiliate of Heller Financial, to the servicer, its monthly servicing fee for the preceding monthly period together with any amounts in respect of the servicer's fee that were due in respect of prior monthly periods that remain unpaid;

   FOURTH, to the holders of the notes the amounts specified in the following table and in the order set forth in the following table:


Class of Note
Receiving Payment                                     Amount to be Paid

A-1, A-2, A-3 and    Interest accrued on the Class A-1 Notes, Class A-2 Notes, Class A-3 Notes and
      A-4            Class A-4 Notes at their respective interest rates for the period from and including the most recent date on which interest has been paid to, but excluding, the current interest payment date.

      B              Interest accrued on the Class B Notes at the Class B Note interest rate for the period from and including the most recent date on which interest has been paid to, but excluding, the current interest payment date.

      C              Interest accrued on the Class C Notes at the Class C Note interest rate for the period from and including the most recent date on which interest has been paid to, but excluding, the current interest payment date.

      D              Interest accrued on the Class D Notes at the Class D Note interest rate for the period from and including the most recent date on which interest has been paid to, but excluding, the current interest payment date.

      A-1            Outstanding principal of the Class A-1 Notes.




Class of Note
Receiving                                       Amount to be Paid
Payment                                         -----------------

   A-2, A-3 and      Outstanding principal of the Class A-2 Notes, Class A-3 Notes and Class A-4 Notes,
       A-4           pro rata according to the outstanding principal for each class of notes.

       B             Outstanding principal of the Class B Notes.

       C             Outstanding principal of the Class C Notes.

       D             Outstanding principal of the Class D Notes.


   FIFTH, any excess shall be paid to the holder of the certificate.

   The terms used in describing the calculation of interest and principal payments and allocations on the notes are defined as follows:

   "Additional Principal" means, with respect to a date on which principal is to be paid,
   (1) if the Class B Target Investor Principal Amount, Class C Target Investor Principal Amount and Class D Target Investor Principal Amount exceed the Class B Floor, Class C Floor and Class D Floor, respectively, an amount of $0; or
   (2) if all of the conditions in clause (1) are not satisfied, an amount equal to the excess, if any, of
        (A) the difference between (i) the sum of the outstanding principal amount of all of the notes and the Overcollateralization Balance as of the immediately preceding principal payment date (after making any principal payments on such date) and (ii) the aggregate discounted contract balance of the contracts as of the last day of the most recently completed collection period over
        (B) the sum of the Class A Principal Payment Amount, Class B Principal Payment Amount, Class C Principal Payment Amount and Class D Principal Payment Amount for such payment date.

   "Class A Percentage" means approximately 90.9583%, which is the ratio of:
   (1) the sum of the initial principal amount of the Class A-2 Notes, Class A-3 Notes and Class A-4 Notes to
   (2) the aggregate discounted contract balance of the contracts as of April 15, 1999 minus the initial principal amount of the Class A-1 Notes.

   "Class A Principal Payment Amount" means, with respect to a date on which principal is to be paid,
   (1) while there is outstanding principal on the Class A-1 Notes, the lesser of :
        (A) the amount necessary to reduce such outstanding principal to $0 and
        (B) the difference between (1) the sum of the outstanding principal amount of all of the notes and the Overcollateralization Balance as of the immediately preceding principal payment date (after making any principal payments on such date) and (2) the aggregate discounted contract balance of the contracts as of the last day of the most recently completed collection period;

   (2) on the payment date on which the outstanding principal of the Class A-1 Notes is reduced to $0, the sum of:
        (A) the amount necessary to reduce the outstanding principal of the Class A-1 Notes to $0; and
        (B) the amount necessary to reduce the sum of the outstanding principal amount of the Class A-2 Notes, Class A-3 Notes and Class A-4 Notes to the Class A Target Investor Principal Amount; or
   (3) on any subsequent payment dates, the amount necessary to reduce the sum of outstanding principal amount of the Class A-2 Notes, Class A-3 Notes and Class A-4 Notes to the Class A Target Investor Principal Amount.

   "Class A Target Investor Principal Amount" means, with respect to a date on which principal is to be paid, an amount equal to the product of:
   (1)  the Class A Percentage and
   (2) the aggregate discounted contract balance of the contracts as of the last day of immediately preceding completed collection period.

   "Class B Floor" means, with respect to a date on which principal is to be paid,
   (1) 1.86% of the initial aggregate discounted contract balance of the contracts plus
   (2)  the Cumulative Loss Amount as of such payment date minus
   (3)  the sum of
        (A) the outstanding principal amount of the Class C Notes and Class D Notes as of the immediately preceding payment date after giving effect to all principal payments made on such prior payment date and
        (B) the Overcollaterization Balance as of the immediately preceding payment date.

   "Class B Percentage" means approximately 3.7674% which is the ratio of:
   (1)  the initial principal amount of the Class B Notes to
   (2) the aggregate discounted contract balance of the contracts as of April 15, 1999 minus the initial principal amount of the Class A-1 Notes.

   "Class B Principal Payment Amount" means, with respect to a date on which principal is to be paid,
   (1)  while there is outstanding principal on the Class A-1 Notes, $0; and
   (2) after the outstanding principal amount of the Class A-1 Notes is reduced to $0, the amount necessary to reduce the outstanding principal amount of the Class B Notes to the greater of:
        (A)   the Class B Target Investor Principal Amount; or
        (B)   the Class B Floor.

   "Class B Target Investor Principal Amount" means, with respect to a date on which principal is to be paid, an amount equal to the product of:
   (1)  the Class B Percentage and
   (2) the aggregate discounted contract balance of the contracts as of the last day of immediately preceding completed collection period.

   "Class C Floor" means, with respect to a date on which principal is to be paid,
   (1) 1.09% of the initial aggregate discounted contract balance of the contracts plus
   (2)  the Cumulative Loss Amount as of such payment date minus
   (3)  the sum of
        (A) the outstanding principal amount of the Class D Notes as of the immediately preceding payment date after giving effect to all principal payments made on such prior payment date and
        (B) the Overcollaterization Balance as of the immediately preceding payment date; provided, however, that if the outstanding principal amount of the Class B Notes is less than or equal to the Class B Floor on such payment date, the Class C Floor will equal the outstanding principal amount of the Class C Notes as of the immediately preceding payment date after giving effect to all principal payments made on such prior payment date.

   "Class C Percentage" means approximately 3.0139%, which is the ratio of:
   (1)  the initial principal amount of the Class C Notes to
   (2) the aggregate discounted contract balance of the contracts as of April 15, 1999 minus the initial principal amount of the Class A-1 Notes.

   "Class C Principal Payment Amount" means, with respect to a date on which principal is to be paid,
   (1)  while there is outstanding principal on the Class A-1 Notes, $0; and
   (2) after the outstanding principal amount of the Class A-1 Notes is reduced to $0, the amount necessary to reduce the outstanding principal amount of the Class C Notes to the greater of:
        (A)   the Class C Target Investor Principal Amount; or
        (B)   the Class C Floor.

   "Class C Target Investor Principal Amount" means, with respect to a date on which principal is to be paid, an amount equal to the product of:
   (1)  the Class C Percentage and
   (2) the aggregate discounted contract balance of the contracts as of the last day of immediately preceding completed collection period.

   "Class D Floor" means, with respect to a date on which principal is to be paid,
   (1)  0.47% of the initial aggregate discounted contract balance plus
   (2)  the Cumulative Loss Amount as of such payment date minus
   (3) the Overcollaterization Balance as of the immediately preceding payment date; provided, however, that if the outstanding principal amount of the Class C Notes is less than or equal to the Class C Floor on such payment date, the Class D Floor will equal the outstanding principal amount of the Class D Notes as of the immediately preceding payment date after giving effect to all principal payments made on such prior payment date.

   "Class D Percentage" means approximately 1.5070% which is the ratio of:
   (1)  the initial principal amount of the Class D Notes to
   (2) the aggregate discounted contract balance of the contracts as of April 15, 1999 minus the initial principal amount of the Class A-1 Notes.

   "Class D Principal Payment Amount" means, with respect to a date on which principal is to be paid,
   (1)  while there is outstanding principal on the Class A-1 Notes, $0;
and

   (2) after the outstanding principal amount of the Class A-1 Notes is reduced to $0, the amount necessary to reduce the outstanding principal amount of the Class D Notes to the greater of:
        (A)  the Class D Target Investor Principal Amount; or
        (B)  the Class D Floor.

   "Class D Target Investor Principal Amount" means, with respect to a date on which principal is to be paid, an amount equal to the product of:
   (1)  the Class D Percentage and
   (2) the aggregate discounted contract balance of the contracts as of the last day of immediately preceding completed collection period.

   "Cumulative Loss Amount" means, with respect to a date on which principal is to be paid, an amount equal to the excess, if any, of
   (1)  the total of:
        (A) the outstanding principal amounts of all of the notes as of the immediately preceding payment date after giving effect to all principal payments made on such date plus
        (B) the Overcollateralization Balance as of the immediately preceding payment date minus
        (C)   the lesser of
              (1) the difference between (x) the sum of the outstanding principal amount of all of the notes and the Overcollateralization Balance as of the immediately preceding principal payment date (after making any principal payments on such date) and (y) the aggregate discounted contract balance of the contracts as of the last day of the most recently completed collection period; and
              (2) the amounts available for distribution on the notes after paying all amounts owing to the servicer and all interest due on the notes on such payment date over
   (2) the aggregate discounted contract balance as of the last day of the immediately preceding completed collection period.

   "Overcollaterization Balance" means with respect to a principal payment date, an amount equal to the excess, if any, of:
   (1) the aggregated discounted contract balance as of the last day of the collection period completed immediately prior to such date over
   (2) the sum of the outstanding principal amount of all of the notes as of such date after giving effect to all principal payments made on such date.

Reserve Fund

   The reserve fund will be an account held in the name of the indenture trustee on behalf of you. On the closing date for the transfer of the contracts to the trust, the reserve fund balance will be $386,265. On any payment date, after distributing the available amounts to the servicer and noteholders as described in "-- Allocations", we will deposit the remaining available amounts into the reserve fund until the amounts in the reserve fund equal the Required Reserve Amount.

   "Required Reserve Amount" means with respect to a payment date, an amount equal to 0.70% of the aggregate outstanding principal amount of the notes as of the last day of the immediately preceding completed collection period.

     The reserve fund will never contain more than the Required Reserve Amount. Amounts in the reserve fund will be invested in investments deemed to be eligible investments for funds held in the collection account. See "--Collection Account". Earnings on the eligible investments will be treated as amounts available for distribution to the noteholders and the holder of the certificate.

     If on any payment date, the available amounts remaining after we pay the servicer and noteholders as described in "-- Allocations" exceed the amount needed to increase the reserve fund balance to the Required Reserve Amount, we will distribute such excess to the holder of the certificate. Upon any such distributions to the holder of the certificate, you will have no further rights in, or claims to, such amounts.

     On any payment date, if the amounts available for making the following two payments are insufficient, the indenture trustee will withdraw the deficiency from the reserve fund to make the following two payments;

     . servicing fee, if the servicer is no longer Heller Financial, Inc. or an affiliate of Heller Financial, Inc.; or
     . interest on the notes.

Furthermore, if the amounts available for making the following four payments are insufficient, the indenture trustee will withdraw the lesser of the deficiency and the excess in the reserve fund over the Required Reserve Amount to make the following four payments:

     . unreimbursed servicer advances;
     . principal on the notes;
     . additional principal, if any, to most senior outstanding class of notes;
       or
     . servicing fee, if the servicer is Heller Financial, Inc. or an affiliate of Heller Financial, Inc.

     We will allocate amounts withdrawn from the reserve fund as described in "-- Allocations". Upon making these payments in full, the funds on deposit in the reserve fund in excess of the Required Reserve Amount shall be paid to the holder of the certificate.

     If amounts on deposit in the reserve fund have been depleted as a result of losses in respect of the contracts, the credit enhancement afforded by the reserve fund will be exhausted and will not be restored.

     The servicer may, from time to time after the date of this prospectus request each rating agency that rated the notes to, at the request of the trust depositor, approve a formula for determining the Required Reserve Amount that is different from the formula described above and would result in a decrease in the amount of the Required Reserve Amount or the manner by which the reserve fund is funded. If each rating agency delivers a letter to the indenture trustee and the owner trustee to the effect that the use of the new formulation will not result in a qualification, reduction or withdrawal of its then-current rating of any class of notes then the Required Reserve Amount will be determined using the new formula. The sale and servicing agreement will accordingly be amended to reflect the new calculation without your consent.

Collection Account and Collection Period

     The servicer, for your benefit, shall cause to be established an account referred to as the "collection account" maintained in the name of the indenture trustee, with an office or branch of a depository institution or trust company, which may be the indenture trustee, organized under any state laws or laws of the United States of America and located in the state designated by the servicer. This account will be a non-interest bearing segregated corporate trust account bearing a designation clearly indicating that the funds deposited in the account are held in trust for the benefit of the noteholders.

     At all times such depository institution or trust company shall have the following characteristics and the amounts in the collection account will be invested in the following eligible investments:


Eligible Depository
     Institution or Trust Company                    Eligible Investments
-----------------------------------------------      -----------------------------------------------
 . the corporate trust department of the              . obligations fully guaranteed by the United
indenture trustee or                                 States of America;

 . a depository institution organized under any       . demand deposits, time deposits or
state laws or the laws of the United States          certificates of deposit of depository
of America or the District of Columbia or any        institutions or trust companies having
domestic branch of a foreign bank,                   commercial paper and short-term unsecured debt
  (1) (A) which has either                           obligations, other than such obligation whose
          (i) a long-term unsecured debt rating      rating is based on the credit of another
  acceptable to the rating agencies                  person, with the highest rating from each
  rating the notes or                                rating agency rating the notes;
          (ii) a short-term unsecured debt
  rating or certificate of deposit                   . commercial paper or other short-term
  rating acceptable to the rating                    obligations having the highest rating from
  agencies,                                          each rating agency rating the notes at the
      (B) the parent corporation of which            time the trust purchased it;
  has either
          (i) a long-term unsecured debt rating      . demand deposits, time deposits and
  acceptable to the rating agencies                  certificates of deposit which are fully
  rating the notes or                                insured by the FDIC.
          (ii) a short-term unsecured debt
  rating or certificate of deposit                   . notes or banker's acceptance issued by any
  rating acceptable to the rating                    depository institution or trust company having
  agencies or                                        commercial paper and short-term unsecured debt
      (C) is otherwise acceptable to the             obligations, other than such obligation whose
  rating agencies rating the notes and               rating is based on the credit of another
  (2) whose deposits are insured by the              person, with the highest rating from each
  Federal Deposit Insurance Corporation.             rating agency rating the notes;

                                                     . money market funds which have the highest
                                                     rating from, or have otherwise been approved
                                                     in writing by, each rating agency rating the
                                                     notes;

                                                     . time deposits with an entity, the commercial
                                                     paper of which has the highest rating from the
                                                     rating agency rating the notes;

                                                     . eligible repurchase agreements; and

                                                     . any other investments approved in writing by
                                                     the rating agencies.


     Funds in the collection account may be invested in debt obligations of Heller Financial or its affiliates so long as the obligations qualify as the above described eligible investments.

     Any earnings, net of losses and investment expenses, on funds in the collection account will be held in that account and be treated as amounts available for distribution to you. The servicer will have the revocable power to instruct the indenture trustee to make withdrawals and payments from the collection account for the purpose of carrying out its duties under the sale and servicing agreement.

     If any institution at which any of the collection account is established ceases to be an eligible institution as described above, the servicer shall, within ten business days after receiving notice of that fact, establish a replacement account at another institution meeting the above eligibility requirements.

     Each collection period begins on the second day of a calendar month and ends on and includes the first day of the immediately following calendar month.


Events of Default

     Allocations of amounts to payments to you will be made as described above under "--Allocations; Prior to an Event of Default" unless and until an event of default has occurred, in which case allocations of amounts will be made as described above under "--Allocations; Following an Event of Default".

     An "event of default" refers to any of the following events:

        . failure to pay on an interest payment date the full amount of accrued interest on any note;

        . failure to pay the then outstanding principal amount of any note, if any, on its related maturity date of the note;

        . (1) failure on the part of any originator to make any payment or deposit required under the sale and servicing agreement within three business days after the date the payment or deposit is required to be made, or
              (2) failure on the part of any originator, the trust depositor, the trust or the owner trustee to observe or perform any other covenants or agreements in the sale and servicing agreement or the Indenture, which failure has a material adverse effect on the noteholders and which continues unremedied for a period of 60 days after written notice; provided, there is no 60-day cure period if the originators do not accept reassignment of ineligible contracts as required by the sale and servicing agreement, and further provided, that only a five day cure period shall apply in the case of a failure by any originator, the indenture trustee or the owner trustee to comply with their respective covenants not to grant a security interest in or otherwise intentionally create a lien on the contracts;

        . any representation or warranty made by any originator, the trust depositor, the indenture trustee or the owner trustee in the sale and servicing agreement or the Indenture or any information required to be given by any originator or the trust depositor to the indenture trustee to identify the contracts was incorrect in any material respect when made and continues to be incorrect in any material respect for a period of 60 days after written notice and as a result of which the noteholders' interests are materially and adversely affected; provided, however, that an event of default shall not be deemed to occur under the sale and servicing agreement if the originator has repurchased the related contracts through the trust depositor during such period under the terms of the sale and servicing agreement;

        . the occurrence of any of the following events with respect to the originator, the trust depositor, the trust or the servicer:

              (1) a court files a decree or order for relief against the party in an involuntary case under the Bankruptcy Code of the United States or any other liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments, or similar debtor relief laws affecting the rights of creditors,

              (2) the party commences a voluntary case under any insolvency law,

              (3) the party consents to a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official taking possession of any substantial part of its property,

              (4) the party makes a general assignment for the benefit of creditors, or

              (5)  the party fails to pay its debt as those debts become due;

        . the trust becomes an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     In the case of any event described above, an event of default with respect to the notes will be deemed to have occurred; provided the event of default may be waived if the Required Holders provide written notice to the trust depositor and the servicer of the waiver. In the event the indenture trustee has actual knowledge of an event of default, it will be required to notify, among others, the trust depositor, each originator, the servicer and the owner trustee.

     "Required Holders" means:

     (1) prior to the payment in full of the Class A-1 Notes, Class A-2 Notes, Class A-3 Notes and Class A-4 Notes outstanding, holders Class A-1 Notes, Class A-2 Notes, Class A-3 Notes and Class A-4 Notes, respectively, evidencing more than 66 2/3% of the aggregate of principal amount of the Class A-1 Notes, Class A-2 Notes, Class A-3 Notes and Class A-4 Notes voting as a single class, and
     (2) from and after the payment in full of the Class A-1 Notes, Class A-2 Notes, Class A-3 Notes and Class A-4 Notes outstanding, holders of Class B Notes evidencing more than 66 2/3% of the aggregate principal amount of the Class B Notes outstanding, and

   (3) from and after the payment in full of the Class B Notes outstanding, holders of Class C Notes evidencing more than 66 2/3% of the aggregate principal amount of the Class C Notes outstanding.

   If events relating to the bankruptcy or insolvency of the trust depositor occur on the day of such event, the trust depositor will promptly give notice to the indenture trustee of the event, and the indenture trustee will, unless notified to the contrary by the Required Holders, promptly act to sell, dispose of or otherwise liquidate the contracts in a commercially reasonable manner and on commercially reasonable terms. The proceeds from any sale, disposition or liquidation of contracts will be deposited in the collection account and allocated as described in the sale and servicing agreement and in "--Allocations". If the proceeds of any collections on contracts in the collection account allocated to noteholders of any class is not sufficient to pay the principal amount of the notes of the class in full, those noteholders will incur a loss.

Events of Default; Remedies

   If an event of default relating to bankruptcy or insolvency as described under the heading "--Events of Default" has occurred, then the unpaid principal of the notes, together with interest accrued but unpaid, and all other amounts due to you under the indenture, shall immediately become due and payable.

   If an event of default other than the event of default referred to in paragraph (e) under the heading "--Events of Default" occurs, the Required Holders may waive the event of default by sending a written notice of the waiver to the indenture trustee, the servicer and the trust depositor. If the Required Holders do not waive the event of default then the unpaid principal of the notes, together with interest accrued but unpaid and all other amounts due to you under the indenture, shall immediately and without further act become due and payable.

The Indenture Trustee

   The indenture trustee with respect to the notes is Norwest Bank Minnesota, National Association. Heller Financial, Inc. and its affiliates may from time to time enter into banking and trustee relationships with the indenture trustee and its affiliates. Heller Financial, Inc. and its affiliates may hold notes in their own names; however, any notes so held shall not be entitled to participate in any decisions made or instructions given to the indenture trustee by the noteholders as a group.

   The indenture trustee's responsibilities will be ministerial in nature, consisting principally of:

   .  the distribution of monies as required by the sale and servicing agreement;
   .  the authentication and registration of transfer of notes under the indenture, and
   .  the delivery of information received from the trust depositor.

The indenture trustee also, as pledgee of the trust under the indenture, will take and maintain possession of any contracts constituting "instruments" for purposes of the Uniform Commercial Code that are not otherwise part of chattel paper.

   For purposes of meeting the legal requirements of any jurisdictions in which any part of the trust's assets may at the time be located, the indenture trustee will have the power to appoint a co-trustee or separate trustee of all or any part of the trust's assets. To the extent permitted by law, all rights, powers, duties and obligations conferred or imposed upon the indenture trustee will be conferred or imposed upon and exercised or performed by the indenture trustee and the separate trustee or co-trustee jointly. In any jurisdiction in which the indenture trustee will be incompetent or unqualified to perform as required by the indenture, all rights, powers, duties and obligations conferred or imposed upon the indenture trustee will be conferred or imposed upon such separate trustee or co-trustee who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the indenture trustee.

   The indenture trustee may resign at any time, in which event a successor indenture trustee which meets the requirements of Section 310(a) of the Trust Indenture Act of 1939, as amended, will be appointed by the servicer. The servicer may also remove the indenture trustee if the indenture trustee ceases to be eligible to continue as the trustee under the indenture. In such circumstances, a successor indenture trustee which meets the requirements of
Section 310(a) of the Trust Indenture Act will be appointed by the servicer. Any resignation or removal of the indenture trustee and appointment of a successor indenture trustee does not become effective until acceptance of the appointment by the successor indenture trustee.

Governing Law

   The indenture will be governed by the laws of the State of New York.

Amendments

   The owner trustee, the trust depositor, and the indenture trustee, with the written consent of the Required Holders represented thereby, may execute a supplement to the indenture for the purpose of adding provisions to, or changing or eliminating provisions of, the indenture. Additionally, the indenture trustee, with the written consent of the Required Holders represented thereby, may consent to or execute a written amendment of or supplement to, or waiver or consent under, the sale and servicing agreement. But, in each case the consent of each noteholder is required to:

              (1) reduce the amount or extend the time of payment of any amount owing or payable under any note,

              (2)  increase or reduce the interest payable on any note,

              (3) or alter or modify the provisions of the sale and servicing agreement with respect to the order of priorities in which collections on the contracts shall be paid to noteholders or with respect to the amount or timing of payments on the notes,

              (4) reduce, modify or amend any indemnities in favor of any noteholder or in favor of or to be paid by the trust depositor, or alter the definition of "Indemnitees" to exclude any noteholder, except as consented to by each person adversely affected by the change,

              (5) make any interest or principal payable in a currency other than U.S. dollars,

              (6) modify, amend or supplement the provisions of the sale and servicing agreement relating to amendments, waivers and supplements to the indenture, the sale and servicing agreement or any other document, or

              (7) modify the definition of Required Holders or the percentage of noteholders required to make any modification of the indenture.

However, only the consent of the affected holder shall be required for any decrease in an amount of or the rate of interest payable on the note or any extension for the time of payment of any amount payable under the note.

Servicing Compensation and Payment of Expenses

    The servicer's compensation with respect to its servicing activities and reimbursement for its expenses will be a servicing fee calculated monthly in conjunction with the collection periods for the notes. The servicer's monthly fee will be an amount equal to the product of

   (1)  one-twelfth,
   (2)  0.40% and
   (3) the aggregate discounted contract balance of all of the contracts as of the second day of the immediately preceding calendar month.

   The servicer's fee will be funded from payments due under the contracts and amounts received upon the prepayment or purchase of contracts or liquidation of the contracts and disposition of the related equipment upon defaults thereunder. See "-- Amounts Available for Payments on the Notes". The servicer's monthly fee will be paid on the 13th day of each calendar month from the collection account. See "Description of the Notes and Indenture -- Allocations" above.

   The servicer will pay from its servicing compensation some of the expenses incurred in connection with servicing the contracts including, without limitation:

   .  expenses related to the enforcement of the contracts;
   . payment of the fees and disbursements of the indenture trustee and owner trustee and independent accountants;
   . expenses of maintaining casualty insurance on equipment to the extent the contracts provide for the originator to pay such insurance; and
   . any fees which are not expressly stated in the sale and servicing agreement to be payable by the trust, you or the trust depositor.

However, the servicer will not pay federal, state, local and foreign income, franchise or other taxes based on income, if any, or any interest or penalties on such income, imposed upon the trust. The servicing fees of any sub-servicers, including vendor sub-servicers, will be paid by the servicer out of its monthly servicing fee.

   In the event that Heller Financial is acting as servicer and fails to pay the fees and disbursements of the indenture trustee or owner trustee, the trustee will be entitled to receive the portion of the servicer's monthly servicing fee that is equal to those unpaid amounts. In no event will you be liable to the indenture trustee or owner trustee for the servicer's failure to pay those amounts.

Optional Termination

   If the aggregate discounted contract balance of the contracts is less than 10% of the initial aggregate discounted contract balance of the contracts as of April 1, 1999, the trust depositor will have the option to cause the trust to purchase without penalty all, but not less than all, of the remaining outstanding notes and certificate. The trust depositor will exercise this option only on a payment date for the notes. The redemption price will be equal to the sum of the outstanding principal amount of the notes and certificate, together with accrued interest through the date of redemption. The source of funds for the redemption price will be the proceeds of the trust's sale to the trust depositor of the contracts and the trust depositor's concurrent resale of the contracts to the applicable originators. Following any redemption, you will have no further rights with respect to the trust's assets.


Reports

   No later than the third business day prior to each payment date, the servicer will forward to the indenture trustee and each rating agency rating the notes a monthly report prepared by the servicer setting forth information with respect to the trust and the notes and certificate, including:

        (1) the aggregate discounted contract balance (A) as of the end of the related collection period and (B) as of the end of the second collection period preceding such interest and principal payment date;

        (2) the Class A Principal Payment Amount, Class B Principal Payment Amount, Class C Principal Payment Amount Class D Principal Payment Amount and Additional Principal, including the calculations utilized in the determination of those principal payment amounts;

        (3) the aggregate discounted contract balance of contracts held by the trust which were 31, 61 and 91 days or more delinquent as of the end of such collection period;

        (4) the discounted contract balance of contracts that became defaulted contracts during such collection period and cumulatively for each preceding collection period;

        (5)  the monthly servicing fee for the related collection period;

        (6) the amounts available for distribution to the holders of the notes with respect to the related collection period, including the calculation of those amounts;

        (7)  the total amount distributed on the notes;

        (8)  the amount allocable to principal on each class of the notes;

        (9)  the amount allocable to interest on each class of the notes;

        (10) any services advances; and

        (11) the balance in the reserve fund.

   On each payment date, the indenture trustee (or an agent on its behalf), will forward to each noteholder of record a copy of the monthly report.

   On or before January 31 of each calendar year, commencing January 31, 2000, the indenture trustee will furnish or cause to be furnished to each person who at any time during the preceding calendar year was a noteholder of record, a statement containing the information required to be provided by an issuer of indebtedness under the Internal Revenue Code of 1986, as amended for such preceding calendar year or the applicable portion of the year during which you were a noteholder, together with such other customary information as is necessary to enable you to prepare your tax returns. See "Federal Income Tax Consequences".

   As long as the notes remain in book-entry form, periodic and annual unaudited reports, containing information concerning the trust, the contracts, the offered notes and the certificate, will be prepared by the servicer and sent on behalf of the trust to Cede & Co., as nominee of The Depository Trust Company, and the Euroclear System or Cedel Bank, S.A. as registered holders of the offered notes. These reports will be made available by DTC, Euroclear or CEDEL and its participants to holders of interests in the offered notes as required by the rules, regulations and procedures creating and affecting DTC, Euroclear and CEDEL, respectively. See "Description of the Notes and Indenture--Book Entry Registration" and "--Reports". These reports will not constitute financial statements prepared in accordance with generally accepted accounting principles or that have been examined and reported upon by, with an opinion expressed by, an independent or certified public accountant. Upon the issuance of fully registered, certificated notes, these reports will be sent to each registered noteholder.

List of Noteholders

   If the notes are subsequently issued in fully registered, certificated form, the indenture trustee will afford you access during normal business hours to the current list of noteholders for purpose of communicating with other noteholders with respect to their rights under the indenture, the sale and servicing agreement or the notes. The indenture trustee will provide this list upon written request of any noteholder or group of noteholders of record holding notes evidencing not less than 10% of the aggregate unpaid principal amount of the notes. While the notes are held in book-entry form, holders of beneficial interests in the notes will not have access to a list of other holders of beneficial interests in the notes, which may impede the ability of such holders of beneficial interests to communicate with each other. See "--Book-Entry Registration" below.

Administration Agreement

     Heller Financial,Inc., in its capacity as administrator, will enter into an Administration Agreement. Heller Financial, Inc. will agree, to the extent provided in the Administration Agreement, to provide the notices and to perform other administrative obligations required to be provided or performed by the trust or the owner trustee under the indenture.

     Heller Financial, Inc., as the administrator agrees to perform the accounting functions of the trust which the owner trustee is required to perform under the Trust Agreement, including but not limited to:

   .  maintaining the books of the trust;
   . filing tax returns for the trust; and . delivering tax related reports to you.

     However, the owner trustee shall retain responsibility for distributing the Schedule K-1s. As compensation for the performance of the administrator's obligations under the Administration Agreement and as reimbursement for its expenses, Heller Financial, Inc., as the administrator will be entitled to a monthly administration fee, which fee will be paid by the servicer.

Book-Entry Registration

     You may hold your notes through The Depository Trust Company in the United States or Cedel Bank, society anonyme or Euroclear System in Europe if you are a participant of those systems, or indirectly through organizations that are participants in those systems.

     DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under to Section 17A of the Exchange Act. DTC was created to hold securities for its direct participants and to facilitate the clearance and settlement of securities transactions between its direct participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. DTC's direct participants include the underwriters offering the notes to you, securities brokers and dealers, banks, trust companies and clearing corporations, and may include other organizations. Indirect access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly.

     To facilitate subsequent transfers, all notes deposited with DTC will be registered in the name of DTC's nominee, Cede & Co. You will maintain beneficial ownership of the notes despite the deposit of notes with DTC and their registration in the name of Cede. DTC has no knowledge of the actual noteholders; DTC's records reflect only the identity of its direct participants to whose accounts such notes are credited, which may or may not be the noteholders. DTC's direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

     You will not be entitled to receive a certificate representing such person's interest in a class of notes. As long as the notes are registered in the name of Cede & Co., any action to be taken by you or any other noteholders will be taken by DTC upon instructions from DTC's participants, and all distributions, notices, reports and statements to noteholders will be delivered to Cede, as the registered holder of the notes, for distribution to noteholders in compliance with DTC procedures.

   You will receive all payments of principal and interest on the notes through direct participants or indirect participants. DTC will forward such payments to its direct participants which will forward them to indirect participants or noteholders. Under a book-entry format, you may experience some delay in their receipt of payments, since such payments will be forwarded to Cede as nominee of DTC. You will not be recognized by the indenture trustee as a noteholder, as such term is used in the indenture. You will be permitted to exercise the rights of noteholders only indirectly through DTC and its direct participants and indirect participants. Because DTC can act only on behalf of direct participants, who in turn act on behalf of indirect participants, and on behalf of banks, trust companies and other persons approved by it, your ability to pledge the notes to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such notes, may be limited due to the absence of physical notes for such notes.

   Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to noteholders will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Payments by DTC participants to noteholders will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name" and will be the responsibility of such DTC participant and not of DTC, the indenture trustee, the owner trustee, the originators or the originator, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to DTC is the responsibility of the indenture trustee, disbursement of such payments to direct participants shall be the responsibility of DTC and disbursement of such payments to noteholders shall be the responsibility of direct participants and indirect participants.

   Purchases of notes under the DTC system must be made by or through direct participants, which will receive a credit for the notes on DTC's records. The ownership interest of each actual noteholder is in turn to be recorded on the direct participants' and indirect participants' records. noteholder will not receive written confirmation from DTC of their purchase, but noteholders are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holders, from the direct participant or indirect participant through which the noteholder entered into the transaction. Transfers of ownership interests in the notes are to be accomplished by entries made on the books of DTC's participants acting on behalf of noteholders. noteholders will not receive physical notes representing their ownership interest in notes, except in the event that use of the book-entry system for the notes is discontinued.

   DTC will not comment or vote with respect to the notes. DTC has advised us that it will take any action permitted to be taken by a noteholder under the indenture only at the direction of one or more direct participants to whose accounts with DTC the notes are credited. Additionally, DTC has advised us that to the extent that the indenture requires that any action may be taken only by noteholders representing a specified percentage of the aggregate outstanding principal amount of the notes, DTC will take such action only at the direction of and on behalf of direct participants whose holdings include undivided interests that satisfy such specified percentage.

   DTC may discontinue providing its services as securities depositary with respect to the notes at any time by giving reasonable notice to the indenture trustee. Under such circumstances, in the event that a successor securities depositary is not obtained, fully registered, certificated notes are required to be printed and delivered.

The originator may decide to discontinue use of the system of book-entry transfers through DTC or a successor securities depositary. In that event, fully registered, certificated notes will be delivered to noteholders. See "--Issuance of Definitive Notes at a Later Date".

   The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that we believe to be reliable, but neither we nor the trust depositor take any responsibility for the accuracy of this information.

   Cedel and Euroclear will hold omnibus positions on behalf of the participants in the Cedel and Euroclear systems, respectively, through customers' securities accounts in Cedel's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC.

   Cedel is incorporated under the laws of Luxembourg as a professional depositary. Cedel holds securities for its participants and facilitates the clearance and settlement of securities transactions between its participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Cedel in any of 28 currencies, including United States dollars. Cedel provides to its participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedel interfaces with domestic markets in several countries. As a professional depositary, Cedel is subject to regulation by the Luxembourg Monetary Institute. Cedel's participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations and may include the underwriters. Indirect access to Cedel is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedel participant, either directly or indirectly.

   Euroclear was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear's participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 29 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation. All operations are conducted by Euroclear's operator and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with Euroclear's operator. Euroclear Clearance Systems S.C. establishes policy for Euroclear on behalf of Euroclear's participants. Euroclear participants include banks, securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

   Morgan Guaranty Trust Company of New York is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York Banking Department, as well as the Belgian Banking Commission.

   Securities clearance accounts and cash accounts with Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. Those Euroclear Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under the Euroclear Terms and Conditions only on behalf of Euroclear's participants, and has no record of or relationship with persons holding through Euroclear's participants.

   Transfers between direct participants will comply with DTC rules. Transfers between Cedel's participants and Euroclear's participants will comply with their rules and operating procedures.

   Cross-market transfers between persons holding directly or indirectly through DTC in the United States, on the one hand, and directly or indirectly through Cedel or Euroclear, on the other, will be effected in DTC under DTC rules through the relevant European international clearing system through its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system as required by its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment using its normal procedures for same-day funds settlement applicable to DTC. Cedel participants and Euroclear participants may not deliver instructions directly to the depositaries.

   Because of time-zone differences, credits of securities in Cedel or Euroclear as a result of a transaction with a DTC participant will be made during the subsequent securities settlement processing day, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing day will be reported to the relevant Cedel participant or Euroclear participant on such business day. Cash received in Cedel or Euroclear as a result of sales of securities by or through a Cedel participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Cedel or Euroclear cash account only as of the business day following settlement in DTC.

   Although DTC, Cedel and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of notes among participants of DTC, Cedel and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

   Except as required by law, none of the originator, any originator, the owner trustee, the Trust Depositor or the indenture trustee will have any liability for any aspect of the records relating to, actions taken or implemented by, or payments made on account of, beneficial ownership interests in the notes held through DTC, or for maintaining, supervising or reviewing any records or actions
relating to such beneficial ownership interests    .

Issuance of Certificated Notes at a Later Date

   The notes will be issued in fully registered, certificated form to beneficial owners or their nominees rather than to The Depository Trust Company or its nominee, only if:

   (1) we advise the indenture trustee in writing that The Depository Trust Company is no longer willing or able to discharge properly its responsibilities as Depository with respect to such notes, and we or the indenture trustee are unable to locate a qualified successor or
   (2)  we elect to terminate the book-entry system.

   Upon the occurrence of any of the events described in the immediately preceding paragraph, the indenture trustee is required to notify all beneficial owners for each class of notes held through The Depository Trust Company of the availability of notes in fully registered, certificated form. Upon surrender by The Depository Trust Company of the global note representing the notes and instructions for reregistration, the indenture trustee will issue such fully registered, certificated notes, and the indenture trustee will recognize the holders of such fully registered, certificated notes as noteholders under the indenture.

   Additionally, upon the occurrence of any such event described above, distribution of principal of and interest on the notes will be made by the indenture trustee directly to you as required by the indenture. Distributions will be made by check, mailed to your address as it appears on the note register. Upon at least 10 days' notice to noteholders for such class, however, the final payment on any note will be made only upon presentation and surrender of such Note at the office or agency specified in the notice of final distribution to noteholders. The final payment will be made in this manner whether the notes are fully registered, certificated notes or the note for such class registered in the name of Cede & Co. representing the notes of such class.

   Fully registered, certificated notes of each class will be transferable and exchangeable at the offices of the indenture trustee or its agent in New York, New York, which the indenture trustee shall designate on or prior to the issuance of any fully registered, certificated notes with respect to such class. No service charge will be imposed for any registration of transfer or exchange, but the indenture trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection with the transfer or exchange.

The Class D Notes and the Certificate

   On the closing date for the sale of the offered notes; we will also issue
$3,862,654 aggregate principal amount of Class D [    ]% Receivable-Backed
Notes, Series 1999-1. The initial principal balance of the Class D Notes is equal to approximately 1.00% of the initial aggregate discounted contract balance of the contracts. The Class D Notes will mature on October 13, 2006. We will also issue the certificate with an initial certificate balance of $1,931,328; the certificate will not bear interest and shall have the right to monies in the reserve fund and to funds remaining after the payment of all principal and interest on the notes. The certificate will represent a fractional undivided beneficial equity interest in the trust and will be issued under the Trust Agreement.

   Neither the Class D Notes nor the certificate is not being offered and sold by this prospectus. We expect to sell the Class D Notes concurrently in a private placement. The trust depositor is expected initially to retain the certificate, although we may transfer the certificate at some later date in a transaction separate from this offering provided the Owner trustee and indenture trustee receive an opinion of independent counsel that such transfer will not cause the trust to become a taxable entity or otherwise adversely affect the noteholders. Distributions with respect to the certificate will be subordinated to the rights of the noteholders to the extent described in "Description of the Notes and Indenture--Allocations".

The Sale and Servicing Agreement

   The following is a summary of all of the material terms of the sale and servicing agreement dated as of April 1, 1999 among the trust depositor, the originators, the trust and the indenture trustee. You should read the sale and servicing agreement, the form of which was filed as an exhibit to the Registration Statement of which this prospectus is a part.

Termination of Trust

   Unless the trust depositor instructs the owner trustee otherwise, the trust will terminate only on the earliest to occur of

   (1) the day following the day on which the aggregate principal amount of all notes is zero; provided, that the trust depositor shall have delivered a written notice to the owner trustee electing to terminate the trust, or
   (2) if the contracts are sold, disposed of or liquidated following the occurrence of events relating to bankruptcy or insolvency, immediately following such sale, disposition or liquidation. Upon termination of the trust, all right, title and interest in the trust's assets (other than amounts in accounts maintained by the trust for the final payment of principal and interest to the holders of the notes and certificate) will be conveyed and transferred to the holder of the certificate and any permitted assignee.

Conveyance of the Contracts

   The contracts, and security interests in the equipment and in end-user contracts and equipment securing vendor loans for the contracts, will be sold or contributed to the trust by the trust depositor as required by the sale and servicing agreement. The originators have sold, transferred, assigned, set over and otherwise conveyed to the trust depositor, without recourse all of the originators' right, title and interest in and to:

   . the contracts, including any substitute contracts, and all monies due or to become due in payment of the contracts on or after the related cutoff date, including all scheduled payments thereunder due on or after the cutoff date;

   . any prepayment amounts, any payments in respect of a casualty or early termination, and any recoveries on the contracts but excluding any scheduled payments due prior to the related cutoff date, any scheduled payments due after the cutoff date but received on or prior to the cutoff date and any Excluded Amounts;

   . the related equipment (and, in the case of any vendor loan, any end-user contracts or equipment securing the vendor loan), including all proceeds from any sale or other disposition of the equipment;

   . any documents delivered to the trust depositor or held by the servicer on its behalf with respect to each contract;

   . all payments made or to be made in the future with respect to each contract and the obligor thereunder and under any other guarantee or similar credit enhancement with respect to the contracts;

     . all payments made with respect to each contract under any insurance policy covering physical damage to the related equipment; and . all income and proceeds of the foregoing.

As of the initial cutoff date or any subsequent cutoff date for substitute contracts, the trust depositor will transfer and assign the assets described in the previous six bullet points to the trust for the benefit of the noteholders and the trust will grant a lien on the same in favor of the indenture trustee.

     To facilitate servicing and reduce administrative costs, Heller Financial Leasing, Inc., as a sub-servicer, will retain custody of, but not title to, the contracts, the documents relating to the contracts and any related evidence of insurance payments, scheduled payments and any other similar payments under the contracts. Prior to the conveyance of any contracts to the trust depositor, each originator indicated in its books and records, including the computer files relating to the contracts, that the contracts have been transferred to the trust depositor. Prior to each transfer of any assets to the trust, the trust depositor will file UCC financing statements reflecting the conveyance of the assets described in the previous six bullet points to the trust and the grant of a lien on those assets to the indenture trustee. The trust depositor will mark its books and records, including the appropriate computer files relating to the contracts, to indicate that the contracts have been conveyed to the trust. The trust will give the indenture trustee a list of the contracts transferred to trust, identified by account number and by the discounted contract balance as of the related cutoff date. With respect to end-user contracts securing vendor loans, in some instances the vendor will retain the original contract files associated with those end-user contracts. UCC financing statements have been filed to reflect the pledge of contracts to the applicable originator as security for the vendor loans.

Representations and Warranties; Definition of Eligible Contract

     The originators will, jointly and severally, make the following representations and warranties in the sale and servicing agreement with respect to each contract as of April 1, 1999. Similarly, the originators will make or be deemed to have made those representations and warranties with respect to each substitute contract which may be transferred by either of them as of its related cutoff date, including that:

     (1) the information with respect to the contract, is true and correct in all material respects;
     (2) immediately prior to the transfer of a contract, the contract was owned by the originator free and clear of any adverse claim;
     (3) the contract is not a defaulted contract;
     (4) no provision of the contract has been waived, altered or modified in any way, except by instruments or documents contained in the files relating to the contract;
     (5) the contract is a valid and binding payment obligation of the obligor and its terms are enforceable, except, the enforcement may be limited by insolvency, bankruptcy, moratorium, reorganization, or other similar laws affecting enforceability of creditors' rights and the availability of equitable remedies;

   (6) the contract is not and will not be subject to rights of rescission, setoff, counterclaim or defense;
   (7) the contract, at the time it was made, did not violate the laws of the United States or any state, except for any violations which do not materially and adversely affect the collectibility of the contracts taken as a whole;
   (8) (a) the contract and any related equipment have not been sold, transferred, assigned or pledged by the originator to any person other than the end-user;
        (b) any equipment related to the contract is free and clear of any liens and encumbrances of any third parties other than liens in favor of the originator and permitted liens; and
        (c) either
            (i) the contract is secured by a fully perfected lien of the first priority on the related equipment or, in the case of any vendor loan, related end-user contract or equipment or
            (ii) in the case of a contract secured by aircraft, within 30 calendar days of the origination or acquisition of the contract by the originator all required federal registration or recording procedures were initiated, and such interest will be so noted or recorded within 180 days of such acquisition or origination;
   (9) if the contract constitutes either an "instrument" or "chattel paper" for purposes of the Uniform Commercial Code, there is not more than one "secured party's original" counterpart of the contract;
   (10) all filings necessary to evidence the conveyance or transfer of the contract to the trust depositor have been made in all appropriate jurisdictions;
   (11) the obligor is not, to the originators' knowledge, subject to bankruptcy or other insolvency proceedings;
   (12) the contract is a U.S. dollar-denominated obligation and the associated equipment is located in the United States;
   (13) the contract does not require the prior written consent of an obligor or contain any other restriction on the transfer or assignment of the contract other than a consent or waiver of such restriction that has been obtained prior to the date of the contract was sold to the trust;
   (14) the obligations of the related obligor under the contract are irrevocable and unconditional and non-cancelable or, if prepayable by its terms, such contract meets the criteria described in clause (24) below;
   (15) the contract has an original maturity of not greater than 114 months;
   (16) no adverse selection procedure was used in selecting the contract for transfer;

   (17) the obligor under the contract is required to maintain casualty insurance with respect to the related equipment or to self-insure against casualty with respect to the related equipment in an amount that is consistent with the servicer's normal servicing requirements;
   (18) the contract constitutes chattel paper, an account, an instrument or a general intangible as defined under the Uniform Commercial Code;
   (19) no lease is a "consumer lease" as defined in Section 2A-103(1)(e) of the Uniform Commercial Code and each lease is a lease intended for security as defined in Section 1-201(39) of the Uniform Commercial Code;
   (20) each lessee has represented to the originator or the vendor that it has accepted the related equipment and that it has had a reasonable opportunity to inspect and test the equipment and the originator has not been notified of any defects in the equipment;
   (21) the contract is not guaranteed by any originator nor has the originator established any specific credit reserve with respect to the related obligor;
   (22) each lease is a "triple net lease" under which the obligor is responsible for the maintenance of the related equipment in a manner that conforms with general industry standards;
   (23) each vendor loan is secured by an end-user contract(s) having an aggregate discounted contract balance equal to the outstanding principal amount of the vendor loan, assuming that the interest rate specified in the vendor loan;
   (24) no provision of the contract provides for a prepayment amount less than
        (a) the amount the discounted contract balance on the date of the prepayment plus
        (b) any accrued, unpaid interest at the discount rate plus
        (c) any outstanding servicer's advances for the contract;
        unless the vendor or the originators pay to the trust the difference between the prepayment amount actually paid and the required prepayment amount; and
   (25) the obligor is not the United States of America or any state or local government or any agency, department, subdivision or instrumentality of these governments.

   These representations and warranties will be reaffirmed by the originators when they transfer a substitute contract to the trust depositor. A contract which satisfies all of the above representations and warranties shall be deemed an "eligible contract". Contracts with respect to which the representations in clauses (3), (15) and (24) are not true shall also be eligible contracts if the trust depositor shall have received confirmation from each rating agency rating the notes that the discrepancy will not result in a downgrading of the existing ratings on the notes. In addition, the originators will jointly and severally represent and warrant to the trust depositor that they have validly sold and assigned to the trust depositor all right, title and interest of the applicable originator in the related contracts and the proceeds of the contracts.

   The originators will also jointly and severally represent and warrant in the sale and servicing agreement with respect to each end-user contract securing a vendor loan transferred by either originator that as of the related cutoff date, among other things,

   (1)  that the end-user contract is an eligible contract,

   (2) that the originator holds a duly perfected lien of the first priority on the end-user contract and

   (3) that the transfer of the originator's security interest in the end-user contract and the proceeds of those contracts to the trust depositor is effective to create in favor of the trust depositor a lien on those contracts and that such lien has been duly perfected.

   Permitted liens on the contracts consist of:

        (1)   liens for state, municipal or other local taxes but only if
              (a) such taxes shall not at the time be due and payable or
              (b) the trust depositor shall currently be contesting the validity of those liens in good faith by appropriate proceedings and shall have reserved for those liens on its books;
        (2) liens in favor of the trust depositor created under the sale and servicing agreement and transferred to the trust under the sale and servicing agreement;
        (3) liens in favor of the trust created under the sale and servicing agreement; and
        (4) liens in favor of the indenture trustee created under the sale and servicing agreement and the indenture; and

   Permitted liens on the equipment securing the contracts consist of:

        (1) materialmen's, warehousemen's, mechanics' and other liens arising by operation of law in the ordinary course of business for sums not due;
        (2)   liens for state, municipal or other local taxes if:
              (A)  such taxes shall not at the time be due and payable or
              (B) the trust depositor shall currently be contesting the validity of those liens in good faith by appropriate proceedings and shall have set aside on its books adequate related reserves;
        (3) liens in favor of the trust depositor and transferred to the trust under the sale and servicing agreement;
        (4) liens in favor of the trust created under the sale and servicing agreement;
        (5) liens in favor of the indenture trustee created under the sale and servicing agreement and the indenture;
        (6) other subordinated liens which are subordinated to the prior payment of the notes on terms described in the sale and servicing agreement; and
        (7) liens granted by the end-users or vendors which are subordinated to the interest of the trust in the equipment.

   The trust depositor will represent and warrant in the sale and servicing agreement that:

   (1) that the transfer of the contracts, is a valid sale, transfer and assignment to the trust of all right, title and interest of the trust depositor in the contracts;
   (2) all filings necessary to evidence the conveyance or transfer of the contracts to the trust have been made in all appropriate jurisdictions;
   (3)  that each contract is an eligible contract;
   (4) that each end-user contract or interest in the contract securing a vendor loan is an eligible contract;
   (5) that the security interest granted on the related contracts, by the trust to the indenture trustee is effective to create in favor of the indenture trustee a lien on the contracts and that the lien has been duly perfected; and
   (6) that the trust depositor holds a duly perfected lien of the first priority on each end-user contract securing a vendor loan.

   None of the indenture trustee, the trust, the owner trustee or any of them in their individual capacities, shall make or be deemed to have made any representations or warranties, express or implied, regarding the trust's assets or the transfers of those assets by the originators, the trust depositor or the trust.

Remedies for Breaches of Representations and Warranties; Definition of Ineligible Contract

   Under the terms of the sale and servicing agreement, each contract must be an eligible contract as of its date of transfer to the trust. The indenture trustee shall reassign any contract to the trust depositor, and the originators will be concurrently obligated, jointly and severally, to purchase from the trust depositor, such contract transferred by an originator no later than 90 days after any originator becomes aware, or receives written notice from the servicer or the trust depositor, of the breach of any representation or warranty made by the originator in the sale and servicing agreement. That transfer and repurchase of the contract is required only if the breach of the representation or warranty by the originator materially adversely affects the interests of the trust depositor or the trust or their successors or assigns in such contract or the documents relating to such contract, which breach has not been cured or waived in all material respects. This purchase obligation will constitute the sole remedy against the originators and the trust depositor available to you for a breach of a representation or warranty under the sale and servicing agreement made by the originators with respect to that contract.

   An ineligible contract shall be reassigned to the trust depositor and the trust depositor shall make a deposit in the collection account in immediately available funds in an amount equal to the discounted contract balance of the ineligible contract together with accrued interest and any outstanding servicer advances on the contract. Any amount deposited into the collection account in connection with the reassignment of an ineligible contract shall be considered payment in full of the ineligible contract, and that amount shall be treated as an amount available for distribution to you. In the alternative, the trust depositor may instead obtain a substitute contract and convey the substitute contract to the trust in replacement for the affected ineligible contract. We will release by the ineligible contract and the trust depositor will reconvey it to the originator. See "Substitute Contracts".

Concentration Amounts; Definition of Excess Contract

   In addition to the representations and warranties made by the originators and the trust depositor with respect to the contracts as described above under "--Representations and Warranties; Definition of Eligible Contract", the trust depositor will represent and warrant as of April 1, 1999, the initial cutoff date as follows:

   (1) the aggregate discounted contract balance of all end-user contracts which finance, lease or are related to software will not exceed 11.84% of the aggregate discounted contract balance of the contracts;

   (2) the aggregate discounted contract balance of all end-user contracts with obligors who comprise the five largest obligors (measured by aggregate discounted contract balance) does not exceed 7.56% of the aggregate discounted contract balance of the contracts; and

   (3) the aggregate discounted contract balance of all end-user contracts with obligors located in a single State of the United States does not exceed 21.80% the aggregate discounted contract balance of the contracts.

   On the date a substitute contract is added to the trust's assets the trust depositor will make the foregoing representations and warranties as of the initial closing date of the transfer of the contracts to the trust. We will treat the Substitute Contract as though it, and not the replaced contract, was included in the contracts on the initial closing date; however, the discounted contract balance of such substitute contract shall be equal to its discounted contract balance as of the actual cutoff date.

   If there is a breach of any of the foregoing representations or warranties (an "Excess Contract"), which breach has not been cured or waived in all material respects, the removal of which shall remedy such breach, the servicer will select a contract, and the indenture trustee shall reassign such contract to the trust depositor, and the originators will be jointly and severally obligated to purchase such contract from the trust depositor. Such purchase shall occur no later than 90 days after the trust depositor or any originator becomes aware, or receives written notice from the servicer or the trust depositor, of such breach. This purchase obligation will constitute the sole remedy against the originators and trust depositor available to you for a breach of one of the foregoing representations or warranties.

   An Excess Contract shall be reassigned to the trust depositor and the trust depositor shall make a deposit in the collection account in immediately available funds in an amount equal to the discounted contract balance of the Excess Contract together with accrued interest and any outstanding servicer advances on the contract. Any amount deposited into the collection account in connection with the reassignment of an Excess Contract shall be considered payment in full of the Excess Contract and shall be treated as an amount available for distribution to you. In the alternative, the trust depositor may instead cause the originators, or either of them, to convey to the trust depositor, a substitute contract in replacement for the Excess Contract, which shall thereupon be deemed released by the trust and reconveyed through the trust depositor to the applicable originator. See "--Substitute Contracts".

Material Modifications to Contracts

   Under the terms of the sale and servicing agreement, the servicer may vary the provisions of a contract, some of which constitute material modifications. Under the sale and servicing agreement, only the following modifications are permitted:

 .  waivers and other modifications that:

   (1) conform with the servicer's customary and usual practices and
   (2) do not have the effect of accelerating, delaying, reducing or extending the dates for scheduled payments for the contract; however, the rating agencies may waive this requirement;

 . to the extent consistent with the servicer's past practices, the servicer may reduce one to three scheduled payments for a contract if additional payments are added to the scheduled payments subsequently due and the discounted contract balance of the contract as modified equals or exceeds the discounted contract balance prior to the modification; provided, that the discounted contract balances of all contracts which have similarly reduced scheduled payments does not exceed 5% of the aggregate discounted contract balance of the contracts as of the initial cutoff date and no payments are deferred beyond January 31, 2006;

 . waiver of any late payment charge and other service fees that may be collected in the ordinary course of servicing the contract; or

 . permit prepayment of a contract that is not otherwise prepayable by its terms. The prepayment may include, without limitation, a full or partial buy out of the equipment which is the subject of the contract, or an equipment upgrade. In the event of an early termination of a contract which has been prepaid in full, the trust depositor will have the option to cause the trust to reinvest the proceeds of the contract in one or more contracts having similar characteristics to the terminated contract. See "--Substitute Contracts". The servicer is not authorized to permit an early termination of a contract, without the addition to the trust of a substitute contract, unless the amount to be prepaid, whether by the related obligor, or through a combination of payments from the related obligor and from the originator or servicer, on such terminated contract is equal at least to the then discounted contract balance of the contract, plus accrued and unpaid interest.

Non-material adjustments or modifications in contract terms may be effected by the servicer on behalf of the trust without your consent and without affecting the status of the contract as part of the trust.

Substitute Contracts

   In the event we subsequently determine that a contract is not eligible contract or a contract becomes a prepaid contract, a materially modified contract or an Excess Contract, the originator will have the option to substitute for that contract another contract having similar characteristics. See "--Remedies for Breaches of Representations and Warranties; Definitions of Inlegible Contract;" "--Concentration Amounts; Definitions of Excess Contracts" and "--Material Modifications to Contracts". The ability to substitute contracts is subject to an overall limit, in respect of the materially modified contracts, of an aggregate amount not to exceed 10% of the aggregate discounted contract balance of the contracts as of April 1, 1999, the initial cutoff date.

   The substitute contracts will have a discounted contract balance equal to or greater than that of the contracts being substituted and shall have a similar weighted average life. In addition, either the final payment on the substitute contract will be on or prior to January 31, 2006, or, to the extent the final payment on such contract is due after January 31, 2006, only scheduled payments due on or prior to such date may be included in the discounted contract balance of the contract for the purpose of making any calculation under the Indenture or the Sale and Servicing Agreement.

Definition of Defaulted Contracts

   A contract will automatically be deemed to be a defaulted contract on the earlier occurrence of either (1) or (2) below:

   (1) a full contractual payment has not been received from the obligor or the vendor, if there is vendor recourse, for 120 days or a shorter period as the originators may determine consistent with their respective collection policy; or
   (2) if at any time the servicer determines, under its customary and usual practices, that the contract is not collectible after taking into account any available vendor recourse.

The current policy of the servicer with respect to writing off contracts is described in "Heller Financial, Inc. and Heller Financial Leasing, Inc.-- Global Vendor Finance--Collection Process/Vendor Recourse" and "Heller Financial, Inc. and Heller Financial Leasing, Inc.--Commercial Equipment Finance--Collection/Servicing" above.

   Upon classification as a defaulted contract, the servicer shall accelerate all payments due thereunder or take any other action as the servicer reasonably believes will maximize the amount of recoveries and shall otherwise follow its customary and usual collection procedures, which may include the repossession and sale of any related equipment or other security on behalf of the trust.

Indemnification

   The sale and servicing agreement provides that the servicer will indemnify the trust depositor, the trust, the owner trustee, and the indenture trustee from and against any loss, liability, expense, damage or injury suffered or sustained arising out of the servicer's actions or omissions with respect to the trust.

   Under the sale and servicing agreement, the trust depositor has agreed to be liable directly to an injured party for the entire amount of any losses, claims, damages or liabilities arising out of or based on the arrangement created by the sale and servicing agreement as though such agreement created a partnership under the Illinois Uniform Limited Partnership Act in which the trust depositor was a general partner. However, the trust depositor is not liable to you for any losses, claims, damages or liabilities incurred by you in your capacity as an investor in the notes. In the event a successor servicer is appointed, the successor servicer will indemnify and hold harmless the trust depositor for any losses, claims, damages and liabilities of the trust depositor as described in this paragraph arising from the actions or omissions of the successor servicer. Except as provided in the preceding paragraph, the sale and servicing agreement provides that none of the trust depositor, the servicer or any of their directors, officers, employees or agents will be under any other liability to the trust, the owner trustee, the indenture trustee, the noteholders or any other person for any action taken, or for refraining from taking any action, in good faith under the sale and servicing agreement. However, none of the trust depositor, the servicer or any of their directors, officers, employees or agents will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence of any such person in the performance of their duties or by reason of reckless disregard of their obligations and duties thereunder.

   In addition, the sale and servicing agreement provides that the servicer is not under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under the sale and servicing agreement. The servicer may, in its sole discretion, undertake any legal action which it may deem necessary or desirable for the benefit of the noteholders with respect to the sale and servicing agreement and the rights and duties of the parties thereunder.

Servicing Standard and Servicer Advances

   The servicer is responsible for servicing, collecting, enforcing and administering the contracts in a manner consistent with its customary and usual procedures for servicing contracts comparable to the contracts. Although Heller Financial, Inc. may delegate its servicing duties to a sub-servicer, it remains liable for the performance or non-performance of those duties.

   If the servicer determines that any scheduled payment with respect to any contract which was due during the collection period was not received in full prior to the end of that collection period, the servicer is required to advance the unpaid scheduled payment if the servicer, in its sole discretion, determines that it can recover its advance from subsequent payments on or with respect to the contract. The servicer shall be entitled to reimbursement of the servicer advances from subsequent payments on or with respect to the contract, including collections of any prepayment amount, amounts deposited in the collection account for the repurchase of ineligible contracts or recoveries with respect to the contract, and, if the servicer determines that its advances will not be recovered from the contracts to which its advances were related, from other contracts included in the trust. If any entity, other than an affiliate of Heller Financial, Inc., becomes a successor servicer, that entity shall have no obligation to make the advances described in this paragraph.

Servicer Resignation

     The servicer may not resign from its obligations and duties under the sale and servicing agreement, except upon determination that its duties are no longer permissible under applicable law. No such resignation will become effective until a successor to the servicer has assumed the servicer's responsibilities and obligations under the sale and servicing agreement.

Assuming that the action complies with the sale and servicing agreement

     (1) any person into which Heller Financial, Inc. or the servicer may be merged or consolidated or consolidated;
     (2) any person resulting from any merger or consolidation to which Heller Financial Inc., or the servicer is a party; or
     (3) any person succeeding to the business of Heller Financial Inc., or the servicer will be the successor to Heller Financial, Inc., as the servicer, under the sale and servicing agreement.

Servicer Default


     In the event of any servicer default, either the indenture trustee or the Required Holders, by written notice to the servicer and the owner trustee, and to the indenture trustee, if given by the noteholders, may terminate all of the rights and obligations of the servicer, as servicer, under the sale and servicing agreement. If the indenture trustee within 60 days of receipt of the termination notice is unable to obtain any bids from eligible servicers and the servicer delivers an officer's certificate to the effect that the servicer cannot in good faith cure the servicer default which gave rise to the termination notice, then the indenture trustee shall offer the trust depositor the right at its option to accept retransfer of the trust's assets on the following note interest and principal payment date. The purchase price for the retransfer of the trust's assets shall be equal to the sum of the aggregate principal amount of all notes and certificate on such payment date plus accrued and unpaid interest at the applicable interest rate through the date of the retransfer. The purchase price may also include interest on interest payments that were due but not paid when due.

     The indenture trustee shall, as promptly as possible after giving a termination notice, appoint a successor servicer and if no successor servicer has been appointed by the indenture trustee and has accepted the appointment by the time the servicer ceases to act as servicer, all rights, authority, power and obligations of the servicer under the sale and servicing agreement shall pass to and be vested in the indenture trustee. Prior to any appointment of the successor, the indenture trustee will seek to obtain bids from potential servicers meeting the eligibility requirements set forth in the sale and servicing agreement to serve as a successor servicer for servicing compensation not in excess of the servicing fee "Description of the Notes and Indenture-- Servicing Compensation and Payment of Expenses". The rights and interest of the trust depositor under the sale and servicing agreement as holder of the certificate will not be affected by any the termination or appointment of a successor to the servicer.

     A "servicer default" refers to any of the following events:


     (a) any failure by the servicer to make any payment, transfer or deposit or to give instructions or notice to the owner trustee or the indenture trustee as required by the sale and servicing agreement on or before the date occurring three business days after the date the payment, transfer, deposit, or the instruction or notice or report is required to be made or given, as the case may be, under the terms of the sale and servicing agreement; or

     (b) failure on the part of the servicer duly to observe or perform in any material respect any other covenants or agreements of the servicer set forth in the sale and servicing

          Agreement which has a material adverse effect on the noteholders, which continues unremedied for a period of 30 days after the first to occur of:

              (1) the date on which written notice of such failure requiring the same to be remedied shall have been given to the servicer by the indenture trustee or to the servicer and the indenture trustee by the noteholders or the indenture trustee on behalf of the holders of notes aggregating not less than 25% of the principal amount of any class of notes adversely affected thereby and

              (2) the date on which the servicer becomes aware of the failure and such failure continues to materially adversely affect the noteholders for such period; or

     (c) any representation, warranty or certification made by the servicer in the sale and servicing agreement or in any certificate delivered under the sale and servicing agreement shall prove to have been incorrect when made, which has a material adverse effect on the noteholders and which continues to be incorrect in any material respect for a period of 30 days after the first to occur of:

              (1) the date on which written notice of such incorrectness requiring the same to be remedied shall have been given to the servicer and the owner trustee by the indenture trustee, or to the servicer, the owner trustee and the indenture trustee by noteholders or by the indenture trustee on behalf of holders of notes aggregating not less than 25% of the principal amount of any class adversely affected thereby and

              (2) the date on which the servicer becomes aware of the incorrectness, and such incorrectness continues to materially adversely affect such holders for such period; or

     (d) any event relating to bankruptcy, insolvency or receivership shall occur with respect to the servicer.

     Notwithstanding the foregoing, a delay in or failure of performance referred to under clause (a) above for a period of five business days or referred to under clause (b) or (c) for a period of 60 days, in addition to any period provided in (a), (b) or (c), shall not constitute a servicer default until the expiration of such additional five business days or 60 days, respectively, if such delay or failure could not be prevented by the exercise of reasonable diligence by the servicer and such delay or failure was caused by an act of God or other similar occurrences. Regardless of whether the events described in (a)-(d) have occurred, the servicer is required to use its best efforts to perform its obligations in a timely manner in as required by the sale and servicing agreement. The servicer shall provide the owner trustee, the indenture trustee and the trust depositor prompt notice of such failure or delay by it, together with a description of its efforts to perform its obligations. The servicer shall immediately notify the indenture trustee in writing of any servicer default.

     If an event relating to bankruptcy, insolvency or receivership occurs with respect to the servicer and no other event which would result in a servicer default has occurred, an unpaid creditor of the servicer or a representative of creditors of the servicer, such as a trustee in bankruptcy, or the servicer acting as a debtor-in-possession, would have the power to prevent either the indenture trustee or the noteholders from appointing a successor servicer.

Evidence as to Compliance

     The sale and servicing agreement provides that on or before March 31 of each calendar year the servicer will cause a firm of nationally recognized independent public accountants to furnish a report to the effect that such firm has applied the procedures agreed upon with the servicer and examined certain documents and records relating to the servicing of the related contracts and that, on the basis of such procedures, nothing came to the attention of such firm that caused them to believe that the servicing was not conducted in compliance with the sale and servicing agreement except for those exceptions or errors as such firm shall believe to be immaterial and other exceptions set forth in its statement. Those accountants may also render other services to the servicer or the trust depositor.

     The sale and servicing agreement provides for delivery to the indenture trustee and each rating agency rating the notes on or before March 31 of each calendar year of a statement signed by an officer of the servicer to the effect that, to the best of the officer's knowledge, the servicer has performed its obligations in all material respects under the sale and servicing agreement throughout the preceding year or, if there has been a default in the performance of any obligation, specifying the nature and status of the default.

     Copies of all statements, certificates and reports furnished to the indenture trustee may be obtained by a request in writing delivered to the indenture trustee.
Amendments

     The sale and servicing agreement may be amended from time to time by agreement of the Owner trustee, the indenture trustee and the trust depositor without your consent or the indenture trustee's consent, to cure any ambiguity or to add any consistent provisions; provided, we obtain an opinion of counsel stating that the amendment does not adversely affect in any material respect the interests of any noteholder or holder of the certificate.

     The sale and servicing agreement may also be amended from time to time by the trust depositor, the servicer, the indenture trustee and the owner trustee with the consent of the noteholders holding notes evidencing not less than 66 2/3% of the principal amount of the notes for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the sale and servicing agreement or of modifying in any manner your rights. No amendment, however, may

   (1) reduce in any manner the amount of, or delay the timing of, distributions which are required to be made on any note without the consent of each noteholder affected thereby;

   (2) change the definition of or the manner of calculating the "Class A-1 Principal Payment Amount", the "Class A-2 Principal Payment Amount", the "Class A-3 Principal Payment Amount", the "Class A-4 Principal Payment Amount", the "Class B Principal Payment Amount", the "Class C Principal Payment Amount", the "Class D Principal Payment Amount", the "Additional Principal", the "discounted contract balance", the "Required Holders", the amounts available for distribution to noteholders or the principal amount of the notes without the consent of each noteholder and holder of the certificate; or

   (3) reduce the aforesaid percentage required to consent to any amendment without the consent of each holder of the security affected thereby; or

   (4) modify, amend or supplement the provisions of the sale and servicing agreement relating to the allocation of collections on the contracts without the consent of each noteholder; or

   (5) make any security issued by the trust payable in money other than U.S. dollars without the consent of each holder of the security affected thereby.

     Promptly following the execution of an amendment that requires the consent of any noteholder, the owner trustee will furnish written notice of the substance of such amendment to each affected noteholder.

The Owner Trustee

     Wilmington Trust Company will be the owner trustee under the sale and servicing agreement. Heller Financial, Inc. and its affiliates may from time to time enter into banking and trustee relationships with the owner trustee and its affiliates. Heller Financial, Inc. and its affiliates may hold notes in their own names; however, any notes so held shall not be entitled to participate in any decisions made or instructions given to the owner trustee by the noteholders as a group.

     For purposes of meeting the legal requirements of any jurisdictions in which any part of the trust's assets may at the time be located, the owner trustee will have the power to appoint a co-trustee or separate trustee of all or any part of the trust's assets. To the extent permitted by law, all rights, powers, duties and obligations conferred or imposed upon the owner trustee will be conferred or imposed upon and exercised or performed by the owner trustee and the separate trustee or co-trustee jointly. In any jurisdiction in which the owner trustee will be incompetent or unqualified to perform specific acts, all rights, powers, duties and obligations conferred or imposed upon owner trustee will be conferred or imposed upon the separate trustee or co-trustee who shall exercise and perform those rights, powers, duties and obligations solely at the direction of the owner trustee.

     The owner trustee may resign at any time, in which event a successor owner trustee will be appointed as provided in the sale and servicing agreement. The servicer may also remove the owner trustee if the owner trustee ceases to be eligible to continue as the owner trustee under the sale and servicing agreement. In such circumstances, a successor owner trustee will be appointed as provided in the sale and servicing agreement. Any resignation or removal of the owner trustee and appointment of a successor owner trustee does not become effective until acceptance of the appointment by the successor owner trustee.


                   FEDERAL INCOME TAX CONSEQUENCES

General

     The following is a general and brief discussion of the material United States federal income tax consequences of the purchase, ownership and disposition of the notes offered by this prospectus. The discussion that follows, and the opinion described below of Winston & Strawn, special tax counsel to the trust depositor, are based upon current provisions of the Internal Revenue Code of 1986, as amended, existing and proposed Treasury Regulations, current administrative rulings, judicial decisions and other applicable authorities in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect. There are no cases, regulations, or Internal Revenue Service rulings on comparable transactions or instruments to those described in this prospectus. As a results, there can be no assurance that the IRS will not challenge the conclusions reached in this description of Federal Income Tax Consequences, and no ruling from the IRS has been or will be sought on any of the issues discussed below. Furthermore, legislative, judicial or administrative changes may occur, perhaps with retroactive effect, which could affect the accuracy of the statements set forth below.

   The following is a summary of material federal income tax consequences and therefore it does not attempt to explain fully every relevant technical aspect of the applicable tax provisions. Additionally, some of the complex technical rules which would not be applicable to most investors but may apply to some specific types of investors, such as dealers in securities, have not been included. Also, the descriptions of the relevant tax rules are intended to explain the general application of the rules. Because this summary of material federal income tax consequences is intended to be general in nature, it is recommended that prospective investors consult with their own tax advisors as to the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the notes.

   This summary material federal income tax matters is divided into two parts. The first part describes the classification of the notes as debt and the treatment of the trust as a pass-thru entity rather than as a corporation or other entity subject to tax at the entity level. The second part describes the taxation of an investor in the notes. Under the caption "General Tax Treatment of Noteholders" is a description of the tax consequences for what is expected to be the typical investment situation. The description of General Tax Treatment of Noteholders provides a summary of federal income tax consequences for investors who are citizens or residents of the United States who purchase U.S. dollar denominated notes for investment at a purchase price equal to the principal amount of the notes plus accrued interest, if any. There are a variety of technical tax rules which can be expected to apply only to some investors or in special circumstances. Those rules are separately described under the caption "Special Tax Rules". Those special rules apply, for example, to investors who are foreign persons or who purchase a note at a price which is higher or lower than a note's principal amount. It is recommended that each prospective investor consult a tax advisor to determine whether any of the special tax rules are applicable.

Classification of the notes and the trust

   In connection with the issuance of the notes, Winston & Strawn has delivered its opinion that, for federal income tax purposes, under existing law the trust will not be treated as an association (or publicly traded partnership) taxable as a corporation and the notes will be treated as indebtedness. In rendering these opinions, Winston & Strawn has assumed that the terms of the various documents relating to the issuance of the notes will be complied with by all of the parties to the transaction. Those terms include a requirement, which each investor agrees to by virtue of acquiring ownership of any beneficial interest in a note, that the trust and the investors in the notes treat the notes a indebtedness for federal income tax purposes. The opinion of Winston & Strawn does not foreclose the possibility of a contrary determination by the IRS or by a court of competent jurisdiction, or of a contrary position by the IRS or Treasury Department in regulations or rulings issued in the future.

   Although it is the opinion of Winston & Strawn that the trust will not be treated as an association or publicly traded partnership taxable as a corporation and the notes will be characterized as indebtedness for federal income tax purposes, no assurance can be given that this characterization of the trust or the notes will prevail. If, contrary to the opinion of Winston & Strawn, the IRS successfully asserted that one or more of the notes did not represent debt for federal income tax purposes, such notes might be treated as equity interests in the trust. As a result, the trust might be classified as a publicly traded partnership taxable as a corporation. If the trust were classified as a publicly traded partnership taxable as a corporation, the trust would be subject to United States federal income tax on its net income. An imposition of the corporate-level income tax could materially reduce the amount of cash that would be available to make payments of principal and interest on the notes. Alternatively, if the trust were classified as a partnership other than a publicly traded partnership taxable as a corporation, the trust itself would not be subject to United States federal income tax. Instead, holders of notes that were determined to be equity interests in the partnership would be required to take into account their allocable share of the trust's income and deductions. Such treatment may have adverse federal income tax consequences for some noteholders. For example:

   (1) income to some tax-exempt entities, including pension funds, may constitute "unrelated business taxable income,"
   (2) income to foreign holders is often subject to U.S. tax and U.S. tax return filing and withholding requirements,

   (3) individual holders might be subject to limits on their ability to deduct their share of trust expenses, and
   (4) income from the trust's assets would be taxable to noteholders without regard to whether cash distributions are actually made by the trust or any particular noteholder's method of tax accounting.

   The discussion that follows assumes that the notes will be treated as indebtedness for federal income tax purposes.

General Tax Treatment of Noteholders

   Payments of Interest. An investor will be taxed on the amount of payments of interest on a note as ordinary interest income at the time it accrues or is received in a manner that is consistent with the investor's regular method of accounting for United States federal income tax purposes.

   Sale or Other Disposition of a Note. An investor who disposes of a note, whether by sale, exchange for other property, or payment by the trust, will recognize taxable gain or loss equal to the difference between the amount realized on the sale or other disposition, not including any amount attributable to accrued but unpaid interest, and the investor's adjusted tax basis in the note. In general, an investor's adjusted tax basis in a note will be equal to the initial purchase price. Any gain or loss recognized upon the sale or other disposition of a note will be capital gain or loss. For non-corporate investors, capital gain recognized on the sale or other disposition of a note held by the investor for more than one year will be taxed at a maximum rate of 20%. Capital gain for a note held for one year or less is taxed at the rates applicable to ordinary income, i.e., up to 39.6%. Taxpayers must aggregate capital gains and losses for each taxable year. In the event a taxpayer realizes a net capital loss for any year there are limits on the amount of capital losses which can be deducted.

   Information Reporting and Backup Withholding. The trust will be required to report annually to the IRS, and to each non-corporate noteholder, the amount of interest paid on the notes for each calendar year. Each non-corporate noteholder, other than noteholders who are not subject to the reporting requirements, will be required to provide, under penalties of perjury, a certificate (Form W-9) containing the noteholder's name, address, correct federal taxpayer identification number and a statement that the noteholder is not subject to backup withholding. Should a non-exempt noteholder fail to provide the required certification, the trust will be required to withhold or cause to be withheld 31% of the interest otherwise payable to the noteholder and remit the withheld amounts to the IRS as a redact against the noteholder's federal income tax liability.

Special Tax Rules

   Special Types of investors. The reference to United States citizens or residents in the description of General Tax Treatment of Noteholders set forth above applies not only to individuals but also to any investor who is:

   . a corporation or partnership created or organized in or under the laws of the United States or of any political subdivision thereof,
   . an estate the income of which is subject to the United States federal income taxation regardless of its sources, or
   . a trust if a court within the United States is able to exercise primary jurisdiction over the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust.

Any investor which is not a United States citizen or resident should review the summary below for investment in notes by foreign persons. Also, neither the description of General Tax Treatment of Noteholders above nor this discussion of Special Tax Rules describes tax consequences to special classes of investors, including investors who are dealers in securities or currencies, persons holding notes as a part of a hedging transaction, some financial institutions or insurance companies. Those particular types of investors are subject to specific federal income tax treatment which is not generally applicable to other investors. This summary of Material Federal Income Tax Consequences does not describe tax consequences for those types of investors.

   Purchase at a Discount. An investor who purchases a note as part of the initial offering by the trust for an issue price that is less than its "stated redemption price at maturity" will be considered to have purchased the note at an original issue discount for United States federal income tax purposes, referred to as "OID". In general, the stated redemption price at maturity for a note is equal to the principal amount. If a note is acquired with OID the investor will be required to include in income each year, taxable as ordinary income in the same manner as cash interest payments, a portion of the OID. For cash basis investors, such as individuals, the requirement that OID be accrued as income each year means the investor recognizes taxable income even though the investor does not receive cash corresponding to that income. The amount of OID accrued as income each year is based upon a formula which looks at the constant yield on the notes and the term to maturity so as to annually allocate a proportionate share of OID. Under these rules, investors will be required to include in income increasingly greater amounts of OID in successive accrual periods.

   In determining whether a note has OID, the issue price of the note may not necessarily equal the investor's purchase price, although they generally should be approximately the same. The issue price of a note will equal the initial offering price to the public at which price a substantial amount of the notes is sold not including bond houses, brokers or similar persons or organizations acting in the capacity of underwriters or wholesalers.

   If an investor acquires a note in a secondary market transaction for a purchase price which is less than the principal amount or other amount payable at maturity of the note, the difference is referred to for tax purposes as market discount. Similarly to OID, an investor must accrue a portion of the market discount each year. The amount of market discount which accrues annually will be calculated on a straight-line basis over the remaining term to maturity of the note unless the investor elects to accrue market discount using the constant yield method, i.e., the OID method. Unlike OID, however, an investor does not include accrued market discount in ordinary income each year. Rather, the aggregate amount of accrued market discount is included in income when an investor sells or otherwise disposes of the note. At that time, the portion of the amount realized by the investor on the sale or other disposition of the note equal to accrued market discount is taxed as ordinary income (maximum tax rate of 39.6%) rather than long term capital gain (maximum tax rate of 20%).

   If an investor would prefer to be taxed on the annual accrual of market discount each year rather than being taxed on the aggregate amount of all accrued market discount when the note is sold or otherwise disposed of, the investor can file an election to do so. Such an election would apply to all of the investor's debt investments acquired in or after the taxable year in which the notes are acquired and not just to the notes.

   Whenever an investor accrues and includes in income an amount of OID or market discount, the investor's adjusted basis in the corresponding note is increased by that same amount. As a result, the investor would recognize a lower capital gain or greater capital loss on the sale or other disposition of the note.

   In general, if the amount of OID or market discount would be less than 1/4th of one percent of the note's principal or other stated redemption price at maturity, the investor can disregard the OID or market discount rules.

   Purchase at a Premium. If an investor purchases a note for a price that exceeds the principal amount or other amount payable at maturity, the investor will be considered to have an amortizable bond premium. An investor can elect to accrue a portion of the premium each year as a deduction to offset interest income on the corresponding note. The amount of premium which can be amortized and deducted each year is calculated using a constant yield method over the remaining term to maturity of the note. The deduction is available only to offset interest income on the corresponding note; it cannot be used as a deduction to the extent it exceeds taxable note interest. The adjusted tax basis which an investor has in a note must be reduced by the amount of premium for which a deduction is claimed. Because the basis is reduced, the investor would recognize a larger taxable capital gain or a smaller capital loss on the sale or other disposition of the note. If an investor elects to amortize and deduct premium, the election will apply to all of the investor's debt investments and not just to the notes.

   Non-Standard Interest Rates. The description of General Tax treatment of Noteholders assumes that the investor's notes provide for payment of interest at a fixed rate or a variable rate which is tied to LIBOR, U.S. Treasury rates, bank prime rates or similar benchmark rates. Those types of interest payable are referred to for some federal income tax purposes as qualified stated interest.

   If a note provides for interest other than qualified stated interest, the tax consequences to an investor may differ from those described previously in this summary. If the trust issues notes which provide for interest other than qualified stated interest, the tax consequences will be described in the applicable Pricing Supplement.

   Foreign Currency Notes. The description of General Tax Treatment of Noteholders assumes the notes are denominated in U.S. dollars. Special rules apply to notes which are denominated in or determined by reference to the value of currency units other than the U.S. dollar.

   An interest payment on a foreign currency note will includible in income by the investor based on the U.S. dollar value of the foreign currency payment determined on the date the payment is received, regardless of whether the payment is in fact converted to U.S. dollars at that time.

   In the case of interest income on a foreign currency note that is required to be included in income by the investor prior to receipt of payment (e.g., OID accrual) the investor will be required to include in income the U.S. dollar value of the amount of interest income that has accrued. Unless the investor makes the election discussed in the next paragraph, the U.S. dollar value of such accrued income will be determined by translating such income at the average rate of exchange for the accrual period. Subsequently, when the investor actually receives cash corresponding to the accrued income, the investor will recognize, as ordinary gain or loss, foreign currency exchange gain or loss reflecting fluctuations in currency exchange rates between the last day of the relevant accrual period and the date of payment.

   Under the so-called "spot rate convention election", an investor may elect to translate accrued interest income into U.S. dollars at the exchange rate in effect on the last day of the relevant accrual period. Additionally, if a payment of the income is actually received within five business days of the last day of the accrual period or taxable year, an electing investor may instead translate the income into U.S. dollars at the exchange rate in effect on the day of actual receipt. Any such election will apply to all debt instruments held by the investor at the beginning of the first taxable year to which the election applies or those debt instruments acquired subsequent to the election.

   In order for an investor to calculate the amount of gain or loss recognized on the sale or other disposition of a note denominated in or by reference to a foreign currency, the investor must know the adjusted tax basis in U.S. dollars. In general, if an investor pays for a note with foreign currency, the investor's basis in the note is equal to the U.S. dollar value of the foreign currency on the purchase date. An investor that purchases a foreign currency note will recognize ordinary income or loss in an amount equal to the difference, if any, between the investor's tax basis in the foreign currency and the U.S. dollar market value of the foreign currency note on the date of purchase.

   For purposes of determining the amount of any gain or loss recognized by the investor on the sale or other disposition of a foreign currency note, the amount realized by the investor from the sale or other disposition will be the U.S. dollar value of the foreign currency received determined on the date of disposition in the case of an accrual basis investor and on the date payment is received in the case of a cash basis investor.

   The portion of any gain or loss realized upon the sale or other disposition of a foreign currency note that is attributable to fluctuations in currency exchange rates will be ordinary income or loss. Such portion will equal the difference between the U.S. dollar value of the foreign currency principal amount of the note determined on the date the note is disposed of and the U.S. dollar value of the foreign currency principal amount of the note determined at the exchange rate on the date the investor acquired the note. Such foreign currency gain or loss will be recognized only to the extent of the total gain or loss realized by an investor on the sale or other disposition of the foreign currency note. Any gain or loss recognized in excess of the foreign currency gain or loss will be capital gain or loss.

   Discount and premium calculations with respect to foreign currency note are determined in the relevant foreign currency. The amount of discount or premium that is included in or reduces income currently is determined for any accrual period in the relevant foreign currency and then translated into U.S. dollars on the basis of the average exchange rate in effect during the accrual period or with reference to the spot rate convention election as described above. Exchange gain or loss realized with respect to the accrued discount or premium is determined and recognized as required by the rules described above.

   Foreign Investors. Special tax rules apply to the purchase of notes by foreign persons. For U.S. tax purposes, foreign investors include any person who is not:

   .    a citizen or resident of the United States,
   . a corporation, partnership or other entity organized in or under the laws of the United States or any political subdivision thereof,
   . an estate the income of which is includible in gross income for U.S. federal income tax purposes, regardless of its sources, or
   . a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust.

   Interest paid or accrued to a foreign investor that is not effectively connected with the conduct of a trade or business within the United States by the investor will generally be considered "portfolio interest" and usually will not be subject to United States federal income tax or withholding tax as long as the foreign investor is not actually or constructively a 10 percent shareholder of the trust or a controlled foreign corporation related to the trust through stock ownership and provides an appropriate statement (Form W-8) to the trust or paying agent that is signed under penalties of perjury, certifying that the beneficial owner of the note is a foreign person and providing that foreign person's name and address. If the information provided in this statement changes, the foreign investor must provide a new Form W-8 within 30 days. The Form W-8 is effective for three years. If the foreign investor fails to satisfy these requirements so that interest on the investor's notes was not portfolio interest, interest payments would be subject to United States federal income and withholding tax treaty, the foreign investor must provide the paying agent with Form 1001. This form is also effective for three years.

   Any capital gain realized on the sale or other taxable disposition of a note by a foreign investor will be exempt from United States federal income and withholding tax, provided that:

   (1) the gain is not effectively connected with the conduct of a trade or business in the Unites States by the investor and

   (2) in the case of an individual foreign investor, the investor is not present in the United States for 183 days or more during the taxable year. If an individual foreign investor is present in the U.S. for 183 days or more during the taxable year, the gain on the sale or other disposition of the notes could be subject to a 30% withholding tax unless reduced by treaty.

   If the interest, gain or income on a note held by a foreign investor is effectively connected with the conduct of a trade or business in the United States by the investor, the noteholder will be subject to United States federal income tax on the interest, gain or income at regular federal income tax rates. At the same time, the noteholder may be exempt from withholding tax if a Form 4224 is furnished to the paying agent. Form 4224 is effective for only one calendar year. In addition, if the foreign investor is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its "effectively connected earnings and profits" for the taxable year, as adjusted, unless it qualifies for a lower rate under an applicable tax treaty.

   Regardless of when a foreign investor acquired the note, Treasury Regulations which will become effective for note payments made after December 31, 1999 may change reporting requirements for some withholding agents.

   If a foreign investor fails to provide necessary documentation to the trust or its paying agent regarding the investor's taxpayer identification number or certification of exempt status, a 31% backup withholding tax may be applied to note payments to that investor. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against the foreign investor's U.S. federal income tax liability provided the required information is furnished to the Internal Revenue Service.

State and Local Tax Consequences

   Because of the differences in state and local tax laws and their applicability to different investors, it is not possible to summarize the potential, state and local tax consequences of purchasing, holding or disposing of the notes and no opinions of counsel have been obtained regarding state tax matters. Accordingly, it is recommended that each prospective investor consult a tax advisor regarding the state and local tax consequences of the purchase, ownership and disposition of notes.

                             ERISA Considerations

   The Employee Retirement Income Security Act of 1974, as amended, imposes specific requirements on employee benefit plans subject to ERISA and prohibits some transactions between ERISA regulated plans and persons who are "parties in interest" (as defined under ERISA) with respect to assets of such plans. Section 4975 of the Internal Revenue Code prohibits a similar set of transactions between specified plans or individual retirement accounts and persons who are "disqualified persons" (as defined in the Internal Revenue Code) with respect to Internal Revenue Code-regulated plans. Some employee benefit plans, such as governmental plans and church plans, if no election has been made under Section 410(d) of the Internal Revenue Code, are not subject to the requirements of ERISA or Section 4975 of the Internal Revenue Code, and assets of such plans may be invested in the notes, subject to the provisions of other applicable federal and state law. Any such plan which is qualified under Section 401(a) of the Internal Revenue Code and exempt from taxation under Section 501(a) of the Internal Revenue Code is, however, subject to the prohibited transaction rules set forth in Section 503 of the Internal Revenue Code.

   Investments by ERISA regulated plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that investments comply with the terms of the documents governing the ERISA regulated plan. Before investing in the notes, an ERISA regulated plan fiduciary should consider, among other factors, whether to do so is appropriate in view of the overall investment policy and liquidity needs of the ERISA Plan.

Prohibited Transactions

   In addition, Section 406 of ERISA and Section 4975 of the Internal Revenue Code prohibit parties in interest and disqualified persons with respect to ERISA Plans and Code Plans from engaging in some transactions involving such Plans or "plan assets" of such Plans, unless a statutory or administrative exemption applies to the transaction. Section 4975 of the Internal Revenue Code of 1986, as amended and Sections 502(i) and 502(1) of ERISA provide for the imposition of excise taxes and civil penalties on persons that engage or participate in such prohibited transactions. The trust depositor, the underwriters, the servicer, the indenture trustee or the Owner trustee or their affiliates may be considered or may become parties in interest or disqualified persons with respect to a Plan. If so, the acquisition or holding of the notes by, on behalf of or with "plan assets" of such Plan may be considered to give rise to a "prohibited transaction" within the meaning of ERISA and/or Section 4975 of the Internal Revenue Code, unless an administrative exemption described below or some other exemption is available.

     The notes may not be purchased with the assets of a Plan if the trust depositor, the underwriters, the servicer, the indenture trustee, or the owner trustee or any of their affiliates either:

     (a) has discretionary authority or control with respect to the investment or management of such assets; or

     (b) has authority or responsibility to give, or regularly gives, investment advice with respect to such assets pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such assets and that such advice will be based on the particular needs of the Plan; or

     (c) is an employer of employees covered under the Plan unless such investment is made through an insurance company general or pooled separate account or a bank collective investment fund and an exemption is available.

     Depending on the relevant facts and circumstances, some prohibited transaction exemptions may apply to the purchase or holding of the notes - for example, Prohibited Transaction Class Exemption ("PTCE") 96-23, which exempts transactions effected on behalf of a Plan by an "in-house asset manager;" PTCE 95-60, which exempts transactions between insurance company general accounts and parties in interest; PTCE 91-38, which exempts transactions between bank collective investment funds and parties in interest; PTCE 90-1, which exempts certain transactions between insurance company pooled separate accounts and parties in interest; or PTCE 84-14, which exempts transactions effected on behalf of a Plan by a "qualified professional asset manager." There can be no assurance that any of these exemptions will apply with respect to any Plan's investment in the notes or, even if an exemption were deemed to apply, that any exemption would apply to all prohibited transactions that may occur in connection with such investment.

     Due to the complexity of these rules and the penalties imposed, any fiduciary or other Plan investor who proposes to invest assets of a Plan in the notes should consult with its counsel with respect to the potential consequences under ERISA and Section 4975 of the Internal Revenue Code of doing so.

Plan of Distribution

General

     Under the terms of an underwriting agreement dated , 1999 for the sale of the notes offered by this prospectus, the trust depositor has agreed to sell to the underwriters has separately agreed to purchase from the trust depositor, the principal amount of the notes set forth opposite its name below.


                                  Aggregate Principal Amount to be Purchased
                               Class A-1 Receivable-Backed Notes, Series 1999-1
                               ------------------------------------------------

  First Union Capital Markets Corp.        $
  Credit Suisse First Boston Corporation   $
  Morgan Stanley & Co. Incorporated        $

                                  Aggregate Principal Amount to be Purchased
                               Class A-2 Receivable-Backed Notes, Series 1999-1
                               Class A-3 Receivable-Backed Notes, Series 1999-1
                               Class A-4 Receivable-Backed Notes, Series 1999-1
                               ------------------------------------------------

  Credit Suisse First Boston Corporation   $
  First Union Capital Markets Corp.        $
  Morgan Stanley & Co. Incorporated        $


                                   Aggregate Principal Amount to be Purchased
                                 Class B Receivable-Backed Notes, Series 1999-1
                                 ----------------------------------------------

  Credit Suisse First Boston Corporation   $
  First Union Capital Markets Corp.        $
  Morgan Stanley & Co. Incorporated        $


                                   Aggregate Principal Amount to be Purchased
                                 Class C Receivable-Backed Notes, Series 1999-1
                                 ----------------------------------------------

  Credit Suisse First Boston Corporation   $
  First Union Capital Markets Corp.        $
  Morgan Stanley & Co. Incorporated        $


In the respective underwriting agreements, the underwriters respectively have agreed, subject to the terms and conditions set forth the agreements, to purchase all the notes offered by this prospectus if any of the notes are purchased.

     The underwriters of the notes have advised the trust and the trust depositor that the underwriters propose initially to offer the Class A-1 Notes, Class A-2 Notes, Class A-3 Notes and Class A-4 Notes to the public at the price set forth on the cover page hereof and to dealers at such price less a selling concession not in excess of [ ]% of the initial principal amount of the Class A-1 Notes, Class A-2 Notes, Class A-3 Notes and Class A-4 Notes. The underwriters may allow and the dealers may reallow a concession not in excess of [ ]% of the initial principal amount of such classes of notes.

     The underwriters of the Class B Notes have advised the trust and the trust depositor that the underwriters propose initially to offer the Class B Notes to the public at the price set forth on the cover page hereof and to dealers at such price less a selling concession not in excess of [ ]% of the initial principal amount of the Class B Notes. The underwriter may allow and the dealers may reallow a concession not in excess of [ ]% of the initial principal amount of the Class B Notes.

     The underwriters of the Class C Notes have advised the trust and the trust depositor that the underwriters propose initially to offer the Class C Notes to the public at the price set forth on the cover page hereof and to dealers at such price less a selling concession not in excess of [ ]% of the initial principal amount of the Class C Notes. The underwriters may allow and the dealers may reallow a concession not in excess of [ ]% of the initial principal amount of the Class C Notes.

     The respective underwriting agreements provide that Heller Financial and the trust depositor, jointly and severally, will indemnify the underwriters of the offered notes against some civil liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments the respective underwriters may be required to make.

     There is currently no secondary market for the notes and you should not assume that one will develop. The underwriters currently expect, but are not obligated to make a market in the offered notes. You should not assume that any such market will develop, or if one does develop, that it will continue or provide sufficient liquidity.

     Until the distribution of the offered notes is completed, rules of the Securities and Exchange Commission may limit the ability of the underwriters and some selling group members to bid for and purchase the offered notes. As an exception to these rules, the underwriters are permitted to engage in some transactions that stabilize the price of the offered notes. These transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the offered notes.

     Some of the persons participating in this offering may engage in transactions that affect the price of the offered notes. These transactions may include the purchase of the offered notes to cover syndicate short positions. If the underwriters create a short position in the offered notes in connection with the offering, i.e., if it sells more notes than are set forth on the cover page of this prospectus, the underwriters may reduce that short position by purchasing such classes of notes in the open market. In general, purchases of a security to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

     Neither the originators nor the underwriters make any representations or prediction as to the direction or magnitude of any effect that the transactions described above, if engaged in, may have on the prices of the offered notes. In addition, neither the originators nor the underwriters make any representation that the underwriters will engage in those transactions or that those transactions, once commenced, will not be discontinued without notice.

     In addition, [    ] will act as the private placement agent for the trust
depositor in connection with the sale of the Class D Notes and will receive compensation therefor.

     In the ordinary course of its business, the underwriters and their affiliates have engaged and may engage in commercial banking and investment banking transactions with Heller Financial and its affiliates, including the trust depositor and Heller Financial Leasing, Inc.

Rating of the Notes


     It is a condition to the issuance of the notes that they receive the following ratings from the following rating agencies:



Class              Moody's Investors Service  Fitch IBCA, Inc.  Duff & Phelps Credit Rating Co.
---------------    -------------------------  ----------------  -------------------------------

Class A-1 Notes    P-1                        F1+/AAA           D-1+

Class A-2 Notes    Aaa                        AAA               AAA

Class A-3 Notes    Aaa                        AAA               AAA

Class A-4 Notes    Aaa                        AAA               AAA

Class B Notes      A1                         A+                A+

Class C Notes      Baa2                       BBB               BBB


     The rating will reflect only the views of the rating agencies and will be based primarily on the subordination of some classes of notes to other classes of notes as described in this prospectus, as well as the value and creditworthiness of the contracts and equipment. The ratings are not a recommendation to purchase, hold or sell the notes, since the ratings do not comment as to market price or suitability for a particular investor. Each rating may be subject to revision or withdrawal at any time by the assigning rating agency. There is no assurance that any rating will continue for any period of time or that it will not be lowered or withdrawn entirely by the rating agency if, in its judgment, circumstances so warrant. A revision or withdrawal of the rating may have an adverse affect on the market price of the notes. The rating of the notes addresses the likelihood of the timely payment of interest and the ultimate payment of principal on the notes as required by their terms. The rating does not address the rate of prepayments that may be experienced on the contracts and, therefore, does not address the effect of the rate of prepayments on the return of principal to you.

Legal Matters

     Winston & Strawn, Chicago, Illinois will provide a legal opinion relating to the notes in its capacity as special counsel to the trust, the trust depositor, the originators, the servicer and the administrator. Other legal matters for the underwriters will be passed upon by Cadwalader, Wickersham & Taft, New York, New York.

Experts

     The balance sheet and footnote of Heller Equipment Asset Receivables Trust 1999-1 as of March 2, 1999 included in this prospectus and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report on page 124 and are included in this prospectus in reliance upon the authority of Arthur Andersen LLP as experts in giving said reports.

                       REPORT OF INDEPENDENT ACCOUNTANTS
                       ---------------------------------



To Heller Equipment Asset Receivables Trust 1999-1:

We have audited the accompanying balance sheet of Heller Equipment Asset Receivables Trust 1999-1 (a Delaware corporation) as of inception, March 2, 1999. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of Heller Equipment Asset Receivables Trust 1999-1 as of inception, March 2, 1999, in conformity with generally accepted accounting principles.


                                            /s/ Arthur Andersen LLP


Chicago, Illinois
March 26, 1999

                HELLER EQUIPMENT ASSET RECEIVABLES TRUST 1999-1
                       BALANCE SHEET AS OF MARCH 2, 1999





Assets-Cash          $0

Beneficial Equity    $0

Liabilities          $0



                          NOTES TO THE BALANCE SHEET

Heller Equipment Asset Receivables Trust 1999-1 (the "Trust") is limited purpose business trust established under the laws of the State of Delaware and was formed on March 2, 1999 by Heller Funding Corporation II (the "Trust Depositor"), and Wilmington Trust Company (the "Owner Trustee") pursuant to the Trust Agreement dated as of March 2, 1999 between the Trust Depositor and the Owner Trustee. The activities of the Trust are limited by the terms of the Trust Agreement to acquiring, owning and managing lease and loan contracts and related assets, issuing and making payments on notes and subordinate securities and other activities related thereto. Prior to and including March 2, 1999, the Trust did not conduct any activities.

The Trust Depositor will pay all fees and expenses related to the organization and operations of the Trust (including any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States or any other domestic taxing authority upon the Trust). The Trust Depositor has also agreed to indemnify the Trustees and certain other persons.

                                INDEX OF TERMS

Additional Principal................................................    80
CEDEL...............................................................    95
Class A Percentage..................................................    81
Class A Principal Payment Amount....................................    81
Class A Target Investor Principal Amount............................    81
Class B Floor.......................................................    81
Class B Percentage..................................................    82
Class B Principal Payment Amount....................................    82
Class B Target Investor Principal Amount............................    82
Class C Floor.......................................................    82
Class C Percentage..................................................    82
Class C Principal Payment Amount.................................... 82,83
Class D Percentage..................................................    83
Class D Principal Payment Amount....................................    83
Class D Target Investor Principal Amount............................    83
Code Plans..........................................................   119
Cumulative Loss Amount..............................................    83
DTC.................................................................    95
ERISA Plans.........................................................   119
Euroclear...........................................................    95
Excess Contract.....................................................   105
Excluded Amounts....................................................    76
Overcollaterization Balance.........................................    84
Plans...............................................................   119
PTCE................................................................   120
Required Holders....................................................    88
Required Reserve Amount.............................................    84

     Until 90 days after the date of this prospectus, all dealers effecting transactions in the securities offered by this prospectus, whether or not participating in this distribution, may be required to deliver this prospectus. This is in addition to the obligation of dealers to deliver this prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                 $380,471,421


                Heller Equipment Asset Receivables Trust 1999-1

     $129,943,946 [    ]% Class A-1 Receivable-Backed Notes, Series 1999-1
     $ 65,665,118 [    ]% Class A-2 Receivable-Backed Notes, Series 1999-1
     $137,124,218 [    ]% Class A-3 Receivable-Backed Notes, Series 1999-1
     $ 30,356,196 [    ]% Class A-4 Receivable-Backed Notes, Series 1999-1
     $  9,656,635 [    ]% Class B Receivable-Backed Notes, Series 1999-1
     $  7,725,308 [    ]% Class C Receivable-Backed Notes, Series 1999-1

                        Heller Funding Corporation II,

                                trust depositor
                            Heller Financial, Inc.,

                                   servicer

                     ------------------------------------
                                  PROSPECTUS
                     ------------------------------------

                       FIRST UNION CAPITAL MARKETS CORP.
                       CREDIT SUISSE FIRST BOSTON
                       MORGAN STANLEY DEAN WITTER

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution

The following is an itemized list of the estimated expenses to be incurred in connection with the offering of the securities being offered hereunder other than underwriting discounts and commissions.


     SEC Registration Fee                        $110,244
     Printing and Engraving Expenses               45,000
     Trustee's Fees and Expenses                   20,000
     Legal Fees and Expenses                      200,000
     Blue Sky Fees and Expenses                     8,000
     Accountants' Fees and Expenses                45,000
     Rating Agency Fees                           107,000
     Miscellaneous Fees                            32,500

     Total                                       $567,744

___________________________
* All amounts except the SEC Registration Fee are estimates of expenses incurred or to be incurred in connection with the issuance and distribution of the offered notes in an aggregate principal amount assumed for these purposes to be equal to $396,563,800 of Securities registered hereby.

Item 14.  Indemnification of Directors and Officers

The General Corporation Law of Delaware (Section 145) gives Delaware corporations broad powers to indemnify their present and former directors and officers and those affiliated corporations against expenses incurred in the defense of any lawsuit to which they are made parties by reason of being or having been such directors or officers, subject to specified conditions and exclusions; gives a director or officer who successfully defends an action the right to be so indemnified; and authorizes said corporation to buy director's and officers' liability insurance. Such indemnification is not exclusive of any other right to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or otherwise.

Heller Financial has also purchased liability policies which indemnify the Registrant's officers and directors against loss arising from claims by reason of their legal liability for acts as officers and directors, subject to limitations and conditions as set forth in the policies.

Pursuant to agreements which the Registrant may enter into with underwriters or agents (forms of which will be included as exhibits to this registration statement), officers and directors of the Registrant, and affiliates thereof, may be entitled to indemnification by such underwriters or agents against certain liabilities, including liabilities under the Securities Act of 1933, as amended, arising from information which has been or will be furnished to the Registrant by such underwriters or agents that appears in the registration statement or any prospectus.

Item 15.  Recent Sales of Unregistered Securities

The Registrant intends to offer to sell approximately $8,052,057 aggregate principal amount of Class D Receivable-Backed Notes, Series 1999-1 to accredited investors pursuant to Section 4(2) of the Securities Act of 1933, as amended. The private placement agent for such securities will be First Union Capital Markets Corp.

Item 16.  Exhibits and Financial Statements

          Exhibits
1.1       Form of Underwriting Agreement
3.1       Certificate of Incorporation of the trust depositor
3.2       Bylaws of the trust depositor
4.1       Form of Trust Agreement (including form of certificate)
4.2       Form of Indenture (including form of notes)
5.1       Opinion of Winston & Strawn with respect to legality**

8.1       Opinion of Winston & Strawn with respect to tax matters**
10.1      Form of Sale and Servicing Agreement
10.2      Form of Administration Agreement
23.1      Consent of Winston & Strawn (included in Exhibit 5.1)*
23.2      Consent of Arthur Andersen LLP
24.1      Power of Attorney (included on signature page)*
25.1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of indenture trustee
__________________________________
*Previously filed.
**Replaces previously filed exhibit

Item 17.  Undertakings

     The undersigned Registrant hereby undertakes:

     (a) That insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 14 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the act and will be governed by the final adjudication of such issue.

     (b) That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

     (c) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on March 29, 1999.

                          Heller Equipment Asset Receivables Trust 1999-1
                          By:  Heller Funding Corporation II, as trust depositor


                          By: /s/ David R. Schmuck
                             ----------------------------------------
                          Title: Vice President


                          Heller Funding Corporation II, as the trust depositor


                          By: /s/ David R. Schmuck
                             ----------------------------------------
                          Title: Vice President

     Pursuant to the requirements of the Act, this registration statement has been signed by the following persons in the capacities indicated on March 29, 1999:


Signature                     Title
---------                     -----

***                           Chief Executive Officer and Director (Principal
---------------------------   Executive Officer)
Name: Lauralee E. Martin

***                           Chief Financial Officer (Principal Financial and
---------------------------   Accounting Officer)
Name: Lawrence G. Hund

***                           Director
---------------------------
Name: Deepak Rai

***                           Director
---------------------------
Name: Peter Sorensen


***/s/ David R. Schmuck
   ------------------------
       David R. Schmuck
       Attorney-in-Fact

Registration No. 333-70507


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                             _____________________

                                   FORM S-1
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933


                             _____________________



                         HELLER FUNDING CORPORATION II
            (Exact name of Registrant as specified in its charter)

                             _____________________


                                EXHIBIT VOLUME

                                 EXHIBIT INDEX

1.1     Form of Underwriting Agreement
3.1     Certificate of Incorporation of the trust depositor
3.2     Bylaws of the Company
4.1     Form of Trust Agreement (including form of certificate)
4.2     Form of Indenture (including form of notes)
5.1     Opinion of Winston & Strawn with respect to legality**
8.1     Opinion of Winston & Strawn with respect to tax matters**
10.1    Form of Sale and Servicing Agreement
10.2    Form of Administration Agreement
23.1    Consent of Winston & Strawn (included in Exhibit 5.1)*
23.2    Consent of Arthur Andersen LLP
24.1    Power of Attorney (included on signature page)*
25.1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of indenture trustee
__________________________________
 *Previously filed
**Replaces previously filed exhibit